As Filed with the Securities and Exchange Commission on August 23, 1999

                                               Registration No. ________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   FORM S-1

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
           (Exact name of registrant as specified in its charter)

                                   DELAWARE
                            [State of organization]

               6289                                        51-0387638
       (Primary SIC Number)                               (I.R.S. EIN)

                         c/o Corporate Systems, Inc.
                             101 N. Fairfield Dr.
                               Dover, DE 19901
                          Telephone:  (302) 697-2139
  (address and telephone number of registrant's principal executive offices)

                             Ms. Shira Del Pacult
                               5916 N. 300 West
                            Fremont, Indiana 46737
             Telephone:  (219) 833-1306; Facsimile (219) 833-4411
     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                        William Sumner Scott, Esquire
                           The Scott Law Firm, P.A.
                              5121 Sarazen Drive
                             Hollywood, FL  33021
                   (954) 964-1546; Facsimile (954) 964-1548

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount being    Maximum Offering     Maximum Aggregate  Amount of
of Securities Being  Registered:(1)  Price Per Unit: (2)  Offering Price:    Registration Fee:
Registered:

Limited Partnership  7,000           $1,000               $7,000,000         $1,946
Interests ("Units")

(1) This amount is based upon the number of Units to be initially offered. The exact number of Units issued will vary because of the issuance of additional Units for interest earned during the Escrow period.

(2) Initial offering price per Unit prior to the sale of the Minimum; after sale of Minimum, trading will commence and the sales price per Unit will fluctuate each month to reflect expenses and additions and subtractions for trading results.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

*******************************************************************************
                 Bromwell Financial Fund, Limited Partnership
                                    Issuer

                  7,000 Units of Limited Partnership Interest

        Sold at $1,000 per Unit Until the Minimum of 700 Units is Sold

These securities are highly speculative and involve a high degree of risk. Consider carefully the risk factors beginning on page 3 of this prospectus.

Our business is the speculative trading in futures, commodity options and forward contracts selected by professional commodity trading advisors.

This partnership will pay substantial fixed management fees and commission costs. There is no guarantee that you will receive a return on your investment.

Transfer of your Units will be restricted and there are limitations on your right to surrender your Units in return for their value (redemption). No public market for the Units exists and none is expected to develop.

This partnership will not make distributions. To receive a return on your investment, you must use our redemption procedure.

Although you will not receive distributions, you must pay Federal and state income taxes on your share of any profits earned by this partnership.

The General Partner and affiliates have conflicts of interest with regard to the management of this partnership.

The General Partner has limited experience in the management of commodity pools.

Bromwell Financial Fund, Limited Partnership, (also referred to as Us or Our or We):

* is a Delaware limited partnership formed on January 12, 1999

* is managed by two general partners (collectively referred to as the "General Partner"):

  * Belmont Asset Management, Inc., a Delaware corporation, and

  * Ms. Shira Del Pacult

* is a registered commodity pool which employs independent commodity trading advisors to trade:

  * futures, commodity options, and forward contracts on:

    * currencies, interest rates, energy products, agricultural products, metals, and stock indices

* grants sole management control to the General Partner, including:

  * the right to employ, terminate and change the equity assigned to the commodity trading advisors

You, the Investor:

* when you carefully read this document, called a prospectus, you will learn the information necessary for you to make an informed decision before you invest

* must purchase at least $25,000 in Units (though the General Partner may reduce this to no less than $5,000)

* will receive your investment back, with interest, if the minimum number of Units ($700,000 worth) have not been sold within one year of the date of this prospectus

The Commodity Futures Trading Commission has not passed upon the merits of participating in this pool nor has the Commission passed on the adequacy or accuracy of this disclosure document.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                   Initial Price   Sales Commissions(2)    Proceeds to
                    to Public(1)                          Partnership(3)
Per Limited
Partnership Unit   $    1,000      $0                     $    1,000
Total Minimum(4)   $  700,000      $0                     $  700,000
Total Maximum	 $7,000,000      $0                     $7,000,000

See Notes on page i

                          Futures Investment Company
                   5916 N. 300 West - Fremont, Indiana 46737
                          Telephone:  (219) 833-1306
                           Sales Agent/Broker-Dealer

               The date of this prospectus is August 23, 1999


NOTES:

(1)	We initially offer our partnership Units at $1,000 per Unit.   The
General Partner established this price. It is not based upon either past or projected future earnings. Once a total of $700,000 in value (700 Units) is sold, we will commence business. If you are purchasing Units after the commencement of business, the sale will be effective on the first day of the month after we receive your documents and check. At such time, the sales price will be the net unit value as of the last day of the previous month. The net unit value is computed by taking the value on the first day of the month, adding the gains, and deducting the losses, expenses, and reserves.

The sales agent selected by the General Partner to offer the Units is Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, (219) 833-1306, a National Association of Securities Dealers, Inc. registered broker-dealer. Futures Investment Company will sell the Units on a best efforts basis, which means it will try, but will not guarantee, the sale of Units. The General Partner or Futures Investment Company may allow other registered broker dealers to also sell Units.

(2)	There will be no sales commission charged.

(3)	We will receive all sales proceeds before the offering expenses and fees (estimated to be $47,000) are deducted. These expenses will be deducted from the partnership and paid to the General Partner when the minimum offering amount is sold and we commence business. An additional $5,000 in organizational expenses will be divided by 60 months and paid to the General Partner from the fund each month. When partners are added after the minimum has been sold, they will be charged their pro-rata share of the offering and organizational expenses. We will then pay you a pro-rata share of the subsequent payments so that all partners pay approximately the same amount toward these expenses.

Your investment will be deposited into a capital account in your name which will hold your share of the partnership's assets and will reflect gains as well as deductions for losses, expenses, and reserves.

(4)	Before we may start business, 700 Units ($700,000 worth) (excluding those purchased by the General Partner) must be sold within one year of the date of this prospectus, or within an extended offering period established by the General Partner. Until 700 Units are sold, your investment and subscription documents will be deposited to an escrow account in the name of this partnership at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, the escrow agent. The General Partner may accept or reject subscriptions during the escrow period within five (5) business days of receipt and, after break of escrow, at anytime before the last day of the month in which the subscription is received.

Upon the sale of 700 Units:

* all cash, including interest earned, and subscription documents will be delivered by Star Financial Bank to the General Partner

* the interest earned on your subscription during the escrow period will be deposited to your partnership account and you will receive additional Units at the rate of $1,000 per Unit (rounded in the case of fractional Units to three decimal points)

* we will commence trading operations

* we will continue to sell Units (up to a total value of $7,000,000) until they are either all sold or the General Partner elects to suspend sales

If 700 Units have not been sold within the first year, your investment and subscription documents, plus your prorated share of any interest earned, will be returned to you by Star Financial Bank as soon as possible.

       Commodity Futures Trading Commission - Risk Disclosure Statement

You should carefully consider whether your financial condition permits you to participate in a commodity pool. In so doing, you should be aware that futures and options trading can quickly lead to large losses as well as gains. Such trading losses can sharply reduce the net asset value of the pool and consequently the value of your interest in the pool. In addition, restrictions on redemptions may affect your ability to withdraw your participation in the pool.

Further, commodity pools may be subject to substantial charges for management, and advisory and brokerage fees. It may be necessary for those pools that are subject to these charges to make substantial trading profits to avoid depletion or exhaustion of their assets. This disclosure document contains a complete description of each expense to be charged this pool at page 3 and a statement of the percentage return necessary to break even, that is, to recover the amount of your initial investment, at page 10.

This brief statement cannot disclose all the risks and other factors necessary to evaluate your participation in this commodity pool. Therefore, before you decide to participate in this commodity pool, you should carefully study this disclosure document, including a description of the principal risk factors of this investment, at page 3.

You should also be aware that this commodity pool may trade foreign futures or options contracts. Transactions on markets located outside the united states, including markets formally linked to a united states market, may be subject to regulations which offer different or diminished protection to the pool and its participants. Further, united states regulatory authorities may be unable to compel the enforcement of the rules of regulatory authorities or markets in non-united states jurisdictions where transactions for the pool may be effected.

Notice To All Purchasers

Until 90 days after the date hereof, all dealers effecting transactions in the units, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters or best efforts sellers.
The selling agent and additional sellers must also deliver any supplemented or amended prospectus issued by the partnership.

No dealer, salesman, officer, employee or agent of the partnership or the general partner and or any other person has been authorized, in connection with this offering, to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the partnership, the general partner, the selling agents, or any other person connected with this offering. This prospectus speaks as of the date of its issuance. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the partnership since the date of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any units by anyone in any state in which such offer, solicitation, or purchase is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

The regulations of the Commodity Futures Trading Commission require that no commodity pool operator may solicit, accept or receive funds, securities or other property from a prospective participant in a commodity pool without first delivering a disclosure document (this "prospectus") to such prospective participant. The general partner must furnish all partners annual and monthly reports complying with Commodity Futures Trading Commission and National Futures Association requirements. The annual reports will contain certified and audited, and the monthly reports unaudited, financial information in regard to the operation of the partnership and its general partner.

Bromwell Financial Fund, Limited Partnership, is not a mutual fund and is not subject to regulation under the Investment Company Act of 1940. Consequently, investors will not have the benefit of the protective provisions of such legislation.

Investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time. Accordingly, the units may be sold, assigned, transferred or otherwise disposed of only in accordance with the terms of the limited partnership agreement, including the consent of the general partner. No public market exists or is expected to develop for the units and, consequently, prospective investors who desire liquidity should not purchase the units. Each investor (purchaser of units) must meet the following suitability standards: (i) an investor must have (a) had an annual gross income in excess of $45,000 in the last calendar year and reasonably expects to have gross income in excess of $45,000 for the current year together with a net worth, exclusive of principal residence, home furnishings, and automobile of $45,000; or (b) the investor has a net worth (exclusive of principal residence, home furnishings and automobile) in excess of $150,000; and (ii) the investor is represented by a purchaser representative or otherwise demonstrates to the general partner sufficient knowledge to accept the risks of this investment. A general partnership or other entity making investment must meet the financial suitability requirements prescribed for natural persons. A qualified pension, profit-sharing or Keogh employee plan, the fiduciary for such plan, or the donor of any such plan who directly or indirectly supplies the funds to purchase an interest (the "Units") in the partnership must meet the minimum financial suitability standards. "Accredited investors", as that term is defined under regulation D of the act, who have a net worth in excess of $1,000,000 are deemed to have such knowledge and experience in financial business matters as to be capable of evaluating the merits and risks of the proposed investment and, at the time of purchase of a $25,000 unit, can afford a complete loss.

The act and the securities laws of certain states grant purchasers of securities sold, either in violation of the registration or qualification provisions of such laws or within certain time limitations, the right to rescind their purchase of such securities and to receive back their consideration paid, plus interest. Many of these laws which grant the right of rescission also provide that suits for such violations must be brought within a specified time, usually one year from discovery of facts constituting such violation. Should any investor institute an action on the theory that the offering conducted as described herein was required to be registered or qualified, the partnership will contend that the contents of this prospectus provided notice of sufficient facts to commence the time from which an action for rescission should have been brought. Also, should any investor contend the offer was not qualified for presentation or the investor not suitable to make such investment, the general partner will plead reliance upon the information supplied by the investor in the subscription documents.

Specific Notices

Notice to California Investors

California residents are required to have a liquid net worth of $100,000 and annual income of $50,000 to be able to purchase partnership interests in this commodity pool. The transfer of the limited partnership interests offered and sold pursuant to this offering can not be resold or transferred without permission of the general partner and fulfillment of other terms and conditions contained in the partnership agreement. Accordingly, (a) the limited partnership, as issuer of a security upon which a restriction on transfer has been imposed must cause a copy of rule 260.141.11 to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee; and, (b) it is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the commissioner (until this condition is removed pursuant to section 260.141.12 of these rules), except as provided in the code. The certificates, whether upon initial issuance or upon any transfer, shall bear on their face, in capital letters of 10-point size, as follows: "it is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written con-sent of the commissioner of corporations of the state of California, except as permitted in the commissioner's rules".

Notice to Michigan Investors

Investors who are residents of Michigan are required to have a net worth of $225,000 or net worth of $60,000 and taxable annual income of $60,000 to be eligible to invest in this offering of partnership interests in a commodity pool. Net worth in all cases must be calculated exclusive of home, home furnishings and automobiles. In addition, no more than ten percent (10%) of the investor's net worth may be invested in this limited partnership.

Notice to Oregon Investors

Investors who are residents of Oregon are required to have a net worth of $225,000 or net worth of $60,000 and annual income of $60,000 to be eligible to invest in this offering of partnership interests in this commodity pool.

Notice to foreign investors

The securities have been registered with the united states securities and exchange commission and several selected states. However, the securities may not be offered, sold, renounced or transferred, directly or indirectly, in the United States of America, its territories, possessions, and all areas subject to its jurisdiction ("United States" or in Canada (collectively, "North America"), or to or for the benefit of any person who is a national citizen or a resident or normally a resident thereof, the estates of such a person or any corporation or other entity created or organized under any law of the united states or Canada or any political subdivision thereof (collectively referred to as "North American persons") unless (i) the securities are duly registered under the applicable state act, or (ii) an exemption from registration under the applicable state act and the company has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii) such securities are sold on foreign exchange in accordance with procedures approved by such foreign stock exchange

                               TABLE OF CONTENTS

COMMODITY FUTURES TRADING COMMISSION - RISK DISCLOSURE STATEMENT	ii
NOTICE TO ALL PURCHASERS	i
SPECIFIC NOTICES	ii
NOTICE TO CALIFORNIA INVESTORS	ii
NOTICE TO MICHIGAN INVESTORS	II
NOTICE TO OREGON INVESTORS	II
NOTICE TO FOREIGN INVESTORS	II
TABLE OF CONTENTS	v
SUMMARY OF THE OFFERING	1
THE PARTNERSHIP	1
DESCRIPTION OF SECURITIES OFFERED FOR SALE	1
PLAN FOR SALE OF UNITS AND USE OF ESCROW	1
SUBSCRIPTION PROCEDURE	1
BUSINESS OBJECTIVES AND EXPENSES	1
RISK FACTORS	1
CHARGES TO THE PARTNERSHIP	1
USE OF PROCEEDS	2
SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY	2
FEDERAL INCOME TAX ASPECTS	2
REDEMPTIONS	2
DIAGRAM OF PARTNERSHIP STRUCTURE & COMMISSIONS	2
RISK FACTORS	3
THE GENERAL PARTNER HAS LIMITED PRIOR OPERATION EXPERIENCE	3
WE MUST PAY SUBSTANTIAL CHARGES	3
YOU MAY NOT TRANSFER YOUR UNITS	3
YOUR RIGHT OF REDEMPTION IS LIMITED	3
THE PARTNERSHIP DEPENDS UPON MS. PACULT	3
GENERAL PARTNER AND COMMODITY TRADING ADVISOR WILL SERVE OTHER BUSINESSES	3
WE HAVE NO OPERATING HISTORY	4
CONFLICTS OF INTEREST	4
YOU WILL BE TAXED ON PROFITS	4
TRADE METHODS SUBJECT TO CHANGE	4
THE GENERAL PARTNER MAY CHANGE THE COMMODITY TRADING ADVISOR AND ITS ALLOCATION
OF EQUITY WITHOUT NOTICE	4
YOU WILL NOT PARTICIPATE IN MANAGEMENT	4
COMMODITY FUTURES TRADING IS SPECULATIVE	4
LOW SECURITY DEPOSIT IN RELATION TO PRICE MOVEMENT	4
THE GENERAL PARTNER DOES NOT TRADE	5
NO MARKET LIQUIDITY	5
CHANGES IN TRADING EQUITY MAY ADVERSELY AFFECT PERFORMANCE	5
BEGINNING EQUITY MAY BE INSUFFICIENT	5
FAILURE OF COMMODITY BROKERS OR BANKS COULD RESULT IN LOSS OF ASSETS	5
COUNTER-PARTY CREDITWORTHINESS	5
OPTIONS TRADING IS HIGHLY RISKY	5
POSITION LIMITS MAY AFFECT PROFIT POTENTIAL	5
COMPETITION IS INTENSE	6
WE CANNOT ASSURE THAT UNITS NECESSARY TO COMMENCE BUSINESS WILL BE SOLD	6
WE MAY NOT COMMENCE BUSINESS AT AN OPTIMAL TIME FOR MAXIMIZING PROFITS	6
RESIGNATION OF MS. PACULT AS A GENERAL PARTNER AND SUBSEQUENT FAILURE OF BELMONT TO MAINTAIN ITS NET WORTH MAY CAUSE SUSPENSION OF TRADING OR TAXATION AS A
CORPORATION	6
GENERAL PARTNER WILL NOT ADVISE YOU	6
YOU ARE NOT PROTECTED BY THE INVESTMENT COMPANY ACT OF 1940	6
POSSIBILITY OF AUDIT - YOU MAY BE SUBJECT	6
TO AUDIT AND PENALTIES	7
GENERAL PARTNER MAY SETTLE IRS CLAIM NOT IN YOUR BEST INTEREST	7
YOU MAY BE SUBJECT TO BACK TAXES AND PENALTIES	7
CONFLICTS OF INTEREST	7
GENERAL PARTNER, THE COMMODITY TRADING ADVISOR, AND THEIR PRINCIPALS MAY
PREFERENTIALLY MANAGE EQUITY FOR THEMSELVES AND OTHERS	7
POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER MAY LIMIT YOUR
ABILITY TO CONTROL CERTAIN ISSUES	7
GENERAL PARTNER NOT LIKELY TO RESIGN	7
PARTNERSHIP FEES NOT NEGOTIATED	7
EFFECT OF MULTIPLE TRADERS IN THE FUTURE	7
REDEMPTIONS MAY BE DISCOURAGED	8
COMMODITY TRADING ADVISOR MAY ENGAGE IN HIGH RISK TRADING TO GENERATE FEES	8
NO RESOLUTION OF CONFLICTS PROCEDURES	8
INTERESTS OF NAMED EXPERTS AND COUNSEL	8
MANAGEMENT'S DISCUSSION AND ANALYSIS	8
THE PARTNERSHIP	8
THE GENERAL PARTNERS	8
PARTNERSHIP BOOKS AND RECORDS	9
THE COMMODITY TRADING ADVISOR	9
THE ADVISORY CONTRACT	9
BUSINESS OBJECTIVE AND EXPENSES	9
SECURITIES OFFERED	10
MANAGEMENT'S DISCUSSION	11
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER	12
INDEMNIFICATION	12
RELATIONSHIP WITH THE FUTURES COMMISSION MERCHANT AND THE INTRODUCING BROKER	13
RELATIONSHIP WITH THE CTA	13
CHARGES TO THE PARTNERSHIP	14
COMPENSATION OF GENERAL PARTNER	14
COMPENSATION OF THE CTA	14
RESTRICTIONS ON MANAGEMENT FEES	14
FEES TO FUTURES COMMISSION MERCHANT AND COMPENSATION OF INTRODUCING BROKER	15
OTHER EXPENSES	15
CHARGES TO THE PARTNERSHIP	16
INVESTOR SUITABILITY	16
POTENTIAL ADVANTAGES	17
EQUITY MANAGEMENT	17
INVESTMENT DIVERSIFICATION	17
LIMITED LIABILITY	17
ADMINISTRATIVE CONVENIENCE	17
ACCESS TO THE CTA	17
USE OF PROCEEDS	17
DETERMINATION OF THE OFFERING PRICE	18
NO MARKET OR RIGHT OF TRANSFER	18
THE GENERAL PARTNER	18
IDENTIFICATION	18
SHIRA DEL PACULT	18
TRADING BY THE GENERAL PARTNER; INTEREST IN THE POOL	19
NO PRIOR PERFORMANCE AND REGULATORY NOTICE	19
TRADING MANAGEMENT	19
SELECTION OF COMMODITY TRADING ADVISORS	19
ADVISORY AGREEMENT AND POWER OF ATTORNEY	19
NO AFFILIATION WITH COMMODITY TRADING ADVISOR	19
RIGHTS OF THE GENERAL PARTNER WITH RESPECT TO COMMODITY TRADING ADVISOR
SELECTION AND ALLOCATION OF EQUITY	19
THE COMMODITY TRADING ADVISOR	20
BUSINESS BACKGROUND	20
DESCRIPTION OF TRADING PROGRAM	20
PERFORMANCE RECORD OF THE COMMODITY TRADING ADVISOR	21
ANSBACHER INVESTMENT MANAGEMENT, INC. - COMPOSITE	21
PERFORMANCE RECORD OF FREMONT FUND, LIMITED PARTNERSHIP	22
PERFORMANCE RECORD OF ATLAS FUTURES FUND, LIMITED PARTNERSHIP	23
THE FUTURES COMMISSION MERCHANT	23
FEDERAL INCOME TAX ASPECTS	24
SCOPE OF TAX PRESENTATION	24
NO LEGAL OPINION AS TO CERTAIN MATERIAL TAX ASPECTS	24
PARTNERSHIP TAX STATUS AND NET WORTH OF THE GENERAL PARTNER	24
NO IRS RULING	25
TAX OPINION	25
PASSIVE LOSS AND UNRELATED BUSINESS INCOME TAXES RULES	26
BASIS LOSS LIMITATION	26
AT-RISK LIMITATION	26
INCOME AND LOSSES FROM PASSIVE ACTIVITIES	26
ALLOCATION OF PROFITS AND LOSSES	26
TAXATION OF FUTURES AND FORWARD TRANSACTIONS	27
SECTION 988 FOREIGN CURRENCY TRANSACTIONS	27
CAPITAL GAIN AND LOSS PROVISIONS	27
BUSINESS FOR PROFIT	27
SELF-EMPLOYMENT INCOME AND TAX	27
INDIVIDUAL ALTERNATIVE MINIMUM TAX	27
INTEREST RELATED TO TAX EXEMPT OBLIGATIONS	28
NOT A TAX SHELTER	28
TAXATION OF FOREIGN PARTNERS	28
PARTNERSHIP ENTITY-AUDIT PROVISIONS-PENALTIES	28
EMPLOYEE BENEFIT, RETIREMENT PLANS AND IRA'S	28
THE LIMITED PARTNERSHIP AGREEMENT	29
FORMATION OF THE PARTNERSHIP	29
UNITS	29
MANAGEMENT OF PARTNERSHIP AFFAIRS	29
ADDITIONAL OFFERINGS	29
PARTNERSHIP ACCOUNTING, REPORTS, AND DISTRIBUTIONS	29
FEDERAL TAX ALLOCATIONS	30
TRANSFER OF UNITS ONLY WITH CONSENT OF THE GENERAL PARTNER	30
TERMINATION OF THE PARTNERSHIP	30
MEETINGS	30
REDEMPTIONS	30
PLAN FOR SALE OF UNITS	31
THE SELLING AGENT	31
ESCROW AND COMMENCEMENT OF BUSINESS	31
SUBSCRIPTION PROCEDURE	31
SUBSCRIPTION AMOUNTS	32
REVOCATION	32
NET WORTH TESTS	32
LEGAL MATTERS	32
LITIGATION AND CLAIMS	32
LEGAL OPINION	32
EXPERTS	32
ADDITIONAL INFORMATION	33

FINANCIAL STATEMENTS

A. BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
   Audited Financial Statements as of August 4, 1999 - Notes to Statement of Financial Condition

B. BELMONT CAPITAL MANAGEMENT, INC.
   Audited Financial Statements as of August 4, 1999 - Notes to Statement of Financial Condition

APPENDIX I - COMMODITY TERMS AND DEFINITIONS; STATE REGULATORY GLOSSARY

EXHIBIT A -  LIMITED PARTNERSHIP AGREEMENT

EXHIBIT B -  REQUEST FOR REDEMPTION

EXHIBIT C -  SUITABILITY INFORMATION

EXHIBIT D -  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

EXHIBIT E -  ESCROW AGREEMENT

EXHIBIT F -  INVESTMENT ADVISORY CONTRACT


Summary of the Offering

This summary is to assist your understanding of the offer. To be certain you have a full understanding of the risks of this investment, you must carefully review the entire document, including the exhibits.

The Partnership

Bromwell Financial Fund, Limited Partnership:

* is a Delaware limited partnership organized on January 12, 1999

* maintains its main business office at c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901, (302) 697-2139

* is operated pursuant to a limited partnership agreement which is included as Exhibit A

* The Partnership is managed and controlled by Belmont Capital Management, Inc., a Delaware corporation, and Shira Del Pacult (collectively they are referred to as the General Partner):

The General Partner employs independent professional trading managers called commodity trading advisors (CTAs) to select trades for the partnership

Description of Securities Offered for Sale

We are offering $7,000,000 units of limited partnership interest (Units) at a value per Unit which was initially established by the General Partner at $1,000.

Plan For Sale of Units And Use of Escrow

All sales will be by using our best efforts, which means we will try, but not guarantee, that any units will be sold.

Subscription Procedure

To purchase Units, you must:

* complete and execute a subscription agreement (Exhibit D), and deliver your executed subscription documents and check for your investment, which should be made payable, if the minimum Units have not been sold, to the escrow agent "Star Financial Bank-Escrow Agent for Bromwell Financial Fund, LP" and, after the sale of the minimum, payable to "Bromwell Financial Fund, L. P."

* pay for at least $25,000 in Units, though the General Partner may reduce this amount to not less than $5,000.

And you must have at least:

* a minimum net worth (exclusive of home, home furnishings and automobiles) of $150,000, or

* a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (exclusive of home, home furnishings and automobiles).

The State where you live may impose higher net worth and income requirements regarding your purchase of Units.

Business Objectives and Expenses

We are organized to be a commodity pool to engage in the speculative trading of futures, commodity options, and forward contracts. We do not anticipate you will receive distributions and cannot guarantee that we will meet our objectives or avoid substantial losses.

We are subject to substantial charges. To return your initial investment at $1,000 per Unit after one year, we must earn a profit of 23.57%, if the minimum number of Units are sold, or 15.86%, if the maximum number of Units are sold. Although you will not receive distributions, you will pay Federal, state and local taxes upon the profits, if any.

Risk Factors

Investment in the Units is speculative, illiquid, and highly risky. You should purchase Units only if you can afford to lose your entire investment. There are several risk factors to consider before investing in this partnership, especially those printed on the cover of this prospectus. For a complete description, see the Risk Factors section beginning on page 3.

Charges To The Partnership

* we will pay Belmont Capital Management, Inc. a monthly management fee of 1/4 of 1% (3% annually) of our net asset value

* we will pay Ansbacher Investment Management, Inc., the commodity trading advisor:

  * a monthly management fee of 1/12 of 1% (1% annually) on the assets assigned to it for trading, and

  * a quarterly incentive fee of 20% on all new net profits it has generated for the partnership

* we will pay the introducing broker, Futures Investment Company, a monthly fixed commission of 11/12 of 1% (11% annually) on the assets assigned for trading, from which it will pay the annual 4% brokerage commissions to the futures commission merchant and the annual 6% trailing commission to the sales persons who sold the Units.

* the introducing broker will pay the futures commission merchant, Vision Limited Partnership, a fixed monthly fee of 1/3 of 1% (4% annually) on our assets on deposit to pay brokerage commissions

* after the first year, annual accounting and audit costs are estimated to be $18,000 and legal to be $5,000.

Use Of Proceeds

After we commence business, Belmont Capital Management, Inc. will be reimbursed for its advance of the offering expenses (estimated to be $47,000) and organizational expenses (which were $5,000). Upon the sale of additional Units, we will charge the new limited partners their allocated portion of the previously paid expenses to reimburse the prior partners. The General Partner will apply the remaining partnership assets toward trading commodities and toward cash reserves.

Selection Of Commodity Trading Advisors And Allocation Of Equity

The General Partner selects the commodity trading advisors which will trade on behalf of the Partnership. At the commencement of trading, the General Partner expects to use only one trading advisor, Ansbacher Investment Management, Inc. The trading advisor will be solely responsible for making trades, and neither the General Partner or you will approve trades made. The General Partner, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any such advisor.

Federal Income Tax Aspects

Although you will not be paid distributions, you will be have to pay income taxes on profits and interest, if any.

Redemptions

You may request the General Partner to accept the surrender of your Units for cash. The General Partner will try to comply with all redemption requests, but may not be able to because of insufficient liquid assets. No redemptions will be made during the first 6 months of operation. We will charge 4% of the redeemed Units' value if you request redemption at the end of the 6th month. Thereafter, we will reduce the redemption fee by 1% for every 6 months you remain in the partnership. See, The Limited Partnership Agreement, Redemptions

                Diagram of Partnership Structure & Commissions
                 Bromwell Financial Fund, Limited Partnership

[Diagram omitted]

Risk Factors

Investment in the Units is speculative, illiquid, and highly risky. You should purchase Units only if you can afford to lose your entire investment. All of the following risks, except payment of fixed expenses, are present without regard to the number of Units sold.

The General Partner Has Limited Prior Operation Experience

Belmont Capital Management, Inc., the corporate general partner, is a recently formed Delaware corporation. It has not previously operated a commodity pool or engaged in any other business. Ms. Pacult, the other general partner, has not individually operated a commodity pool. However, Ms. Pacult currently manages the corporate general partners of two other commodity pools. She also has over eighteen years of experience selecting commodity trading advisors to manage individual investor accounts, and explaining to investors how individual managed futures accounts are administered.

We Must Pay Substantial Charges

We must pay substantial charges, which must be paid before you will realize a profit. They are:

* fixed brokerage commissions of 11% per year upon the assets assigned for trading

* a management fee to the General Partner of 3% per year of our net assets

* a management fee on the equity assigned to the commodity trading advisor of 1% per year

* yearly expenses estimated at $23,000, ($18,000 in accounting and audit charges and $5,000 in legal)

* offering expenses estimated to be $47,000 to be paid upon commencement of business

* organizational expenses of $5,000, amortized on a straight line method over the first 5 years of our operation

* variable operating expenses (such as incentive fees to the CTA, telephone, postage, and office supplies), and

* extra-ordinary expenses (such as claims and defense of claims from brokers, partners, and other parties).

The incentive fees will be determined on a quarterly, basis and will be paid to the commodity trading advisor. We may be subject to substantial incentive fees in the initial quarters of any given year which will not be refunded, even if we experience subsequent losses which produce a net loss for that year. See Charges to the Partnership.

You May Not Transfer Your Units

You can assign or transfer your units only with the consent of the General Partner, which will probably withhold its consent to protect our right to be
taxed as a partnership, and not as a corporation.   See Tax Aspects and The
Limited Partnership Agreement, Transfer Of Units Only With Consent Of The General Partner and the Limited Partnership Agreement (Exhibit A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. See The Limited Partnership Agreement, Redemptions.

Your Right Of Redemption Is Limited

Our redemption procedures provide:

* you will be charged a fee that decreases with time over the first two years of your investment

* it must be approved by the General Partner, and

* it may not be granted if we do not have enough liquid assets.

Redemption only occurs at the end of the month and is based upon the value of each Unit at that time. You may be prevented from redeeming your Units before they are significantly devalued. See The Limited Partnership Agreement, Exhibit A, Redemptions.

Further, substantial redemption requests could adversely affect us by:

* the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or

* the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The Partnership Depends upon Ms. Pacult

You will be rely entirely on the ability of the General Partner to select and monitor the commodity trading advisor or advisors selected for the partnership. Ms. Pacult is the individual general partner and the sole principal and officer of the corporate general partner.

If Ms. Pacult becomes unable to perform her duties, we would have to cease operations and trading until a replacement could be found.

General Partner And Commodity Trading Advisor Will Serve Other Businesses

Both general partners expect to manage additional pools in the future which may use the commodity trading advisor (and, thus, trading methods similar to ours).  They may also use Futures Investment Company, the introducing broker,
to negotiate better terms for clearing and other services.   The commodity
trading advisor currently manages other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. Although the commodity trading advisor intends to use similar trading methods for all accounts it manages, it may vary those methods slightly. We cannot guarantee our trading results will be similar to or better than any of the trading advisor's other accounts. Our business could be adversely affected by the failure of either Ms. Pacult (the individual general partner and also the sole principal of the corporate general partner) or the trading advisor to devote sufficient time to the partnership affairs. See Risk Factors, Trading Management, and The Commodity Trading Advisor.

We Have No Operating History

Because we are a newly formed commodity pool, we have no history of generating profits or losses.

Conflicts Of Interest

Before investing in this partnership, you must consider certain actual and potential conflicts of interest that exist in our structure and operation. Specifically, Ms. Pacult is also a principal of Futures Investment Company, the introducing broker and selling agent. Therefore, the General Partner will probably not replace Futures Investment Company as the introducing broker because (1) it is paid 11% in fixed commissions to pay round-turn brokerage commissions and trailing commissions and (2) the selling agent pays her 6% in trailing commissions.

In addition, because the selling agent is affiliated with the General Partner, no independent due diligence of this offering will be conducted for your protection. See Risk Factors, Conflicts of Interest, and the Limited Partnership Agreement (Exhibit A).

You Will Be Taxed On Profits

We do not intend to make cash distributions from profits.   Regardless of
whether distributions have been made, if we realize profits for a fiscal year, you will pay taxes.

Also, we might sustain losses which offset our profits after the end of the year. So you might never receive a distribution equal to your share of our prior year's taxable income. See Federal Income Tax Aspects and The Limited Partnership Agreement (Exhibit A).

Trade Methods Subject To Change

We rely upon a single commodity trading advisor to generate profits pursuant to an Advisory Contract and Power of Attorney (Exhibit F). Either the General Partner or the trading advisor may terminate their relationship at any time. If this happens, or if the trading advisor becomes unable to serve us for any other reason, the General Partner would have to find one or more alternate trading advisors. We cannot guarantee that any alternate trading advisors will trade as profitably as the original trading advisor, or that they will be retained on as favorable terms. Also, any new trading advisors will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees.

The General Partner May Change The Commodity Trading Advisor And Its Allocation Of Equity Without Notice

Without prior notice to you, the General Partner may change the commodity trading advisor and the amount of equity allocated to it at any time, for any reason.

You Will Not Participate In Management

You may not manage or conduct our business in any way or you would be a general partner, which is not allowed by the Limited Partnership Agreement (Exhibit A).

Commodity Futures Trading Is Speculative

Commodity futures, forward, and option contract prices are highly volatile.
Specifically:

* price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates

* governments, exchanges, and other market authorities intervene to influence prices

* even if the analysis of the fundamental conditions by the commodity trading advisor is correct, prices still may not react as predicted

* it is possible for most of our open positions to be unprofitable at the same time.

* price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position.

* losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account.

Low Security Deposit In Relation To Price Movement

A small amount of money (margin)must be deposited to hold or short a contract relative to its value (typically between 3% and 20%). This permits a large percentage gain or loss relative to the margin deposit. For example, if at the time of purchase, 5% of the futures contract price is deposited as margin, a 5% decrease in the position's value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account. The losses could be substantially more than the margin deposited and the total value of the account.

The General Partner Does Not Trade

The commodity trading advisor will enter trades on our behalf directly with the futures commission merchant. The General Partner will not know the trades before they are made, nor will it know the trading advisor's methods, the number of contracts bought or sold, or the margin required. The trading advisor will not notify the General Partner of any modifications, additions or deletions to its trading methods and money management principles. We may suddenly suffer large losses before the General Partner knows remedial action must be taken.

No Market Liquidity

It is not always possible to execute a buy or sell order. Such illiquidity can be caused by:

* a lack of interest in the contract (market conditions which produce no persons willing to buy or sell), or

* the suspension of trading (perhaps because the price limits for certain contracts have been reached).

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits. Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time. This causes illiquidity and exposure to substantial losses. These losses could exceed the total equity in our account.

Changes in Trading Equity May Adversely Affect Performance

Commodity trading advisors often are unable to adjust to changes in the amount the money the manage. This is because (1) the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute, (2) there are legal limits upon the number of positions that may be taken on certain commodities (position limits), and (3) it may be more difficult to scale in positions (taking positions at different prices at different times and allocating those positions on a ratable basis when changes in equity occur). See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisor will not limit the total equity it accepts and may suffer losses which cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Beginning Equity May Be Insufficient

We will commence business after selling the minimum $700,000 of Units. The General Partner has used its best judgment to set this minimum high enough for us to trade profitably. However, after we repay the $52,000 in offering and organizational expenses, we may not have enough equity to sustain substantial losses. See Risk Factors, Increased Trading Equity To Commodity Trading Advisor May Adversely Affect Its Performance.

Failure Of Commodity Brokers Or Banks Could Result In Loss Of Assets

If the futures commission merchant or other entities with which our money is on deposit become bankrupt, we might only recover some, if any, of the equity in our account. The deposits in our bank accounts will be insured for only $100,000 and payment on insured deposits may be delayed.

Counter-party Creditworthiness

Trading commodities involves entering a contract (or option to contract) for the delivery of goods or money at a future date. The value of the contract
or option depends directly upon the creditworthiness of the parties.   The
commodity trading advisor will trade commodities on United States commodity exchanges, foreign commodity exchanges, and the inter-bank currency markets. The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members' credit. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of (1) the contracts and options issued by a particular party, or (2) all of the contracts and options of an entire market. In that situation, we could lose the entire value of a position with little recourse to regain any of its value.

Options Trading Is Highly Risky

We expect to trade options, both puts and calls. After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time. In an illiquid market, we may not be able to buy or sell to offset (liquidate) the positions we have taken.

Options trading allows us to trade with less equity on deposit. Accordingly, the risk of loss of the entire account is great.

Position Limits May Affect Profit Potential

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits (different from price limits described before). These are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts (position limits do not apply to certain currency futures contracts). All commodity accounts owned, controlled or managed by the trading advisor and its principals will be combined for position limit purposes (to the extent they are applicable). Thus, the trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others.

Competition Is Intense

Commodity futures trading is highly competitive. We will be competing with others who may have (1) greater experience, (2) more extensive information about developments affecting the futures markets, (3) more sophisticated means of analyzing and interpreting the futures markets, and (4) greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

We Cannot Assure That Units Necessary To Commence Business Will Be Sold

The selling agent(s) will sell the Units on a best efforts basis only, and will not be obligated to purchase Units or otherwise support the price of the Units. See Subscription Procedure and Plan For Sale of Units.

We May Not Commence Business At An Optimal Time For Maximizing Profits

After we sell the minimum Units, we will assign equity to the commodity trading advisor, which will begin trading. However, this may occur at a difficult time (such as after sustained moves in the commodities markets) which result in significant initial losses. See Appendix I for the full definition of Fully Committed Position.

Resignation Of Ms. Pacult As A General Partner And Subsequent Failure Of Belmont To Maintain Its Net Worth May Cause Suspension of Trading or Taxation as a Corporation

The North American Securities Administrators Association (NASAA) have established guidelines for commodity pools structured as limited partnerships. Those guidelines require that a sole corporate general partner maintain a net worth during the offering period of either 5% of the offering amount or not less than $50,000, but in no case no more than $1,000,000.

When the sole general partner of a partnership is a corporation, the tax rules require certain conditions to be met to allow the partnership to be taxed as a partnership and not as a corporation. The tax rules contain a significant net worth test (or safe harbor) which requires a sole corporate general partner to maintain a net worth of the smaller of either (1) 15% of the first $2,500,000 of the capital invested in the partnership, or (2) $250,000, and 10% of all capital invested above $2,500,000.

Our tax status has not been confirmed by an IRS ruling. No such ruling has been or will be requested on our behalf. If we are taxed as a corporation for Federal income tax purposes in any taxable year(s), (1) our income or loss would not be passed through to you, (2) we would be taxed at corporate rates, (3) all or a portion of any distributions made to you would be taxed to you as dividend income, and (4) the amount of such distributions would not be deductible by us in computing our taxable income. See Federal Income Tax Aspects.

Ms. Pacult intends to resign as a general partner once Belmont Capital Management, Inc. has sufficient net assets to satisfy these guidelines. After such time, Belmont will use its best efforts to maintain its net worth in compliance with these guidelines. However, this cannot be assured. If Belmont's net worth falls below these limits, it will suspend trading until it can restore its net worth or liquidate the partnership.

General Partner Will Not Advise You

Purchasing a Unit does not itself create an Individual Retirement Account
(IRA) and the creation and administration of an IRA are solely your responsibility. The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this partnership. If you invest a significant portion of your retirement plan or IRA assets in this partnership, you could be exposing that portion to significant loss. The General Partner will not advise you in any manner on an investment in this partnership (including diversification, prudence and liquidity). Accordingly, you must rely upon the experience of qualified investment counsel you select.

You Are Not Protected By The Investment Company Act Of 1940

Investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended. This partnership, Belmont Capital Management, Inc., Ms. Pacult, and the commodity trading advisor are not required, nor do they intend to be registered, under such act (or any similar state law). Therefore, you are not protected by any such legislation.

Possibility Of Audit - You May Be Subject To Audit And Penalties

Historically, partnerships have had a higher percentage of returns audited by the IRS than other forms of business entities. If our return is audited, the IRS may make adjustments to our reported items. If an audit results in an adjustment, you may be:

* required to file amended returns

* subject to a separate audit, and

* required to pay back taxes, plus penalty and interest.

General Partner May Settle IRS Claim Not In Your Best Interest

Belmont Capital Management, Inc. is named tax matters partner. This grants it the power to settle any IRS claim on your behalf, if you hold 1% or less interest in this partnership and do not timely object to the tax matters partner's authority, after notice. Such settlement may not necessarily be in your best interest. See Federal Income Tax Aspects.

You May Be Subject To Back Taxes And Penalties

The Scott Law Firm, P.A. has delivered an opinion to the General Partner that this partnership, as it is intended to be operated by the General Partner, will be taxed as a partnership and not as a corporation. This opinion does not include the tax treatment of certain offering and operating expenses because they relate to certain questions of fact which must be determined by the General Partner on our behalf. For example, commodity trading advisor fees are combined with employee business expenses and other expenses of producing income. The aggregate of such expenses is deductible only if such amount exceeds 2% of the taxpayer's adjusted gross income. The General Partner believes that our intended operations will qualify as a trade or business.

Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase Units. By subscribing to this partnership, you have consented to the existence of such conflicts of interest. The General Partner will use this as a defense against any claim or other proceeding made against Ms. Pacult, Belmont Capital Management, Inc., the commodity trading advisor, the futures commission merchant, the introducing broker, or any principal or affiliate, agent or employee of any of them.

General Partner, The Commodity Trading Advisor, And Their Principals May Preferentially Manage Equity For Themselves And Others

Because the General Partner, the commodity trading advisor, the introducing broker, and their principals and affiliates may manage equity for themselves and others, conflicts of interest may exist or be created in the future. None of these people are limited in trading commodities for their own account, and you will not have access to any of their personal trading records. They could possibly take their personal positions prior to the positions they know they will place for you.

Possible Retention Of Voting Control By The General Partner May Limit Your Ability To Control Certain Issues

The General Partner, its principal and its affiliates may purchase an unlimited number of Units. It is possible, though unlikely, that they could purchase enough Units to retain voting control. They could then vote, individually or as a block, to create a conflict with our best interests. Such voting control may limit the limited partners' ability to achieve a majority vote on such issues as:

* amendment of the Limited Partnership Agreement

* change in our basic investment policy

* dissolution of this partnership, or

* the sale or distribution of our assets.

However, neither general partner may vote on the issue of their removal.

General Partner Not Likely to Resign

It is unlikely that either general partner (Ms. Pacult or Belmont Capital Management, Inc.) would voluntarily resign, even if it would be in your best interest, because Belmont has financial interest in our operation (the 3% management fee) and Ms. Pacult serves as both a general partner and the principal of Belmont.

Partnership Fees Not Negotiated

The management fee of 3% to Belmont Capital Management, Inc. and the 11% fee to the introducing broker have not been negotiated at arm's length. Ms. Pacult has a conflict of interest between her obligation to manage this partnership and her financial interest in receiving the management fee. Also, Ms. Pacult is a principal of the introducing broker which keeps a portion of the 11% allocated to it for commissions paid to her.

Effect of Multiple Traders in the Future

The General Partner has sole and absolute discretion to select and terminate commodity trading advisors. If it appoints multiple trading advisors, each will trade independently of the others. Also, they may compete for similar positions or take positions opposite each other, which may limit our profitability. If a trading advisor is replaced, the new trading advisor will receive any earned incentive fees regardless of the previous trading advisor's performance. As incentive fees are paid based upon each trading advisor's performance, it would be possible for us to experience a net loss and be required to pay out incentive fees to one or more of the traders.

Redemptions May Be Discouraged

The General Partner receives a fee based upon our net asset value, which gives it an incentive to withhold distributions and to discourage redemption.

Commodity Trading Advisor May Engage In High Risk Trading To Generate Fees

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the commodity trading advisor receives 20% of our new net profits, it might select trades which are otherwise too risky for us.

No Resolution Of Conflicts Procedures

As is typical in many futures partnerships, the General Partner has not and will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and us.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this partnership, you should read this entire prospectus, including the Limited Partnership Agreement (Exhibit A) and the subscription agreement.
You should also consult with your personal legal, tax, and other professional advisors. See Investor Suitability.

Interests Of Named Experts And Counsel

The General Partner has employed The Scott Law Firm, P.A. to prepare this prospectus, provide certain tax advice and opine upon the legality of issuing the Units. Neither the law firm, its principal, any accountant, nor any other expert hired by the Partnership to give advice on the preparation of this offering document have been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the General Partner, the selling agent, the commodity trading advisor, the introducing broker, or the futures commission merchant.

Management's Discussion And Analysis

The Partnership

Bromwell Financial Fund, Limited Partnership is a Delaware limited partnership organized on January 12, 1999 and maintains its main business office at c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901, (302) 697-2139 . It is qualified to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices.

Our business objective is to let our invested capital appreciate while controlling losses (however, there can be no assurance that we will meet this objective).

The partnership is managed by Belmont Capital Management, Inc., a Delaware corporation, and Ms. Shira Del Pacult, (collectively referred to as the General Partner).

We will not have officers or employees (which is why there is no report of executive compensation in this prospectus)

We will operate pursuant to the terms of the limited partnership agreement attached as Exhibit A, which (1) grants full management control to the General Partner including, the right to employ independent trading managers called commodity trading advisors, and (2) will terminate at 11:59 p.m. on January 12, 2020, or upon an event causing an earlier termination.

The General Partners

The corporate general partner is Belmont Capital Management, Inc., a Delaware corporation incorporated on January 12, 1999. It was registered as a commodity pool operator on August 5, 1999 and maintains its main business office at c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901, (302) 697-2139 and

The individual general partner is Shira Del Pacult, who was registered as a commodity pool operator on May 27, 1999 and maintains her main business office at 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, (219) 833-1306.

Experience

Belmont has no prior experience in managing commodity pools. Ms. Pacult has been supervising individual managed commodity accounts for over 18 years and serves in several capacities in three other commodity pools, as follows:

Commodity Pool                   Ms. Pacult Serves As

Atlas Futures Fund, LP           Individual general partner and sole
(publicly offered, but has       principal of the corporate general partner
not yet broken escrow)

Fremont Fund, LP                 Sole principal of the corporate
(publicly offered; began         general partner
operations 11/97)

Auburn Fund, LP                  Sole principal of the corporate
(privately offered; began        general partner
operations 4/98)

Authority

Ms. Pacult is the sole principal of Belmont Capital Management, Inc. and, therefore, is the sole decision maker of this partnership. The signature of either Belmont or Ms. Pacult, individually, may bind this partnership.

The General Partner is authorized to take all actions necessary to manage the
affairs of the partnership.   See Article II of the Limited Partnership
Agreement attached as Exhibit A.

Partnership Books and Records

Our books and records will be maintained for six years c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901. A duplicate set of the books will be maintained by Mr. James Hepner, Certified Public Accountant, 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074. Mr. Hepner will also prepare the Form K-1s for the partnership. The General Partner will serve as tax partner for the partnership. Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 will conduct our annual audit and the annual audit of the General Partner, as well as prepare our tax returns.

The Commodity Trading Advisor

To conduct trading on our behalf, the General Partner has initially selected one independent commodity trading advisor, Ansbacher Investment Management, Inc. The General Partner has sole discretion to employ additional trading advisor, terminate any trading advisor, and change the amount of equity any advisor may trade.

The Advisory Contract

The General Partner will assign a substantial portion of our assets to the trading advisor, the terms of which are governed by an advisory contract and power of attorney between us and the trading advisor. See Exhibit F.

This agreement provides the trading advisor with a revocable power of attorney, which gives it sole authority to determine (1) the markets to be traded, (2) the location of those markets, (3) the size of the position to be taken in each market, and (4) the timing of entry and exit in a market. The agreement may be terminated, at any time, upon notice from one party to the other.

Business Objective And Expenses

Our objective is to achieve the potentially high rates of return which are possible through the speculative trading of futures, commodity options and forward contracts. We do not expect to engage in any other business.

The General Partner organized this partnership to be a commodity pool, as that term is defined under the Commodity Exchange Act. As such, it will employ independent commodity trading advisors to trade for us.

The General Partner intends to allocate substantially all of our net assets to the trading advisor to conduct this trading. The trading advisor has advised that it intends to allocate between 20% and 30% of the trading equity assigned to it to secure the trading positions it selects.

Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, state and local taxes upon income, if any, earned by this partnership. Accordingly, you should purchase Units as a long-term investment only.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial fixed and other costs to do business, or avoid substantial trading losses. See Charges to the Partnership.

Below is a chart explaining the expenses we expect to incur during our first twelve months of operation. All interest income will be paid to the partnership. The chart below assumes our Unit value remains at $1,000 during the first 12 months of operations.


                               Expenses Per Unit
                  For The First 12-Month Period Of Operations

                                                       Minimum      Maximum

Gross Units Sold                              $ 700,000.00     $7,000,000.00
Selling Price per Unit (1)                    $   1,000.00     $    1,000.00

Offering and Organizational Expenses (2)             68.57              6.86
General Partner's Management Fee                     30.00             30.00
Trading Advisor's Management Fees (3)                10.00             10.00
Trading Advisor's Incentive Fees on New
  Net Profits (4)                                    47.14             31.72
Brokerage Commissions and Trading Fees (5)          110.00            110.00
Redemption Fee (6)                                   30.00             30.00
Less Interest Income (7)                            (60.00)           (60.00)
Amount of Trading Income Required to
  Redeem Unit at $1,000. (8)                      $ 235.71          $ 158.58

Percentage of Initial Selling Price per Unit         23.57%            15.86%


Explanatory Notes:

(1) Investors will initially purchase Units at $1,000 per Unit. After the commencement of business, Units will be purchased at the Net Unit Value, determined monthly.

(2) Offering and organizational expenses includes all offering expenses of $47,000 and one fifth ($1,000, or 12 months' worth) of the organizational expenses, all of which were advanced by and must be repaid to Belmont Capital Management, Inc. Our actual accounting, auditing, legal and other operating expenses will be borne by us and are included in the $47,000 in offering expenses.

(3) The commodity trading advisor will be paid a monthly management fee of 1/12 of 1% of the trading equity allocated to it.

(4) The commodity trading advisor will receive an incentive fee of 20% of new net profits earned each quarter upon the trading equity assigned to it. The $47.14 of incentive fees shown above is the amount the trading advisor would earn if it produced enough profits to allow you to redeem your Units at the original price of $1,000 per Unit at the end of the first year.

(5) Brokerage commissions and trading fees are fixed by the General Partner at 11% of our assets assigned for trading. For purposes of this calculation, we assumed all equity will be assigned to trade.

(6) The redemption fee of 3% is computed upon the assumed $1,000 value of the redeemed Unit.

(7) We will earn interest on margin deposits with the futures commission merchant and on our bank deposits. Based on current interest rates, interest income is estimated at 6% of our net assets.

(8) This computation assumes there will be no claims or extra-ordinary expenses during the first year.

We do not represent that the above table will reflect our actual operating expenses or interest income. There can be no assurance that our expenses will not exceed the amounts projected or that there will not be claims or extra-ordinary expenses.

Securities Offered

We, Bromwell Financial Fund, Limited Partnership will offer and sell units of limited partnership interests (Units) in this partnership at $l,000 per Unit (see Determination Of The Offering Price).

You, the Investor:

* will have pro rata rights to profit and losses which will vary with your capital contribution (your investment amount)

* will not be responsible for our debts in excess of your capital contribution; unless:

  * we become insolvent; and

  * you receive distributions which represent a return on your investment (in which case you would have to return the distributions to pay our debts)

* will not acquire any interest in the corporate general partner (Belmont Capital Management, Inc.)

* will not manage this partnership, and

* will have the right to vote on partnership matters such as the replacement of the General Partner. See The Limited Partnership agreement attached as Exhibit A.

See Plan For Sale of Units and Subscription Requirements.

Your subscription agreement and check:

* must be approved by the General Partner and will be accepted or rejected within five business days of receipt

* are irrevocable and may not be withdrawn; unless, a statutory withdrawal period applies to you, and

* if received before we commence operations and break escrow:

  * will be deposited and held in a separate escrow account in our name at the escrow agent, Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703.

There cannot be any assurance that the minimum Units or any additional Units will be sold. The General Partner is authorized, in its sole discretion, to terminate this or any future offering of Units.

Management's Discussion

This is the first offering of our Units.  We:

* may conduct future offerings after the close of this offering

* will not commence business until we sell the minimum 700 Units ($700,000 worth)

* have no prior operating history and, therefore, do not discuss any results of operations

* intend to raise money only through offerings (such as this one) and do not intend to borrow any money

* must pay certain expenses to qualify our Units for sale (such as office equipment, fees for the preparation of this prospectus, as well as other expenses)

* intend to allocate all our net assets to trading and other investments (except those assets used to pay capital and operating expenses)

* will not have any directors, officers or employees (which is why there is no report of executive compensation in this prospectus), and

* will conduct all our business through the General Partner.

Description of Intended Operations

The General Partner has authorized the introducing broker (IB) to select Vision Limited Partnership to serve as the futures commission merchant (FCM). The futures commission merchant holds the funds allocated to the commodity trading advisor (CTA) to trade. On a daily basis, the futures commission merchant has been directed to send the General Partner a computer or fax report which will describe (1) the positions held, (2) the margin allocated, and (3) the profit or loss on the positions from the date the positions were taken

Risk Control

The General Partner will review the daily transmissions and will make appropriate adjustments to the allocation of trading equity. Based upon the amount of available trading equity, the trading advisor has sole discretion to: (1) make specific trades, (2) determine the number of positions taken, and (3) decide the timing of entry and departure from the markets.

The General Partner will use its best efforts to monitor the daily net unit value (the net asset value of the partnership divided by the number of outstanding Units). If the net unit value falls to less than 50% of the greater of (1) the original $1000 selling price (less commissions and other charges), or (2) such higher value earned through trading, then the General Partner will:

* immediately suspend all trading

* provide you with immediate notice of the reduction in net unit value, and

* give you the opportunity, for 15 days after the date of such notice, to redeem your Units according to the provisions of Article IX, Sections 9.5 and
9.6 of the Limited Partnership Agreement.

No trading shall commence until after such fifteen day period. See Exhibit A attached.

Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses. These losses could exceed the margin initially required to make the trade. In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices. This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures or forward contract. These limitations on liquidity are inherent in our proposed commodity futures trading operations. Otherwise, our assets are expected to be highly liquid.

Once we commence business, except for payment of offering and other expenses, the General Partner is unaware of any anticipated: (1) known demands, commitments or required capital expenditures, (2) material trends, favorable or unfavorable, which will affect our capital resources, or (3) trends or uncertainties that will have a material effect on operations.

From time to time, certain regulatory agencies have proposed increased margin requirements on commodity futures contracts. Because we generally will use a small percentage of assets for margin, we do not believe that any increase in margin requirements will materially affect our proposed operations. Management cannot predict whether the value of our Units will increase or decrease. Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility Of The General Partner

You have legal rights under Delaware partnership and applicable Federal and state securities laws. In all dealings affecting this partnership, the General Partner has a fiduciary responsibility to you and all other partners to exercise good faith and fairness. If you believe the General Partner has violated its fiduciary duty, you may seek legal relief (individually, or on behalf of this partnership) to recover damages from the General Partner or to require it to account for its actions. The limited partnership agreement conforms with the Uniform Limited Partnership Act for the State of Delaware in regard to the definition of the fiduciary duties of the General Partner.

You have certain rights to institute reparations proceedings under the Commodity Exchange Act as well as legal proceedings in court when the General Partner, the commodity trading advisor, the introducing broker or the futures commission merchant violate the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (CFTC). For example, excessive trading of our account may constitute a violation of such Act.

The General Partner will have certain defenses if it is accused of being liable merely because we lost money or otherwise did not meet our business objectives. For example, the General Partner will not be liable when it has acted in good faith and exercised its best business judgment.

Also, the responsibility of a general partner to you and other partners is a changing area of the law. If you have questions concerning the responsibilities of the General Partner, you should consult your own legal counsel.

Indemnification

Provisions of Limited Partnership Agreement

The limited partnership agreement protects the General Partner from being responsible or accountable for any act or omission, for which you, other limited partners or the partnership itself may claim it is liable, provided that:

* the General Partner determined such act or omission was within the scope of its authority and in the best interest of this partnership, and

* such action or failure to act does not constitute willful misconduct or a breach of the Federal or state securities laws related to the sale of Units.

Specifically, if the General Partner

* has acted within the scope of its authority and

* is being assessed a demand, claim or lawsuit by a partner or other entity,

the partnership will

* defend, indemnify and

* hold the General Partner harmless

from and against any

* loss, liability, damage, cost or

* expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits)

which were actually and reasonably incurred and arising from any

* act, omission, activity or conduct undertaken by or on behalf of the partnership.

Provisions of Law

According to applicable law, indemnification of the General Partner is payable only if:

* the General Partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the partnership

* the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct

* such liability or loss was not the result of negligence or misconduct by the General Partner, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the partnership and not from the partners, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and state securities laws. If any indemnification of the General Partner arises out of an alleged violation of such laws, it is subject to certain legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless:

* there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the General Partner or other particular indemnitee, or

* such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the General Partner or other particular indemnitee, or

* a court of competent jurisdiction approves a settlement of the claims against the General Partner or other agent of the partnership and finds that indemnification of the settlement and related costs should be made, provided,

  * before seeking such approval, the General Partner or other indemnitee must apprise the court of the position against such indemnification (in regard to indemnification for securities laws violations) held by the Securities and Exchange Commission and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold Units.

Provisions of the Securities Act of 1933

The Securities and Exchange Commission and the various state administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through our futures commission merchant, Vision Limited Partnership. According to the clearing agreement that governs these trades, we must indemnify Vision Limited Partnership for any reasonable outside and in-house attorney's fees incurred by Vision Limited Partnership arising from any failure to perform our duties under the clearing agreement.

Other Indemnification Provisions

The General Partner has indemnified the selling agent, Futures Investment Company, and expects to indemnify any other selling agents it selects that there are no misstatements or omissions of material facts in this prospectus.

Relationship With The Futures Commission Merchant And The Introducing Broker

The General Partner has initially engaged Futures Investment Company in two capacities:

* As the sole broker dealer, it will sell Units and supervise regulatory compliance.

* As the introducing broker, it will supervise the relationship with the futures commission merchant, including the negotiation of the round turn commission rates incurred through trading via the commodity trading advisor.

Ms. Shira Del Pacult serves as:

* a stockholder, director and officer of Futures Investment Company

* a general partner and commodity pool operator to this partnership, and

* the sole principal of Belmont Capital Management, Inc. (the corporate general partner and commodity pool operator).

Futures Investment Company has engaged Vision, Limited Partnership to act as the futures commission merchant.

Fixed Commissions are Competitive

The General Partner believes the introducing broker rates for fixed commissions are competitive.

In that regard, the General Partner is obligated by the North American Securities Administrators Association (NASAA) guidelines to obtain the best commission rates available to us. Accordingly, the General Partner is free to select any substitute or additional futures commission merchants or introducing brokers at any time, for any reason. However, the General Partner is not likely to dismiss the current introducing broker due to their affiliation through Ms. Pacult.

The futures commission merchant and the introducing broker may act (and are currently acting) for other commodity pools that have retained either or both of the general partners of this partnership. The General Partner and any other commodity pools may obtain rates to clear trades from the affiliated introducing broker which are more favorable to their accounts (as opposed to the fixed commissions the introducing broker charges us in lieu of round-turn commissions).

Trading Fees

Trades will be made by the partnership through the introducing broker. The futures commission merchant will not assess per round turn fees, but will retain 4% of our assets on deposit with it every month to cover such fees. The introducing broker will (1) pay this charge from the 11% per year fixed commissions we pay it and (2) credit us with interest at the prevailing rate on 100% of the available balances maintained in our account(s).

Relationship With The CTA

The CTA Will Trade For Other Accounts

The commodity trading advisor (CTA) will trade for its own accounts and for others on a discretionary basis. It may use trading methods, policies and strategies for others which differ from those used for us. Consequently, such accounts may have different trading results (for better or worse) from those experienced by us.

Because the trading advisor trades for itself and others, it is possible for it to take positions ahead of or opposite positions taken on our behalf, which presents a potential conflict of interest. See Appendix I for Taking Positions Ahead of the Partnership.

Pursuant to CFTC Regulation 421.03, the trading advisor will use the average price system for those futures and options contracts where its use is authorized, when (1) trades taken on behalf of both the partnership and the trading advisor's other accounts are identical, and (2) the prices of such trades are different. See Appendix I for Average Price System.

The commodity trading advisor has also informed the General Partner that when the average price system is not available, trades will be filled (both purchases and sales) in order based on the numerical account numbers, with the lowest price (on both purchases and sales) allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure Of CTA's Methods

The past, present, and future trading methods which the trading advisor will use are proprietary in nature and will not be disclosed to you or any other partner. No notice will be given to you of any changes the trading advisor may make in its trading methods. See Risk Factors, No Notice of Trades or Trading Method.

Charges To The Partnership

As an investor in this partnership, you will pay the cost of our operation. These charges are described in narrative form and in the chart which follows this narrative. In this prospectus, we have disclosed all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner and its affiliates will earn in connection with this offering. Most of these charges were not negotiated at arm's length, but rather were determined by the two general partners and their affiliates.

Compensation Of General Partner

Each month, we will pay the corporate general partner, Belmont Capital Management, Inc., a monthly management fee of 1/4% (3% annually) of our net asset value.

In addition, we will pay any quarterly incentive fee earned by the commodity trading advisor to the corporate general partner (Belmont Capital Management, Inc.), which will in turn pay that amount to the trading advisor.

Compensation Of The CTA

The commodity trading advisor will be allocated equity to trade, which will be deposited in an account with the futures commission merchant. Each month, we will deduct 1/12% (1% annually) from this account and pay it directly to the trading advisor as a management fee.

For those quarters in which a commodity trading advisor operates profitably, the corporate general partner (Belmont Capital Management, Inc.) will receive an incentive fee equal to 20% of the new net profit produced by the trading advisor. The corporate general partner will then pay this incentive fee directly to the trading advisor within 10 business days.

New net profit:

* is calculated to determine how much a trading advisor has increased our net assets through trading alone

* is based upon the net value of the equity assigned to the trading advisor to trade

* is calculated quarterly

* is only paid when any losses in previous quarters have been offset by new profits by the trading advisor, regardless of whether:

  * the General Partner has changed the trading advisor's compensation, or

  * the partnership and trading advisor have entered a new contract

* is adjusted to eliminate the effects of:

  * any new subscriptions for Units

  * redemptions by partners

  * interest income paid by the futures commission merchant, and

  * any other income earned on our assets which are not related to such trading activity, regardless of whether such assets are held separately or in a margin account.

The management and incentive fees to the trading advisor will be calculated from the net value of the trading equity assigned to it, as of the close of business on the last business day of each month, determined before accrual of any incentive fee.

Restrictions on Management Fees

Certain states in which we wish to sell Units require that we comply with the North American Securities Administrators Association (NASAA) Guidelines for commodity pools. These guidelines provide that: (1) the total management fees (both the General Partner's and the commodity trading advisor's) should not exceed 6% of our net assets, and (2) incentive fees based upon profits earned should not exceed 15% of new net profits. However, for each 1% reduction in management fees below 6%, the incentive fees may be increased by 2%.

Without prior notice to you, the General Partner has reserved the right to raise the current incentive fee to a maximum of 30%, provided the management fees are correspondingly lowered to 0%.

Fees To Futures Commission Merchant And Compensation of Introducing Broker

Fee Paid By Partnership To The Introducing Broker

The introducing broker, Futures Investment Company, will be responsible for introducing trades through the futures commission merchant, Vision Limited Partnership. Accordingly, we will pay the introducing broker a monthly fixed commission of 11/12% (11% annually) upon the assets assigned by the General Partner for trading. See The Futures Commission Merchant.

The fixed commission which we will pay is fair and reasonable. This is an area of judgment which depends upon: (1) the value of similar services provided by the same CTA for managed accounts and to other pools, and (2) the value of similar services provided by other clearing firms to other public commodity pools.

Brokerage Fees Paid By Introducing Broker To The Futures Commission Merchant

The introducing broker will pay the futures commission merchant a fixed monthly fee of 1/3% (4% annually) to cover all clearing costs, including the pit brokerage fees, which include, floor brokerage fees, NFA fees, and exchange fees.

Trailing Commissions Paid To Others

The introducing broker will pay annual trailing commissions (pro rated to the value of Units sold) to the selling agents and introducing brokers who are qualified to provide services to us and the investors. Such persons will include Ms. Pacult and her husband, both of whom are principals of the selling agent, Futures Investment Company. The amount of the trailing commissions will be 6% annually of the assets assigned by the General Partner for trading, and will be paid from the 11% annual fee paid to the introducing broker.

The recipients of the trailing commission will be responsible for maintaining investment in this partnership. This must be done to (1) spread the potential risk of losses over a large number of investors (to protect our ability to continue in business), and (2) to allow the long-term trading strategies of the commodity trading advisor to be profitable so additional investments can be solicited.

The introducing broker will pay trailing commissions to the persons responsible for selling the Units as compensation for:

* maintaining this continuous contact and awareness during the time the investors hold the Units

* explaining changes in trading advisors and results from operations

* answering questions regarding the partnership, and

* working to retain investment in the partnership.

Fee Retained By Introducing Broker

The introducing broker will retain 1/11th of the 11% annual fee (1% of assigned trading equity).

Miscellaneous Fees To Futures Commission Merchant

We will reimburse the futures commission merchant for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. No significant charges of this nature are anticipated.

Rights of General Partner

Without prior notification to you, the General Partner has reserved the right to:

* change the introducing broker

* change the futures commission merchant

* change the fixed commission rate

* suspend all trading during any month in which the trading advisor trades at three times its normal frequency. See Limited Partnership Agreement, attached as Exhibit A.

* have the partnership pay a per round-turn brokerage commission (as opposed to a fixed percentage of net assets), at any time, with or without a change in circumstances; provided, however, such brokerage commissions cannot exceed

  * 80% of the published retail rate of the introducing broker and other similar introducing brokers (excluding pit brokerage fees), or

  * 14% annually of the partnership's average net assets directly related to trading activity (including pit brokerage fees).

Other Expenses

We must pay legal and accounting fees, as well as other expenses and claims. The General Partner projects we will incur the following expenses:

* offering expenses of $47,000 (which must be paid to the corporate general partner upon the break of escrow)

* organizational expenses of $5,000 (which must be paid to the corporate general partner and will be amortized on a straight line method over 60 months), and

* legal and accounting costs of approximately $23,000 ($18,000 for accounting and audit and $5,000 for legal) to be charged annually after the first year customary and routine administrative expenses, and other direct expenses

We will reimburse the General Partner for direct expenses (such as delivery charges, statement preparation and mailing costs, telephone toll charges, and postage).

Charges To The Partnership

The following table includes all charges to the partnership.


Entity                         Form of Compensation                            Amount of Compensation
General Partner                Management fee                                  3% annual management fee, paid monthly,
(Belmont Capital Management,                                                   of net asset value to Belmont
Inc., Shira Del Pacult)

                               Reimbursement of offering expenses              Reimbursement to Belmont of offering
                                                                               expenses upon the break of escrow

                               Reimbursement of organizational expenses        Reimbursement to Belmont of organizational
                                                                               expenses amortized over 60 months

Selling Agent                  Trailing Commission                             Trailing Commissions of 6%, paid annually,
(Futures Investment Company)                                                   from the 11% fixed commissions paid to the
                                                                               introducing broker

Introducing Broker affiliated  Fixed Commissions                               11% of assets assigned by General Partner
with the General Partner                                                       for trading, less 4% brokerage fees paid
(Futures Investment Company)                                                   to futures commission merchant and less 6%
                                                                               trailing commissions paid to selling agents
                                                                               (including affiliates of the General Partner)

Futures Commission Merchant    Round-turn commissions paid from the            4% of assets assigned by General Partner
(Vision Limited Partnership)   fixed commissions paid by the Partnership       for trading paid by introducing broker

                               Reimbursement of delivery, insurance, storage   Reimbursement by the partnership of
                               and any other charges incidental to trading     actual payments to third parties in
                               and paid to third parties                       connection with partnership trading


Commodity Trading Advisor      Fixed Management Fee                            1% annual management fee, paid monthly, of
(Ansbacher Investment                                                          the trading equity assigned to the CTA
Management, Inc.)

                               Incentive Fee                                   20% of the new net profits of the account
                                                                               for each quarterly period that the net value
                                                                               of the trading equity at the end of such
                                                                               quarterly period for a CTA exceeds the
                                                                               highest previous quarterly net value of the
                                                                               trading equity for that CTA

Third Parties                  Legal, accounting fees, and other actual        Estimated at $23,000 for each year after the
(The Scott Law Firm, P.A.,     expenses necessary to the operation of the      first ($18,000 for accounting and $5,000 for
Frank L. Sassetti & Co.,       Partnership, and all claims and other           legal).  Claims and other costs can not be
& James D. Hepner, CPA)        extraordinary expenses of the Partnership.      estimated and will be paid as incurred.

Investor Suitability

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more you can afford to lose.

To invest the minimum $25,000 in this partnership, you must have either (1) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (2) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000.

You may not invest more than 10% of your net worth in this partnership. The foregoing standard and the additional standards applicable to residents of certain states as set forth in this prospectus and the subscription documents are regulatory minimums only.

Potential Advantages

Although commodity trading is speculative and involves a high degree of risk (see Risk Factors), your investment in this partnership will offer the following potential advantages:

Equity Management

We offer the opportunity for you to (1) place equity with a professional commodity trading advisor who has demonstrated an ability to trade profitably (in the judgment of the General Partner), and (2) have that equity allocated to the trading advisor in a manner which is intended by the General Partner to optimize future profit potential.

Ms. Pacult has experience managing several other commodity pools and has over eighteen years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how individual managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through an investment in the partnership (with a minimum investment of only $25,000), thereby obtaining diversification from investments in stocks, bonds and real estate.

Limited Liability

You will not be subject to margin calls and cannot lose more than your original investment amount plus your share of profits (distributed or not); provided certain legal conditions are met.

In the opinion of our legal counsel, there are no circumstances, including bankruptcy of this partnership, which will subject your personal assets to our debts, provided (1) the partnership's structure is maintained by the General Partner, and (2) no limited partner is affiliated with any phase of our management. See the Limited Partnership Agreement (Exhibit A).

Administrative Convenience

We are structured to provide you with certain services which alleviate the administrative details involved in trading commodities contracts directly, including:

* providing monthly and annual financial reports showing, among other things:

  * the per Unit value

  * trading profits or losses, and

  * expenses; and

* preparing all tax information relating to your investment in this partnership.

Access To The CTA

The commodity trading advisor selected by the General Partner requires a minimum account size substantially greater than the $25,000 minimum investment required by us (e.g., Ansbacher requires a minimum investment of $250,000). Accordingly, you have access to the trading advisor for a smaller investment, at substantially the same cost, than is available by a direct investment in a managed account with the trading advisor.

Use Of Proceeds

After commencement of trading, we will reimburse the corporate general partner (Belmont Capital Management, Inc.) for the $47,000 in offering expenses it advanced. The $5,000 in organizational expenses it also advanced will be amortized on a straight line method over 5 years. The General Partner will then allocate trading equity to the commodity trading advisor. The futures commission merchant will charge our account a monthly fee of 1/3% (4% annually) of the equity in our account to cover the brokerage commissions and other trading costs.

At the end of each month, the actual management fees and fixed commissions identified under Charges to the Partnership will be deducted from our accounts.

The General Partner has sole authority to determine the percentage of our assets that will be (1) held on deposit with the futures commission merchant
(2) used for other investments, and (3) held in bank accounts to pay current obligations.

The General Partner expects to deposit substantially all of our net assets (including the proceeds from interest and trading profits) with the futures commission merchant for trading by the trading advisor. However, 3% of the previous month's net assets will be retained in our bank accounts as a reserve to pay expenses and redemptions.

We will use only cash and cash equivalents, such as United States Treasury Bills, to satisfy margin requirements. All entities that will hold or trade our assets will be based in the United States and will be subject to United States regulations.

The General Partner believes that between 20% to 40% of our assets will normally be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. To estimate interest income earned upon our deposits, the General Partner has assumed that (1) between 20% and 40% of our net assets will be used for margin upon trades, and (2) we will receive approximately 6% interest on our available balances.

Note that the futures commission merchant may increase margins applicable to us at any time.

Determination Of The Offering Price

We are currently offering the Units for sale at $l,000 per Unit.  This amount
(1) was arbitrarily set by the General Partner without regard to expected earnings, (2) does not represent their present or future market value, and
(3) is not necessarily their redemption value (the price at which you may receive your investment back).

After we have commenced business, any remaining Units that we wish to sell will be offered at a price per Unit equal to our net assets divided by the number of outstanding Units (net unit value). This amount will be calculated as of the close of business on the effective date of such purchase. This effective date will be the last business day of the month in which the General Partner accepts a duly executed subscription agreement and subscription amount from you.

No Market Or Right Of Transfer

None of the Units sold will be traded on any United States market or any other market. To the contrary, before any transfer of Units may be made, the General Partner must grant its written approval. See The Limited Partnership Agreement, Transfer of Units Only With Consent of the General Partner, Plan of For Sale Of Units and the Limited Partnership Agreement attached as Exhibit A. You will have the right of Redemption. See The Limited Partnership Agreement, Redemption.

The General Partner

Identification

We are managed by two general partners (collectively referred to as the General Partner), Belmont Capital Management, Inc. and Ms. Shira Del Pacult. See Management's Discussion and Analysis of Financial Condition, The General Partners.

The balance sheet of Belmont as of August 4, 1999, an income statement, statement of cash flows and statement of changes in stockholders' equity are included in this prospectus. Also, see Experts.

The General Partner has caused this partnership to be formed and available for this offering, but has not yet managed trading on our behalf or performed any other business activities.

You will not acquire or otherwise have any interest in Belmont, the corporate general partner, by purchasing Units in this partnership.

Shira Del Pacult

Ms. Pacult, age 43, is:

* one of the general partners

* the sole shareholder, director, principal, and officer of the corporate general partner, and

* a principal, officer, director and 50% shareholder of Futures Investment Company, the selling agent and introducing broker, of which her husband is also a principal.

She graduated Phi Beta Kappa from the University of California, at Berkeley, in 1979. From 1980 to 1981, she was employed by a real estate developer in Sonoma County, California, as an administrative assistant. From 1981 - 1983 she was employed by Heinold Commodities, Inc., Chicago, IL, to assist in the development of the Commodities Options Department. She became a senior account executive at Heinold and was a member of the President's Council, a select group appointed to advise the firm on all matters of business practice.

In 1983, Ms. Pacult and her husband established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. Presently, Futures Investment Company is located at 5916 N. 300 West, P.O. Box C, Fremont, Indiana, 46737, and maintains clearing agreements with Refco, Inc., Vision Limited Partnership, and ABN AMRO Incorporated.

In addition to the Units offered pursuant to this prospectus, Futures Investment Company offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities.

Ms. Pacult is a member of the National Association of Introducing Brokers, and is an affiliated person and registered representative of Futures Investment Company, which is a member of the National Futures Association and the National Association of Securities Dealers, Inc.

Ms. Pacult also manages several other commodity pools. See Management's Discussion and Analysis of Financial Condition, The General Partners. Ms. Pacult intends to devote adequate time to handle properly the responsibilities of the General Partner; however, Ms. Pacult will provide less than her full time to the business affairs of the partnership. Ms. Pacult and her husband, Michael, are included in the book Master Brokers:
Interviews with Top Futures Brokers by John Walsh, ISBN 0-915513-61-7.

Ownership In Commodity Trading Advisor And Futures Commission Merchant

Ms. Pacult has no ownership in the commodity trading advisor or the futures
commission merchant.   Mr. Michael Pacult, Ms. Pacult's husband, will have no
ownership or role in the management of Belmont Capital Management, Inc. However, he will be an associated person, officer and fifty percent shareholder in Futures Investment Company. Mr. Pacult is also expected to sell Units in the Partnership.

Trading By The General Partner; Interest In The Pool

Belmont Capital Management, Inc. and Ms. Pacult, may, from time to time, trade commodity interests for their own accounts. The records of any such trading activities will not be made available to you. As stated earlier, the General Partner will not knowingly take positions on its own behalf which would be ahead of identical positions taken on behalf of the partnership.

No Prior Performance And Regulatory Notice

We have not begun trading and do not have any performance history.

The regulations of the Commodity Futures Trading Commission (CFTC) and the National Futures Association (NFA) prohibit any representation by a person registered with the CFTC or by any member of the NFA, respectively, that such registration or membership in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity exchange has given or will give any such approval or endorsement.

Trading Management

Selection Of Commodity Trading Advisors

The General Partner will select commodity trading advisors for us using the best judgment of Ms. Pacult, who has eighteen years of personal experience in reviewing disclosure documents of trading advisors and in selling individual managed accounts. Currently, the only trading advisor selected is Ansbacher Investment Management, Inc.

Advisory Agreement And Power Of Attorney

We have entered an Advisory Agreement and Power of Attorney (Exhibit F) with the trading advisor, which gives it sole discretion to trade the equity the General Partner assigns to it. The General Partner intends to allocate substantially all our net assets as trading equity to the trading advisor.

We are bound by the directions the trading advisor gives to the futures commission merchant under the Power of Attorney. The Power of Attorney may be terminated by either the General Partner or the trading advisor upon written notice to the other and to the futures commission merchant. If the Power of Attorney is terminated, the General Partner will seek and retain one or more other trading advisors.

No Affiliation With Commodity Trading Advisor

The trading advisor is not affiliated with either general partner. Additionally, the General Partner will not serve as a trading advisor or select any other trading advisors to trade which are affiliated with either general partner. See The Commodity Trading Advisor for a summary of the trading advisor's performance information.

Rights of the General Partner With Respect To Commodity Trading Advisor Selection And Allocation Of Equity

The General Partner doesn't intend to add any other trading advisors once we commence business. The General Partner believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to fully implement its trading strategy. However, the General Partner may, in its sole discretion and without notice to you (1) terminate the current or any future trading advisor, (2) select additional trading advisors, or (3) change the allocation of equity to any trading advisor.

The General Partner will periodically review our performance to determine if a current trading advisor should be changed or if others should be added. In doing so, the General Partner may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor's performance.

If the General Partner engages more than one trading advisor to trade at a time, the following may possibly occur:

* we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor(s) produce(s) losses which cause us to be unprofitable overall

* as the trading advisors trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

The Commodity Trading Advisor

Ansbacher Investment Management, Inc. (AIM), a New York corporation, is the commodity trading advisor, and its Main Business Office and main business telephone are: 45 Rockefeller Plaza, 20th Floor, New York, New York 10111; telephone (212) 332-3280. The trading advisor's books and records will be kept and made available for inspection at the main business office.

Business Background

The trading advisor's business background for at least five (5) years is as follows:

Ansbacher Investment Management, Inc. became registered as a commodity trading advisor and as a commodity pool operator with the Commodity Futures Trading Commission on December 14, 1995, and is also a member in good standing of the National Futures Association in each such capacity. The trading advisor's registration with the Commodity Futures Trading Commission and its membership in the National Futures Association must not be taken as an indication that any such agency or self-regulatory body has recommended or approved it or the program offered hereby.

Max G. Ansbacher is the president and principal of Ansbacher Investment Management, Inc. and is also the sole shareholder. Mr. Ansbacher is directly responsible for all its trading and money management decisions. From 1975 through January 1996, Mr. Ansbacher was employed by Bear, Stearns & Co., Inc., a stock brokerage and registered futures commission merchant, where at the time of his departure, he was an associate director and an associated person who regularly managed futures accounts for a number of his clients on a discretionary basis.

Mr. Ansbacher is the author of The New Options Market, Revised Edition (Walker & Co., 1975) which was the first book on exchange traded options and became a best seller on the subject. Mr. Ansbacher is also the author of How to Profit from the Coming Bull Market published by Prentice-Hall in 1981, and The Stock Index Market published by Walker & Co. in 1983. Mr. Ansbacher is the creator of The Ansbacher Index, which is broadcast weekly on CNBC. This index was created to determine stock market sentiment by analyzing the ratio of the prices of puts and calls on a stock market index. Mr. Ansbacher has given lectures on options at over 24 investment conferences throughout the United States and overseas.

Mr. Ansbacher was graduated from the University of Vermont in 1957, from Yale University Law School in 1960, and received an advanced law degree from New York University Law School in 1963.

Mr. Ansbacher is a member of the Board of Directors of The Burden Center for the Aging, a social services organization for the aged, and is the Chairman of its Finance Committee. He is also a member of the Board of Directors of The Fortune Society, an organization which assists ex-offenders in becoming gainfully employed citizens, and he serves as both its Treasurer and its Secretary.

Erin Tower is the Executive Vice President of Ansbacher Investment Management, Inc. She is responsible for macro economic research, for liaison with brokerage firms, and for client relationships. Before coming to Ansbacher Investment Management, Inc. in November 1995, Ms. Tower was employed by Bear, Stearns & Co., Inc. for nearly sixteen years (from June 1981 to September 30, 1995) as a registered representative and an associated person who handled both stock and futures accounts for a large number of clients, including individual investors and small institutional investors.

Ms. Tower graduated cum laude from Columbia University and was elected to Phi Beta Kappa. After graduation she worked for Nikko Securities in New York City before joining Bear, Stearns & Co., Inc. She is currently an investment advisor to the Community Church of New York City.

The past performance record of Ansbacher Investment Management, Inc. and its principal, Mr. Ansbacher, is set forth below under Performance Record Of The Commodity Trading Advisor.

Ansbacher Investment Management, Inc. and its principal may trade commodity interests for their own accounts, and the records of such trading, and any written policies relating to such trading, will not be made available to you for inspection.

Description Of Trading Program

The following description of Ansbacher Investment Management, Inc. and its trading methods and strategies is general and is not intended to be exhaustive. Commodity trading methods are proprietary and complex, so only the most general descriptions are possible; no attempt has been or could be made to provide a precise description of Ansbacher Investment Management, Inc.'s strategy. While it believes that the description of its methods and strategies included herein may be of interest to you, you must be aware of the inherent limitations of such description.

The objective of Ansbacher Investment Management, Inc.'s strategy is to achieve substantial capital appreciation through the speculative trading of futures contracts, options on futures contracts (and potentially forward contracts), and other futures-related interests, which objective entails a comparatively high level of risk. Ansbacher Investment Management, Inc. currently engages in a program of selling or writing options (puts and calls) on stock index futures. However, in the future, Ansbacher Investment Management, Inc. may trade a broader portfolio of options, futures and cash markets (and potentially forward markets), including agricultural products, metals, currencies, financial instruments, and stock, financial and economic indices (collectively, "Commodity Interests"). Ansbacher Investment Management, Inc. may trade commodity interests on any U.S. exchange.

Ansbacher Investment Management, Inc. uses a systematic approach to trading in that it relies heavily on a program of selling or writing options on stock index futures. Ansbacher Investment Management, Inc. may also, from time to time, purchase options. The implementation of this program (i.e., selecting how many puts and how many calls, and which prices and maturities of each) in turn depends upon both technical and fundamental considerations. The technical indicators will include the prices of various options, both in absolute terms in relation to their historic price levels, and in relative terms comparing the prices of puts to the prices of similar calls. In this respect, Ansbacher Investment Management, Inc. may rely upon the current reading of The Ansbacher Index. The fundamental considerations include the condition of the stock market, its trend and its volatility as well as business, political and economic forces which can influence the stock market.

In addition, Ansbacher Investment Management, Inc. may take positions in the futures markets, including stock index and bond futures, based upon fundamental considerations such as historical price patterns, or technical considerations such as trend following. Ansbacher Investment Management, Inc. may in the future trade a broader portfolio of commodity interests.

Ansbacher Investment Management, Inc. from time to time may change or refine the trading systems employed.

Performance Record Of The Commodity Trading Advisor

The following summary performance information and chart reflects the composite performance results of all customer accounts which, from May 1994 through present, granted Ansbacher Investment Management, Inc. and Mr. Ansbacher discretion to utilize the trading strategy described herein. Ansbacher Investment Management, Inc. and/or Mr. Ansbacher have traded for five accounts, one of which was a proprietary commodity pool account. Ansbacher Investment Management, Inc. does not currently offer any trading strategy or program to clients other than the strategy described herein.

In reviewing the performance of Ansbacher Investment Management, Inc. and its principal, you should understand that such performance is calculated on the accrual basis and in accordance with generally accepted accounting principles and is net of all fees and charges and includes interest income applicable to the accounts comprising the composite performance record. Furthermore, prior to January 1, 1995 (i.e. following the incorporation of Ansbacher Investment Management, Inc.), the accounts described below were charged brokerage commissions, but not management or incentive fees. Therefore, the performance figures below have been adjusted on a pro forma basis in order to take into account the fees and charges which will apply to client accounts - a 2% management fee, a 20% incentive fee, estimated brokerage commissions at $13 per round-turn, and a 4.5% interest rate. While the pro forma adjustments described above have been made in order to more accurately reflect the fee structure applicable to client accounts, the brokerage commission rate applicable to the accounts described below prior to January 1, 1996 was substantially higher (up to $85 per round-turn) than either the pro forma brokerage commission rate or the brokerage commission rate ($13 per round-turn) estimated to be charged to client accounts. Composite performance records are not necessarily indicative of the performance experienced by any individual client account. The notes following the performance information below are integral part of such performance and must be reviewed together with such performance information. Past performance is not necessarily indicative of future results.

Mr. Ansbacher has implemented the trading strategy described herein utilizing his proprietary funds since September 1990, but on a more aggressive basis.


Ansbacher Investment Management, Inc. - Composite

The following capsule shows the past performance of Ansbacher Investment Management, Inc. - Composite since the inception of trading of the first account (in May 1994) and year-to-date (through February 28, 1999). Past performance is not necessarily indicative of future results.

               Ansbacher Investment Management, Inc. - Composite
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

Month      1999      1998      1997      1996      1995      1994
January     1.55      1.51     20.80      2.22      3.25      N/A
February    3.14     13.60     (0.75)    (3.54)    (0.42)     N/A
March       7.19      8.09      5.02      2.88      1.27      N/A
April      (3.55)     1.87      5.89      1.99      2.93      N/A
May        (0.65)    (3.14)    14.17      3.21      0.60      1.70
June        8.16      6.42      4.23      6.16      1.81     (2.90)
July                 (3.64)    11.18    (12.76)     2.28      6.31
August               (2.23)    (5.89)     5.81      2.75      0.49
September            (5.65)     4.16      7.88     (0.22)    (1.80)
October              (5.91)   (13.60)     0.27      3.00      4.33
November              7.57     20.26     12.97      3.19      2.27
December              8.80      7.90     (6.52)     2.06      3.76
Year       16.34     27.96     94.93     19.52     24.85     14.69

Name of Commodity Trading Advisor: Ansbacher Investment Management, Inc. Name of Trader: Max G. Ansbacher
Name of Trading Program:  Composite
Inception of Client Account Trading:  May, 1994
Inception of Trading Pursuant to Offered Program:  May, 1994
Accounts Under Management:  315
Total Assets Managed by CTA:  $229,552,000
Total Assets Traded Pursuant to Offered Program:  $29,552,000
Worst Monthly Percentage Draw-down**:  10-97/33.4%****
Worst Peak-to-Valley % Draw-down***:  10-97/33.4%****
Number of Accounts Closed with Profit:  22
Number of Accounts Closed with Loss:  11

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

**** These largest one month and peak-to-valley draw-downs occurred in one account which was traded in a particularly aggressive manner at client request. The average largest one month and peak-to-valley draw-down for all managed accounts was (13.53%).

Performance Record Of Fremont Fund, Limited Partnership

Ms. Pacult serves as an individual general partner and as the principal of a corporate general partner, Pacult Asset Management, Inc., both of which manage another commodity pool called Fremont Fund, Limited Partnership. Fremont Fund Limited Partnership is traded by Bell Fundamental Futures, LLC and Hanseatic Corporation.

Fremont Fund pays various expenses in relation its operation including:

* a monthly management fee of 1/3 of 1% (4% annually) to its trading advisors

* a monthly management fee of 1/6 of 1% (2% annually) to its corporate general partner

* a quarterly incentive fee of 15% of all new net profits to its trading advisors

* a monthly trading fee of 1% (12% annually) to its introducing broker.

Fremont Fund, Limited Partnership

The following capsule shows the past performance of Fremont Fund, LP for the period from inception of trading in November, 1996, through February 28, 1999. Past Performance Is Not Necessarily Indicative Of Future Results.

                      Fremont Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

Month        1999        1998        1997        1996
January      (1.48)      (1.48)      (1.79)      N/A
February      6.72       (0.92)       0.71       N/A
March       (13.29)       0.74       (0.91)      N/A
April        (0.62)      (3.46)      (2.13)      N/A
May           6.58       (2.30)      (0.66)      N/A
June         (3.43)      (5.39)      (0.39)      N/A
July                      4.21       (0.65)      N/A
August                    1.78       (2.57)      N/A
September                 0.07       (0.53)      N/A
October                   0.26       (0.76)      N/A
November                 (3.52)      (1.09)     (8.83)
December                 (1.38)      (2.13)      2.34
Year         (6.75)     (11.15)     (12.21)     (6.69)

Name of Pool: Fremont Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Names of CTAs: Bell Fundamental Futures, L.L.C., Hanseatic Corporation Principal Protected: No
Date of Inception of trading: November, 1996
Net Asset Value of the pool: $441,403 on total Units outstanding: 692
NAV Per Unit: $638
Largest Monthly Draw-Down**: 12-96/8.83%
Worst Peak-to-Valley Draw-Down***: 11-96 to 6-98/32.5%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


Performance Record Of Atlas Futures Fund, Limited Partnership

Ms. Pacult serves as an individual general partner and as the principal of a corporate general partner, Ashley Capital Management, Inc., both of which manage another commodity pool called Atlas Futures Fund, Limited Partnership. Atlas Futures Fund, Limited Partnership will be traded by Clarke Capital Management, Inc; however, it has not yet broken escrow or commenced business.

Atlas Futures Fund pays various expenses in relation its operation including:

* a monthly management fee of 1/4 of 1% (3% annually) to its trading advisor

* a monthly management fee of 1/12 of 1% (1% annually) to its corporate general partner

* a quarterly incentive fee of 20% of all new net profits to its trading advisor

* a monthly trading fee of 3/4% (9% annually) to its introducing broker.

The Futures Commission Merchant

The General Partner has selected Vision Limited Partnership located at One Whitehall Street, 15th floor, New York, New York, 10004 to serve as our futures commission merchant. It will hold, supervise and control all our equity on deposit to be used for trading by the commodity trading advisor. Vision Limited Partnership is registered as a futures commission merchant pursuant to the Commodity Exchange Act and is a member of the National Futures Association. As required by law, the General Partner will provide notice to you within 21 days of any change in the futures commission merchant.

Regulations of the Commodity Futures Trading Commission require disclosure of any material administrative, civil, or criminal actions against the futures commission merchant, or any of its principals, within five years of the date of this prospectus.

The following disclosures are provided regarding Vision Limited Partnership. In addition, since Vision is a non-clearing futures commission merchant, they have established an omnibus clearing arrangement with Lind-Waldock & Company.

Lind-Waldock is located at 1030 West Van Buren Street, Chicago, IL 60607. Lind-Waldock is a clearing member of all principal futures exchanges in the United States.

See disclosures as to litigation during the past 5 years regarding Vision and Lind-Waldock & Company under Legal Matters.

Federal Income Tax Aspects

Scope Of Tax Presentation

This presentation is based on (1) the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (hereinafter collectively called the "Code") which were in effect as of July 31, 1999, and
(2) the express intention of the General Partner to cause us to invest only our equity capital and not to borrow funds from any source, and (3) the belief that all of the income generated by us will be qualifying income and, therefore, we will not be a publicly-traded entity.

Any change in the Code or deviation from the intent to invest equity capital only could alter this presentation and also have adverse tax consequences on this partnership and you.. For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax (which you would not have to pay if we are taxed as a partnership). In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

Under current IRS guidelines, there is a substantial possibility that our return will be examined. If we are audited, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense to both you and us. Any adjustment made to our return will flow through to your return and could result in a separate audit of your individual return. We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year, or such other period as is required under section 706(b) of the Code. During taxable years in which little or no profit is generated from trading activities, you may still have interest income which will be taxed as ordinary income.

This discussion assumes you are an individual and is not intended as a substitute for careful planning; particularly, since certain of the income tax consequences of an investment in the partnership will not be the same for all taxpayers. All matters upon which we have obtained an opinion of tax counsel are discussed under the caption Tax Opinion below. Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

No Legal Opinion As To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue. In addition, our tax counsel can not opine upon (1) any Federal income tax issue which involves a determination by the IRS of the facts related to our operation or (2) any other matter which may be subject to IRS interpretation or adjustment upon audit. For example, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the your adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to our operation by the General Partner.

Partnership Tax Status And Net Worth Of The General Partner

If we were treated as an association or publicly traded partnership, taxable as a corporation, in any taxable year, (1) we would pay taxes at the corporate rates upon our income and gains, (2) items of deduction and losses would be deductible only by us and not by you, (3) tax credits would be available only to us and not to you, and (4) all or a part of any distributions we make to you could be taxable as dividend income to you and would not be deductible by us in computing our taxable income. This would substantially increase the total amount of taxes both we and you would pay each year.

The Code, at Section 7701, provides the characteristics of a corporation which should not be present if a partnership is to be taxed as a partnership. Among those characteristics is a test for net capital which all entities serving as general partner to a partnership must meet. Among those requirements are that:

* the General Partner, as such, will maintain a capital contribution in the partnership in an amount not less than the greater of

  * $25,000 or

  * one percent (1%) of the aggregate capital contributions from time to time, of all limited partners (measured at the time of each respective investment) and

* sufficient net worth to enable our creditors to have a viable entity to hold responsible for our debts.

These tests are contained in Code Section 7701 to maintain our partnership taxation status. When or if Belmont Capital Management, Inc. becomes the sole general partner, it will use its best efforts to satisfy the safe harbor requirements or otherwise satisfy the IRS requirements necessary to cause us to be taxed as a partnership and not as a corporation.

The IRS Code Section 7701 specifically provides a safe harbor which permits limited partnerships to meet the net worth test when a sole corporate general partner has a net worth equal to 15% of the first $2,500,000 of its net assets or $250,000, whichever is less, and 10% of all net assets above $2,500,000, exclusive of the amount invested by such general partner in any partnership. Ms. Pacult intends to resign as a general partner once (1) she is no longer a necessary element to maintain our tax status as a partnership and not as a corporation and (2) Belmont has sufficient net assets to meet the North American Securities Administrators Association Guidelines to continue to offer our Units. Although we cannot guarantee that Belmont, as the sole corporate general partner, will satisfy the IRS safe harbor test to permit us to continue to be taxed as a partnership, before Ms. Pacult resigns, Belmont will secure an opinion of counsel to the effect that sufficient other IRS elements exist to allow us to continue to be taxed as a partnership and not as a corporation.

Historically, the right of redemption, similar to your right to redeem your Units, renders a pool, such as us, a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 provides an exception. The exception requires 90% or more of our gross income to be qualifying income. If the principal activity of the partnership is buying and selling commodities, qualifying income includes interest, dividends, and income from futures, options or forward contracts on commodities. The General Partner intends to limit the sources of income so that the exception will apply to us. In addition, the General Partner has placed certain restrictions upon the right of redemption. See Exhibit A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling. In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the partnership.

Tax Opinion

We have obtained an opinion, which is not binding upon the IRS or the courts, from The Scott Law Firm, P.A., that we will be taxable as a partnership and not as a corporation. The firm has opined with respect to all material federal tax consequences as follows:

* we will be treated as a partnership for federal income tax purposes (assuming that substantially all our gross income will be qualifying income within the meaning of section 7704(d) of the Internal Revenue Code of 1986, as amended)

* the allocations of profits and losses made when partners redeem their Units should be upheld for federal income tax purposes;

* based upon our contemplated trading activities, the IRS should consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business should not be subject to limitation under section 67 or section 68 of the IRS Code;

* the profit share should be respected as a distributive share of our income allocable to Bromwell Financial Fund, Limited Partnership; and

* the contracts we trade, as described in this prospectus, should satisfy the commodities trading safe harbor as described in section 864(b) of the IRS Code.

Such opinion (1) is based on the Code as of July 31, 1999 and a review of the Limited Partnership Agreement, and (2) is conditioned upon the following representations of facts by the General Partner:

* at all times, we will be operated in accordance with the Delaware Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A

* the General Partner will, at all times maintain not less than a 1% interest in our income, losses, gains, deductions and credits

* for our first two years of operation, the aggregate deductions claimed by the partners as their distributive shares of our net losses will not exceed the equity capital invested in the partnership

* no creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

* the General Partner will at all times actively direct the affairs of the Partnership

* the General Partner (1) will possess substantial assets (exclusive of its interest in us or any other limited partnership) which can be reached by our general creditors within the meaning of Treasury Regulation Section
301.7701 2(d)(2) or (2) will otherwise comply with the tax code general partner requirements imposed upon sole corporate general partners of limited partnerships

* interests in the partnership (1) will be transferable only upon approval of the General Partner, (2) will not be traded on an established securities market, and (3) will not be readily tradable on a secondary market (or the substantial equivalent thereof)

* we will not be registered under the Investment Advisor's Act of 1940; and

* over 90% of our earned income will be qualifying income as that term is defined in the IRS Act of 1987.

The Scott Law Firm, P.A. is not able to opine upon the tax treatment of certain expenses as that determination depends upon questions of fact to be resolved by the General Partner on our behalf. In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income. It is the General Partner's position that our intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the partnership and offering expenses will not be deductible or amortizable by us or you.

Any change in these representations or the operative facts will prevent us and you from relying upon the legal opinion from The Scott Law Firm, P.A.

Passive Loss And Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to partnership operation. The General Partner intends to cause us to comply with the applicable provisions of these guidelines. In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the partnership for tax purposes is equal to the cost (1) decreased, but not below zero, by your share of any partnership losses and distributions and (2) increased by your share of any partnership income. You may not deduct losses in excess of the adjusted basis for your interest in the partnership at the end of the partnership year in which such losses occurred. However, you may carry forward any excess to such time, if ever, as the basis for the interest in the partnership is sufficient to absorb the loss. Upon the sale or liquidation of your interest in the partnership, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the partnership at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for you to sustain a loss from our operation which will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the partnership, there are certain at risk limitations that will apply to you. Section 465 of the IRS Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the Units (tax basis) of the amount at risk. Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of (1) cash distributions from the activity, (2) deduction of losses from the activity, (3) changes in the status of indebtedness from recourse to non-recourse, (4) the commencement of a guarantee, or (5) other events that affect your risk of loss. You should consider the at risk provisions in arranging debt financing for purchasing a partnership interest.

Income And Losses From Passive Activities

IRS Code Section 469 limits the deductibility of losses from business activities in which the taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate (referred to as passive losses). Under temporary Treasury regulations, (1) the trading of personal property, such as futures contracts, will not be treated as a passive activity, (2) partnership gains allocable to you will not be available to offset passive losses from sources outside the partnership, and (3) partnership losses will not be subject to limitation under the passive loss rules.

Allocation Of Profits And Losses

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the General Partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the Limited Partnership Agreement does not meet a third requirement, that a partner must make a capital contribution to the partnership equal to any deficit in its capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions. The General Partner intends to allocate income and losses in accordance with the Limited Partnership Agreement which it believes complies with applicable IRS Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among partners admitted on different dates, which could adversely affect the amount of taxable income to one partner as opposed to another partner.

Taxation Of Futures And Forward Transactions

The commodity trading advisors selected to trade for us are expected to trade primarily in Section 1256 Contracts as defined in the IRS Code. All Section 1256 contracts will be marked-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise) and all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, you may have tax liability relating to unrealized partnership profits in open positions at year-end. Sixty percent (60%) of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss (referred to as the 60/40 Rule), regardless of the actual holding period of the individual contracts. The character of a your distributive share of profits or losses of the partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability. The IRS Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%. Subject to certain limitations, a limited partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (off-exchange positions).

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency (i.e., other than the dollar) or is determined by reference to one or more nonfunctional currencies. If the
Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain And Loss Provisions

If long-term capital gains exceed short-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

Business For Profit

Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The General Partner believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income And Tax

Section 1402 of the IRS Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a limited partner. Therefore, you should not consider that the ordinary income from the partnership constitutes net earnings from self-employment for purposes of either the Social Security Act or the IRS Code.

Individual Alternative Minimum Tax

Non-corporate taxpayers are subject to the alternative minimum tax to the extent it exceeds their regular tax. For an entity taxable as an estate or trust, the first $22,500 of alternative minimum taxable income is exempt from the alternative minimum tax, while for an individual it is the first $33,750 of such income ($45,000 for a joint return; $22,500 for married taxpayers filing separately). The exemption amounts will be phased out at the rate of $.25 for each dollar of alternative minimum taxable income in excess of $150,000 for married taxpayers filing jointly, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separately, estates and trusts. Alternative minimum taxable income in excess of the exemption amount, after any applicable phase-out, will be subject to a two-tiered rate schedule. Alternative minimum taxable income (net of exemption) up to and including $175,000 will be taxed at a rate of 26% and alternative minimum taxable income over $175,000 will be taxed at a 28% rate. Taxpayers liable for the alternative minimum tax are required to make estimated tax payments.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the IRS Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a portfolio investment. The Revenue Procedure further states that a limited partnership interest will be regarded as a portfolio investment, unless rebutted by other evidence. Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry Units should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not A Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in IRS Code Section 6111(c), since the General Partner intends to operate the partnership so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the General Partner does not plan to register us as a tax shelter with the IRS.

Taxation Of Foreign Partners

An investment in the partnership should not, by itself, cause a foreign partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income which is not effectively connected with the conduct of a United States trade or business. This tax must be withheld by the person having control over the payment of such income. Accordingly, we may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a foreign partner. If we are required to withhold tax on such income of a foreign partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the foreign partner.

Partnership Entity-Audit Provisions-Penalties

The IRS Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding. The Limited Partnership Agreement has appointed Belmont Capital Management, Inc. as the tax matters partner to settle any issue involving any partner with less than a 1% profits interest unless such a partner, upon notice, properly elects not to give such authority to the tax matters partner. The tax matters partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The IRS Code provides that a partner must report a partnership item consistently with its treatment on the partnership return, unless the partner specifically identifies the inconsistency or can show that its treatment of the partnership item on its return is consistent with a schedule furnished to the partner by the partnership. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the partnership return.

IRS Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. Understatement is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax which is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of (1) 10% of the correct tax, or (2) $5,000 ($10,000, in the case of a corporation other than an S corporation or a personal holding company).

Employee Benefit, Retirement Plans And IRA's

The Employee Retirement Income Security Act of 1974 governs:

* certain employee benefit plans, such as:

  * a qualified pension, profit-sharing or stock bonus plan, or

  * a qualified health and welfare plan; and

* individual retirement accounts (IRAs).

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should (1) take into account the facts and circumstances of your plan, and
(2) consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the General Partner or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan. The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this partnership.

The Limited Partnership Agreement

This prospectus explains some of the more significant terms of the Limited Partnership Agreement, however, you are urged to read the entire agreement. See Exhibit A.

Formation Of The Partnership

Our Certificate of Limited Partnership is dated and was filed on January 12, 1999 pursuant to the Delaware Uniform Limited Partnership Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you comply with Article V of the Limited Partnership Agreement.

According to the Limited Partnership Agreement, this partnership will not terminate or dissolve upon any limited partner's death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity. Also, legal representatives of such limited partner may redeem their Units, but will not have the right to withdraw their interest or become a substituted limited partner solely by reason of such incapacity.

Units

The number of Units you hold will determine your percentage interest in our net assets. The percentage interest will be calculated from time to time by dividing the number of Units you hold by the aggregate number of outstanding Units.

Management Of Partnership Affairs

Only the General Partner may manage this partnership. You will not take part in our business or affairs nor will you have any voice in our management or operations.

The limited partners who collectively hold a majority of the Units must give written approval of any material change in either the Limited Partnership Agreement or the partnership structure.

These material changes do not include the right of the General Partner to (1) change trading advisors, (2) change the commodity contracts traded, or (3) change the diversification of our assets among the various types of or in the positions held in commodity contracts.

To the extent the law permits, such limited partners who hold a majority of the Units may vote to amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership without the agreement of the General Partner. This includes removing the General Partner and electing a new general partner.

The General Partner may not make trades on our behalf. Trading must be done by independent commodity trading advisors selected by the General Partner.

Additional Offerings

The General Partner may has sole discretion to (1) end any offering of Units,
(2) register additional Units, and (3) make additional public or private offerings of Units.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. We have not limited the amount of capital contributions or the maximum number of Units which may be issued, offered or sold.

Partnership Accounting, Reports, And Distributions

You will have a capital account, and its initial balance will be the amount you paid for your Units. The net assets of this partnership will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The General Partner has sole discretion to make distributions from profits or net assets. On a monthly basis the you will receive a report containing:

* the net Unit value as of the end of both the current and previous month

* the percentage change in net Unit value between the two months

* the amount of distributions during the month

* the aggregate fixed commission in lieu of round-turn brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by us during the month, and

* any other information required by the rules of the Commodity Futures Trading Commission.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided (1) you give adequate notice, (2) you do so at a reasonable time, and (3) you make copies at your expense.

Federal Tax Allocations

At the end of each fiscal year, our capital gain or loss and ordinary income or loss will be allocated among the partners, while compensating for our fees and expenses. You must include your share of such items in your personal income tax return.

Transfer Of Units Only With Consent Of The General Partner

You are admitted to this partnership and are registered on the partnership records as the owner of the Units you purchase. As a registered Unit holder, you may (1) receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, and (2) vote on any matters submitted to the limited partners for voting.

You may transfer your Units only with the written consent of the General Partner. The General Partner may not approve the transfer if it:

* is requested before two years from the date of purchase

* is not made for all of your Units or, if you are not assigning all of your Units, you will not retain more than five Units

* will violate any applicable laws or governmental rules or regulations, including without limitation:

  * any applicable Federal or state securities laws, or

  * the Delaware limited partnership laws

* will jeopardize our ability to be taxed as a partnership (and not as a corporation), or

* will affect characterizations or treatment of income or loss.

Termination Of The Partnership

This partnership will terminate:

* at 11:59 p.m. twenty-one years from the date of the Limited Partnership Agreement

* by election of the General Partner, in its sole discretion, to terminate and dissolve this partnership

* upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the General Partner (unless the limited partners unanimously elect to carry on the business and a new general partner has been substituted)

* upon an event occurring which causes dissolution by Delaware law

* upon any event which makes the continued existence of the partnership unlawful, or

* upon the unanimous vote of the Limited Partners.

Meetings

We are not required to hold regular meetings, however, partners may call meetings to vote on certain issues (see Management of Partnership Affairs).

The General Partner must receive (in person or by certified mail) a written request with a check to cover the cost of sending notice of the meeting to all partners. The written request must be signed by one or more partners who collectively own 10% or more of the outstanding Units. The General Partner then has 15 days to call the meeting

Redemptions

Redemption allows you to receive your share of the net assets of this partnership. You may not redeem or liquidate any Units until six months after we have commenced business. The General Partner must receive written notice no later than 12:00 noon on the tenth calendar day immediately preceding the desired effective date of redemption. The effective date of redemption must be the last day of the then current or a future month.

The General Partner will try its best to comply with the redemption request within ten days following the effective date. However, you should be aware that the General Partner may be unable to timely comply with the request if there is not enough cash. This may be because the trading advisor cannot liquidate the positions it has taken, or there are contingent claims on partnership assets.

If the General Partner notifies you in writing, it may declare additional redemption dates or cause the partnership to redeem fractions of Units. If the General Partner notifies you in writing prior to registering Units for public sale, it may redeem your Units if you don't hold the required minimum amount of Units which it has established.

We will charge a redemption fee of 4% of the value of the redemption request if it is received prior to the nineteenth day of the sixth month after the commencement of business. Thereafter, we will reduce the redemption fee by 1% every 6 months as follows:

Redemption Request Received           Redemption Fee

Before 19th day of 6th
 month of investment                  4%
Thereafter until 12 months            3%
Thereafter until 18 months            2%
Thereafter until 24 months            1%
Thereafter                            None

Plan For Sale Of Units

The Selling Agent

We are offering and selling the Units through Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, a broker/dealer registered with the National Association of Securities Dealers (NASD). The General Partner or Futures Investment Company may also select other broker dealers to sell the Units. All Units will be sold on a best efforts basis, which means the selling agent(s) will try, but not guarantee, to sell all the Units.

Although we are offering a maximum of $7,000,000 of Units, the Limited Partnership Agreement authorizes the General Partner to sell additional Units. Accordingly, the partnership may sell an unlimited number of Units.

Futures Investment Company is owned solely by Mr. Michael Pacult and his wife, Ms. Pacult (who is also one of the general partners and the sole shareholder, director, and officer of the corporate general partner). Mr. And Mrs. Pacult are also associated persons and registered representatives of Futures Investment Company who will earn sales and trailing commissions on the Units they sell and service.

Futures Investment Company is an Illinois corporation which was incorporated on December 6, 1983. It was officially registered as a fully disclosed broker dealer with the National Association of Securities Dealers on July 24, 1997. Currently, Futures Investment Company principally offers and trades securities and commodities as a Commodity Futures Trading Commission registered introducing broker. It has and will continue to participate in offerings of other commodity pools sponsored by the General Partner or other persons or entities in competition with us.

Escrow and Commencement of Business

To commence business, the General Partner must sell the minimum $700,000 of Units (excluding Units purchased by the General Partner) within one year of the date of this prospectus, or within a longer time established by the General Partner.

During this time, all cash and subscription documents will be held in a separate escrow account in the name of this partnership at the escrow agent, Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703. After the minimum is sold:

* all cash and subscription documents will be delivered to us within 1 business day

* the interest earned on your subscription during the escrow period will be deposited in our account, and you will receive a corresponding number of additional Units at the rate of $1,000 per Unit (rounded in the case of fractional Units to three decimal points) taking into account both the length of time and amount deposited into the escrow account

* we will commence trading operations

* we will continue to sell Units (up to $7,000,000 worth) until they are either all sold or the General Partner terminates this offering; in which case:

  * no escrow will be used (we will receive subscription checks directly)

* the Units' price will be based upon the profitability of the partnership (the net Unit value), which will be determined monthly.

If we cannot sell the minimum Units in this time, this offering will terminate and your subscription documents and entire investment, plus interest, will be returned within 10 days.

Cash from subscriptions held in the escrow account will be invested in short-term investments which meet applicable regulatory requirements. These include United States Treasury Bills or other comparable interest-bearing instruments which are expected to be liquid, substantially risk-less instruments, with correspondingly low yields.

Belmont Capital Management, Inc. will pay the escrow agent a fee for its services and will not be reimbursed for this by the partnership.

There cannot be any assurance that the minimum Units or any additional Units will be sold. The General Partner is authorized, in its sole discretion, to terminate this or any future offering of Units.

Subscription Procedure

To purchase Units, you must (1) complete and execute a suitability questionnaire and a subscription agreement (Exhibit D), and (2) deliver the executed subscription documents and check to the sales agent.

If this minimum number of Units to commence business has not been sold, you should make out the check to "Star Financial Bank-Escrow Agent for Bromwell Financial Fund, LP". Your check will then be delivered to the escrow agent within 24 hours of receipt.

After the minimum Units have been sold, no escrow will be used and you should make your check out to "Bromwell Financial Fund, Limited Partnership". The sales agent will then send your subscription documents to the General Partner with your check, which will be invested in the partnership on the next admission date.

Under no circumstances should you (1) make payment in cash, or (2) make any checks payable to the General Partner the Selling Agent or any of their registered representatives or affiliates.

Subscription Amounts

You must purchase at least $25,000 in Units; however, the General Partner may reduce this to not less than the regulatory minimum of $5,000. You may make additional investments above $25,000 in $1,000 increments. If you have not provided collectible funds (whether in the form of a bad check or draft, or otherwise), any Units recorded in our books in your favor shall be cancelled.

Revocation

Once you have purchased Units, you may not revoke them unless there are Federal or state securities laws which allow you to. The General Partner has sole discretion to reject any subscription, in whole or in part, within 5 days.

Net Worth Tests

To purchase Units, you must have at least (1) a minimum net worth (exclusive of home, home furnishings and automobiles) of $150,000, or (2) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (exclusive of home, home furnishings and automobiles). You may have to satisfy higher amounts if you live in certain states. See Exhibit D.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or the donor or grantor who supplies the funds to purchase the Units (if the donor or grantor is the fiduciary).

Legal Matters

Litigation And Claims

Within the past 5 years (as of the date of this prospectus), there have been no material administrative, civil or criminal actions against either general partner, the commodity trading advisor, the introducing broker, the selling agent or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them. The futures commission merchant does have litigation which is unrelated to us; however, its effect (negative or positive) would be too small to affect its service to us.

On December 31, 1997, the Business Conduct Committee of the National Futures Association issued a two count complaint against Vision Limited Partnership. Count I alleges failure to supervise and Count II alleges improper handling of one block order. Vision denies the allegations and intends to vigorously defend the matter.

There is currently no litigation pending or on appeal which, if successfully pursued by a plaintiff or appellant would have a material effect on the ability of the futures commission to serve us.

Legal Opinion

The Scott Law Firm, P.A., 5121 Sarazen Drive, Hollywood, FL 33021, serves as special counsel to us and the General Partner with respect to (1) the offering of Units, (2) the preparation of this prospectus the legality of the Units offered, and (3) the classification of the partnership as a partnership for tax purposes.

From time to time, the firm will also advise us and the General Partner regarding the maintenance of our tax status, the legality of any subsequent offers, and the legality of any transfers by partners.

The General Partner has granted the firm the right to employ other law firms to help in matters which relate to the sale of Units or our operation.

The Scott Law Firm, P.A. will not give you or any other partner legal advice (other than the General Partner). You should seek investment, legal, and tax advice from your own attorney.

Experts

We rely on various experts to perform services for us.

Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 is our accounting and auditing expert, and is responsible for auditing the books and records of both us and Belmont Capital Management, Inc. It has also prepared the audited financial statements in this prospectus and will prepare our tax returns.

Mr. James Hepner, certified public accountant, 1824 N. Normandy, Chicago, IL 60635 is another accounting expert who will (1) establish our original books and records, (2) handle the journal entries prepare the monthly and annual financial statements and statements of account,; and (4) prepare our K-1s, once trading commences.

The General Partner will serve as our tax partner. The General Partner is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly and annual account statements, and financial statements audited by an independent certified public accountant.

We will send you the unaudited monthly statements as soon as practicable after the end of each month, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

Additional Information

By our General Partner, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our limited partnership interests.

This prospectus does not contain all of the information in the Form S-1 filing (for example, the Selling Agreement, the Escrow Agreement, and the Customer Agreement). The description in this prospectus of these exhibits are summaries. For further information regarding the partnership and the Units offered, you may inspect and copy, without charge, our complete filings (including this prospectus, the exhibits and periodic reports) at the public reference facilities of the Securities and Exchange Commission at:

* 450 Fifth Street, NW, Washington, D.C. 20549

* its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and

* its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates. This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the Commission's Web site (http://www.sec.gov).

In addition, our books and records will be maintained for six years at c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901, (302) 697-2139, with a duplicate set maintained at the offices of Mr. James Hepner, Certified Public Accountant, at 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074.

You are invited to review any materials available to the General Partner relating to:

* this partnership

* our operations

* this offering

* the commodity experience and trading history of:

  * the commodity trading advisor

  * the General Partner

  * the commodity brokers, and

  * their respective officers, directors and affiliates

* the Advisory Agreement between us and the commodity trading advisor

* the Customer Agreements between us and our Commodity Brokers

* the commodity trading advisor's disclosure document

* the forms filed with the NFA for any registered entity or person related to this partnership, and

* any other matters relating to the laws applicable to this offering or this partnership.

The officer and staff of the General Partner will answer all reasonable inquiries you may have. All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The General Partner will allow you to obtain any additional information necessary to verify any representations or information in this prospectus and its exhibits (assuming we or the General Partner possess such information or can acquire it with reasonable effort and expense). However, your review is limited by the proprietary and confidential nature of the commodity trading advisor's trading systems and by the confidentiality of certain personal information relating to other investors.

*******************************************************************************
                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                        FOR THE PERIOD JANUARY 12, 1999
                     (DATE OF INCEPTION) TO AUGUST 4, 1999
                        (With Auditors' Report Thereon)




                               GENERAL PARTNER:
                       Belmont Capital Management, Inc.
                           % Corporate Systems, Inc.
                           101 North Fairfield Drive
                     Dover, Kent County, Delaware   19901

To The Partners
Bromwell Financial Fund, Limited Partnership
(a development stage enterprise)
Dover, Kent County, Delaware



                         INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheet of BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP (a development stage enterprise) as of August 4, 1999, and the related statements of operations, partners' equity and cash flows for the period from January 12, 1999 (inception) to August 4, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP (a development stage enterprise) as of August 4, 1999, and the results of its operations and its cash flows for the period from January 12, 1999 (inception) to August 4, 1999, in conformity with generally accepted accounting principles.


/s/ Frank L. Sassetti & Co.

August 12, 1999
Oak Park, Illinois

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                                 BALANCE SHEET

                                AUGUST 4, 1999


                                    ASSETS

Cash                                                              $2,000
Organizational costs  (Note 1)                                     5,344
                                                                  ------

                                                                  $7,344
                                                                  ======



                       LIABILITIES AND PARTNERS' EQUITY

Liabilities -
  Due to affiliate  (Note 2)                                      $5,344


Partners' Capital -
  Limited partners  (1 unit)
    Initial capital contribution                                   1,000
    Deficit accumulated during development stage

  General partner (1 unit)
    Initial capital contribution                                   1,000
    Deficit accumulated during development stage

            Total Partners' Capital                                2,000
                                                                  ------

                                                                  $7,344
                                                                  ======

                  The accompanying notes are an integral part
                         Of the financial statements.

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                            STATEMENT OF OPERATIONS

                         JANUARY 12, 1999 (INCEPTION)
                               TO AUGUST 4, 1999



REVENUES                                                          $_____


                 Total Revenues                                   ______


EXPENSES

                 Total Expenses                                   ______


NET LOSS                                                          $_____


NET LOSS -
  Limited partnership unit                                        $_____

  General partnership unit                                        $_____

                  The accompanying notes are an integral part
                         Of the financial statements.

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         STATEMENT OF PARTNERS' EQUITY

                         JANUARY 12, 1999 (INCEPTION)
                               TO AUGUST 4, 1999

                                                                  Total
                      Limited Partners   General Partners   Partners' Equity
                       Amount   Units     Amount   Units     Amount   Units

Initial partner
 Contributions         $1,000     1       $1,000     1       $2,000     2

Net loss -
 January 12, 1999
 to August 4, 1999     ______  ______     ______  ______     ______  ______
Balance -
 August 4, 1999        $1,000     1       $1,000     1       $2,000     2
                       ======  ======     ======  ======     ======  ======

Value per unit at
 August 4, 1999                                                  $1,000.00
                                                                 =========
Total partnership
 units at
 August 4, 1999                                                       2
                                                                    ======

                  The accompanying notes are an integral part
                         Of the financial statements.

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                            STATEMENT OF CASH FLOWS

                         JANUARY 12, 1999 (INCEPTION)
                               TO AUGUST 4, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $______
  Adjustments to reconcile net loss to net
    cash used in operating activities                             _______

               Net Cash Used In
                Operating Activities                              _______



CASH FLOWS FROM INVESTING ACTIVITIES


CASH FLOWS FROM FINANCING ACTIVITIES
  Initial partner contributions                                    2,000
                                                                  -------


NET INCREASE IN CASH                                               2,000


CASH -
  Beginning of period                                             _______

  End of period                                                   $2,000
                                                                  =======

NON-CASH INVESTING ACTIVITIES
  Organizational and syndication costs incurred
   and paid by affiliate                                          $5,344
                                                                  =======
                  The accompanying notes are an integral part
                         Of the financial statements.

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 4, 1999


1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            Bromwell Financial Fund, Limited Partnership (the Fund) was formed January 12, 1999 under the laws of the State of Delaware. The Fund expects to engage in the speculative trading of futures contracts in commodities. Belmont Capital Management, Inc. and Shira Pacult are the general partners and commodity pool operators of Bromwell Financial Fund, Limited Partnership. The commodity trading advisor (CTA) is expected to be Ansbacher Investment Management, Inc., which has the authority to trade so much of the Fund's equity as is allocated to it by the General Partners.

            The Partnership is in the development stage and its efforts through August 4, 1999 have been principally devoted to organizational activities.

      Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

      Offering Expenses and Organizational Costs - Offering expenses are to be reimbursed to the General Partner upon the initial closing.
Organizational costs are capitalized and amortized over sixty months on a straight line method starting when operations begin.

      Registering Costs - Costs incurred for the initial filings with Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering is expected to be made are accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Recurring registration costs, if any, will be charged to expense as incurred.

      Revenue Recognition - Commodity futures contracts are recorded on the trade date and will be reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 4, 1999


1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      Revenue Recognition - Continued

            Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund will consider only cash and money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes as of August 4, 1999.


2.    DUE TO AFFILIATE

            The Fund's individual general partner is a joint owner of Futures Investment Company and this Company has funded the organizational costs incurred by the Fund to date.


3.    GENERAL PARTNER DUTIES

            The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 4, 1999


4.    THE LIMITED PARTNERSHIP AGREEMENT

            The Limited Partnership Agreement provides, among other things, that

      Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

      Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

            Any distribution from profits or partners' capital will be made solely at the discretion of the General Partners.

      Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

      Redemption - No partner may redeem or liquidate any units until after the lapse of six months from the date of the investment. Thereafter, a Limited Partner may withdraw, subject to certain restrictions, any part or all of his units from the partnership at the net asset value per unit on the last day of any month on ten days prior written request to the General Partner. A redemption fee payable to the partnership of a percentage of the value of the redemption request is charged pursuant to the following schedule:

            * 4% if such request is received ten days prior to the last trading day of the month in which the redemption is to be effective from the sixth month to the twelfth month after the date of the investment in the Fund.

            * 3% if such request is received during the next six month period.

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 4, 1999


4.    THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

            * 2% if such request is received during the next six month period.

            * 1% if such request is received during the next six month period.

            *      0% thereafter.


5.    FEES

                        The Fund will be charged the following fees on a monthly basis as of the commencement of trading.

            * A management fee of 1% (annual rate) of the Fund's net assets allocated to each CTA to trade will be paid to each CTA and 3% of equity to the Fund's Corporate General Partners.

            * An incentive fee of 20% of "new trading profits" will be paid to each CTA. "New trading profits" includes all income earned by a CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

            * The Fund will pay fixed commissions of 11% (annual rate) of assets assigned to be traded, payable monthly, to the introducing broker affiliated with the General Partners. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.

*******************************************************************************
                       BELMONT CAPITAL MANAGEMENT, INC.

                             FINANCIAL STATEMENTS

                        FOR THE PERIOD JANUARY 12, 1999
                            (DATE OF INCORPORATION)
                               TO AUGUST 4, 1999
                        (With Auditors' Report Thereon)


                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                       BELMONT CAPITAL MANAGEMENT, INC.

                        FOR THE PERIOD JANUARY 12, 1999
                            (DATE OF INCORPORATION)
                               TO AUGUST 4, 1999




                               TABLE OF CONTENTS


                                                           Page

Independent Auditors' Report                                 1

Financial Statements -

  Balance Sheet                                              2

  Statement of Income and Accumulated Deficit                3

  Statement of Cash Flows                                    4

  Notes to Financial Statements                            5 - 6



                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

To The Shareholders
Belmont Capital Management, Inc.
Dover, Kent County, Delaware



                         INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheet of BELMONT CAPITAL MANAGEMENT, INC. as of August 4, 1999, and the related statements of income and accumulated deficit and cash flows for the period from January 12, 1999 (date of incorporation) to August 4, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BELMONT CAPITAL MANAGEMENT, INC. as of August 4, 1999, and the results of its operations and its cash flows for the period from January 12, 1999 (date of incorporation) to August 4, 1999, in conformity with generally accepted accounting principles.


/s/ Frank L. Sassetti & Co.

August 12, 1999
Oak Park, Illinois



                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                       BELMONT CAPITAL MANAGEMENT, INC.

                                 BALANCE SHEET

                                AUGUST 4, 1999


                                    ASSETS

CURRENT ASSETS
  Cash                                                            $1,000
                                                                  ------

INVESTMENTS  (Note 3)                                              1,000
                                                                  ------

OTHER ASSETS
  Organizational costs                                               925
                                                                  ------

                                                                  $2,925
                                                                  ======

                     LIABILITIES AND STOCKHOLDER'S EQUITY


LIABILITIES
  Current Liabilities
    Due to Futures Investment Co.                                 $  925
    Due to general partner                                         1,000
                                                                  ------

                                                                   1,925
                                                                  ------

STOCKHOLDER'S EQUITY
  Capital stock (common 1,500 shares authorized,
   no par value; 1,000 issued and outstanding)                     1,000
                                                                  ------

             Total Stockholder's Equity                            1,000
                                                                  ------

                                                                  $2,925
                                                                  ======


                Purchasers of units in the partnership will not
                    acquire or otherwise have any interest
                                in this Company

                  The accompanying notes are an integral part
                         Of the financial statements.

                       BELMONT CAPITAL MANAGEMENT, INC.

                  STATEMENT OF INCOME AND ACCUMULATED DEFICIT

                    JANUARY 12, 1999 (DATE OF INCORPORATION)
                               TO AUGUST 4, 1999



REVENUES                                                          $_______


EXPENSES                                                          ________


INCOME BEFORE EQUITY IN LIMITED PARTNERSHIP


EQUITY (LOSS) IN LIMITED PARTNERSHIP                              ________


NET INCOME


ACCUMULATED DEFICIT
  Beginning of period                                             ________

  End of period                                                   $_______


                Purchasers of units in the partnership will not
                    acquire or otherwise have any interest
                                in this Company

                  The accompanying notes are an integral part
                         Of the financial statements.

                       BELMONT CAPITAL MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS

                   JANUARY 12, 1999 (DATE OF INCORPORATION)
                               TO AUGUST 4, 1999



CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                      $_______
  Adjustments to reconcile net loss to net cash
   used in by operating activities -
    Equity in limited partnership
    Changes in operating assets and liabilities                   ________

             Net Cash Used in
              Operating Activities                                ________


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investment interest in limited partnership           (1,000)
                                                                  --------
             Net Cash Used in
              Investing Activities                                 (1,000)
                                                                  --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of capital stock                                         1,000
  Advance from general partner                                      1,000
                                                                  --------
             Net Cash Provided by
              Financing Activities                                  2,000
                                                                  --------

NET INCREASE IN CASH                                                1,000


CASH -
  Beginning of period                                             ________

  End of period                                                   $ 1,000
                                                                  ========

NON-CASH INVESTING ACTIVITIES
  Organization and syndication costs incurred
   and paid by affiliate                                          $   925
                                                                  ========

                Purchasers of units in the partnership will not
                    acquire or otherwise have any interest
                                in this Company

                  The accompanying notes are an integral part
                         Of the financial statements.

                       BELMONT CAPITAL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 4, 1999



1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            Belmont Capital Management, Inc. (the Company) was formed on January 12, 1999 under the laws of the State of Delaware to act as a general partner and commodity pool operator of the Bromwell Financial Fund, Limited Partnership (the Fund). It became registered as a commodity pool operator and a member of the National Futures Association on August 5, 1999.

            The responsibilities of the General Partner, in addition to the selection of trading advisors and other activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

      Organizational Costs - Organizational costs are capitalized and amortized over sixty months on a straight line method starting when operations begin. All organizational costs incurred to date have been capitalized and no amortization expense has yet been charged.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - The Company has no cash equivalents. Net cash provided by operating activities includes no cash payment for interest nor income taxes for the initial period January 12, 1999 (date of incorporation) to August 4, 1999.



                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

                       BELMONT CAPITAL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 4, 1999



2.    CORPORATE AFFILIATION

                  The Company's sole shareholder is also a joint owner of Futures Investment Company. In addition, the Company is a general partner of Bromwell Financial Fund, a limited partnership.


3.    INVESTMENTS

                  The Company purchased an interest as the general partner in a limited partnership (a development stage enterprise) with an initial investment of $1,000. The investment is being accounted for under the equity method and to date has incurred no activity.



                 Purchase of units in the partnership will not
                    acquire or otherwise have any interest
                               in this Company.

*******************************************************************************
                                  APPENDIX I

                        Commodity Terms And Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Affiliated Introducing Broker. The introducing broker is affiliated with Ms. Shira Del Pacult, one of the general partners and the sole principal of Belmont Capital Management, Inc., the other general partner. The introducing broker has no affiliation with the partnership. Also see definition of Introducing Broker.

Associated Persons. The persons registered pursuant to the Commodity Exchange Act with the futures commission merchant, the selling agent, additional sellers, or the introducing broker who are eligible to service the partnership, the partners and to receive trailing commissions.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

Capital means cash invested in the partnership by any partner and placed at risk for the business of the partnership.

Commodity Futures trading Commission (CFTC). Commodity Futures Trading Commission, 2033 K Street, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker. See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

Commodity Pool Operator (CPO). Belmont Capital Management, Inc., c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901; and, Ms. Shira Del Pacult, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737. A person that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor (CTA). Ansbacher Investment Management, Inc., 45 Rockefeller Plaza, 20th Floor, New York, New York 10111. A person or entity which renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the partnership.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Escrow Agent and Escrow Account. Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 which was selected by the General Partner and the account which will hold all the subscription documents and proceeds until such time as either the minimum is sold or the offering is terminated prior to the sale of such minimum.

Exchange for Physicals (EFP). EFP is a practice whereby positions in certain futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Form K-1. The section of the Federal Income Tax Return filed by the Partnership which identifies the amount of investment in the partnership, the gains and losses for the tax year, and the amount of such gains and losses reportable by a partner on the partner's tax return.

Fully-Committed Position. Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in certain commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully-committed position.

Futures Commission Merchant (FCM). The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The introducing broker will be responsible for the negotiation and payment of the commission to the futures commission merchant.

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Futures Investment Company.  The selling agent and introducing broker, 5916
N. 300 West, P.O. Box C, Fremont, IN 46737 which will introduce the trades to the futures commission merchant for a fixed commission of 11% of equity on deposit at the futures commission merchant allocated by the General Partner to trade. Ms. Shira Del Pacult, one of the general partners and the principal of Belmont Capital Management, Inc., the other general partner, is also one of the principals of Futures Investment Company, with her husband.

General Partner. Belmont Capital Management, Inc., c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901; and, Ms. Shira Del Pacult, 5916
N. 300 West, P.O. Box C, Fremont, IN 46737.  The manager of the fund.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Initial Closing. When the minimum offering amount has been raised and escrow funds are released to the partnership for commencement of trading.

Introducing Broker (IB). The introducing broker, Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, which will introduce the trades to the futures commission merchant for a fixed commission of 11% of equity on deposit at the futures commission merchant allocated by the General Partner to trade. Ms. Shira Del Pacult, one of the general partners and the principal of Belmont Capital Management, Inc., the other general partner, is also one of the principals of the introducing broker, with her husband.

Introduction of Trades. The term used to describe the function performed by the broker which handles the relationship between the partnership and the futures commission merchant. See Introducing Broker.

Limited Partner. Persons admitted without management authority pursuant to the partnership agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of an futures commission merchant.

Minimum Offering/Maximum Offering. The amount required to be invested before trading will commence, $700,000 and the amount which will terminate this offering, $7,000,000.

National Association of Securities Dealers (NASD). National Association of Security Dealers, Inc., the self regulatory organization responsible for the legal and fair operation of broker dealers, such as the selling agent.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). See Exhibit A, The Limited Partnership Agreement, 1.2(e).

Net Unit Value. The net assets of the partnership divided by the total number of Units outstanding.

Net Gains.  The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period. See Charges to the Partnership.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

Offering Expenses. The partnership will reimburse Belmont Capital Management, Inc., one of the general partners, for offering expenses, estimated to be $47,000, from the gross proceeds of the offering at the time of the break of escrow for the initial closing. For purposes of limitation, the total expenses can not exceed 15% of capital raised pursuant to the offering. Specifically, these expenses include the Securities and Exchange Commission registration fee of $1,946, the National Association of Securities Dealers filing fee of $1,000, legal fees of $33,700, accounting fees of $1,500, Blue Sky expenses of $3,000, printing costs of $3,000, miscellaneous expenses of $2,076 and escrow fees of $1,000. The $47,000 in offering expenses includes the first year operating costs. Additionally, there are $5,000 in organizational expenses which will be paid to Belmont Capital Management, Inc., amortized on a straight line method over 60 months.

Organizational Expenses. Belmont Capital Management, Inc., one of the general partners, will be reimbursed for certain organizational expense in the amount of $5,000, to be amortized on a straight line method over the first 60 months of partnership operation. Specifically, these include $500 in accounting fees, and $4500 in legal fees.

Option Contract. An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Partners.  The general partners and all limited partners in the partnership.

Partnership or Limited Partnership or Commodity Pool or Pool or Fund. The Belmont Financial Fund, Limited Partnership, evidenced by Exhibit A to this Prospectus, c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901, (302) 697-2139.

Position Limits. The Commodity Futures Trading Commission has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called position limits.

Principal. Ms. Shira Del Pacult, one of the general partners and the principal of the corporate general partner. Ms. Pacult is also a principal of the introducing broker.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Redemption. The right of a partner to tender the Units to the partnership for surrender at the net unit value, subject to certain conditions. See the Limited Partnership Agreement attached as Exhibit A.

Selling Agent. The National Association of Securities Dealers member broker dealer, Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, selected by the General Partner to offer the Units for sale. The General Partner and the selling agent may select additional selling agents to also offer Units for sale. See Plan of Distribution.

Scale in Positions. The commodity trading advisor selected by the General Partner presently has a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the partnership and other accounts under management will be too large too be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is market-to-market to determine the amount of margin which must be deposited or may be withdrawn.
A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Trailing Commissions. The share of the fixed commissions to be paid to the individual associated persons who work for the National Association of Securities Dealers member broker dealers or the introducing broker who have either sold the Units to the partners or are providing services to the General Partner or the other partners.

Taking Positions Ahead of the Partnership. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe the ownership of both the general and limited partner interests in the partnership.

Unrealized Profit Or Loss. The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

Underwriter.  See Selling Agent.

                           State Regulatory Glossary

The following definitions are supplied by the state securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. which publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are published from the Guidelines, however, the General Partner has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the Fund.

Administrator-The official or agency administering the security laws of a state. This will usually be the State of residence of the Fund or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the commodity trading advisors and, when it provides such advice, to the General Partner.

Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Ms. Shira Del Pacult one of the general partners, is the sole shareholder and principal of the other general partner and also owns 50% of the outstanding voting shares and is a principal in the affiliated introducing broker.

Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price, less sales commissions, for the Units.

Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See Futures Commission Merchant and Introducing Broker.

Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this prospectus.

Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See New Net Profit.

Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

Participant-The holder of a Program Interest.  A Partner in the Fund.

Person-Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid by the Introducing Broker from the fixed commissions.

Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant and Introducing Broker.

Program Interest-A limited partnership interest or other security representing ownership in a program. The Units in the Fund. See Exhibit A, the Limited Partnership Agreement.

Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term Sponsor shall be deemed to include its Affiliates.

Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.

*******************************************************************************
           EXHIBIT A TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT


                      AGREEMENT OF LIMITED PARTNERSHIP OF
                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP

THIS LIMITED PARTNERSHIP AGREEMENT, (the "Agreement") dated the 1st day of August, 1999, by and among Belmont Capital Management, Incorporated, a Delaware corporation ("Belmont") as managing general partner, and Shira Del Pacult as managing general partner (hereinafter referred to collectively with Belmont as the "General Partner"), and those who are admitted as partners, (hereinafter referred to as either "Limited Partners" or "Other General Partners"), pursuant to the terms of this Agreement, (the General Partner, any Other General Partners, and the Limited Partners are hereinafter collectively referred to as the "Partners").

                                  WITNESSETH:

IN CONSIDERATION of good and valuable consideration, the receipt of which is hereby acknowledged, the General Partner and the sole Limited Partner entered and formed a limited partnership (hereinafter called either the "Partnership" or the "Fund") pursuant and subject to the Delaware Uniform Limited Partnership Act (the "Act"), which is stated as follows:

                                   ARTICLE I
                   Definitions and Risk Disclosure Statement

Certain terms used in this Agreement shall have the special meaning designated below:

1.1 The term AFFILIATE means (1) any person controlled by or under common control with another person, (2) a person owning or controlling 10% or more of the outstanding voting securities of such other person, (3) any officer or director of such other person, and (4) if such other person is an officer or director, any other company for which such person acts as an officer or director.

1.2  When referring to the capital of the Partnership:

(a) the term CAPITAL shall mean cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership;

(b) the term CAPITAL CONTRIBUTION shall mean, with respect to any Partner, the sum of all Capital contributed to the Partnership pursuant to
Article I;

(c) the term CAPITAL SUBSCRIPTION shall mean the amount set forth opposite the name of such Partner in the schedule of Partners, which amount shall be the purchase price, less sales commissions, if any, to be paid or paid by such Partner for the Unit or Units in the Partnership purchased by such Partner;

(d) the term INITIAL CAPITAL shall mean the sum of all Capital
Subscriptions received by the General Partner prior to commencement of trading;

(e) the term NET ASSETS OR NET ASSET VALUE means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i) Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the General Partner;

(ii) All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii) Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv) Interest earned on all Partnership accounts is accrued at least monthly;

(v) The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the General Partner or as provided in this Agreement and the amount of any redemption is a liability of the Partnership as of the valuation date; and

(vi) Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

(f) the term PROFIT (LOSS) ATTRIBUTABLE TO UNITS means the product of A) the number of Units divided into B) an amount equal to the Net Profit (Loss) determined as follows: (1) the net of profits and losses realized on all trades closed out, plus (2) the net of any unrealized profits and losses an open positions as of the end of the period, less (3) the net of any unrealized profits and losses on open positions as of the end of the preceding period, minus, (4) the Expenses attributable to Units. Profit
(Loss) shall include interest earned on Partnership assets, realized and unrealized capital gains or losses on U.S. Treasury bills, and other securities;

(g) the term MANAGEMENT FEE shall mean up to six percent (6%) annually of the Net Assets of the Partnership computed on the close of business on the last day of each month and payable to the General Partner or independent Commodity Trading Advisor, or both, without regard to the income or loss of the Partnership for that period; presently, Belmont, one of the general partners, and the Commodity Trading Advisor receive one half (1/2) and one sixth (1/6), respectively, of the maximum Management Fee (3% to Belmont and 1% to the CTA of the Net Assets of the Partnership);

(h) the term INCENTIVE FEE means a percentage of the profits accrued and paid to the General Partner, or its Affiliates, of up to fifteen percent (15%) annually of New Net Profit earned from inception of trading, through the date of the computation, based upon total Capital of the Partnership. The General Partner has reserved the right to both reduce the Incentive Fee below fifteen percent (15%) and increase the Incentive Fee to a maximum of thirty percent (30%), provided that in such case the Management Fee is correspondingly lowered to 0%; presently, the Incentive Fee paid to Belmont is twenty percent (20%), which is paid by Belmont to the CTA;

(i) the term GROSS PROFIT OR LOSS means the income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

(j) the term NEW NET PROFIT OR LOSS means the amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period; and,

(k) the term NET GAINS means net profit from all sources.

(l) the term UNIT shall mean a partnership interest in the Partnership requiring an initial Capital Contribution of one thousand dollars ($1,000), less a sales commission, if any, or the Net Asset Value of the initial Unit, as adjusted to reflect increases and decreases caused by receipt, accrual, and payment of profit, Expenses, losses, bonuses, and fees, from time to time.

1.3 When referring to costs and expenses of the Partnership to be allocated and charged pursuant to this Agreement:

(a) the term EXPENSES shall mean costs allocated, incurred, paid, accrued, or reserved, including the fixed commissions payable to the Introducing Broker of eleven percent (11%) of the total equity placed under management with the Commodity Trading Advisor, which are, in the opinion of the General Partner, required, necessary or desirable to establish, manage, continue and promote the business of the Partnership including, but not limited to, all deferred organization costs, brokerage commissions, and all management and incentive fees payable to the General Partner or to independent investment and Commodity Trading
Advisor by the Partnership as negotiated and determined by the General Partner on behalf of the Partnership on a basis consistently applied in accordance with generally accepted accounting principals under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization with proper jurisdiction over the business of the Partnership; provided, however, Expenses shall not include salaries, rent, travel, expenses and other items of General Partner overhead and, provided, further, management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, shall not exceed one half of one percent of Net Assets per month (not to exceed six percent annually). If necessary, the General Partner shall reimburse the Partnership no less frequently than quarterly, for the amount by which such aggregate fees and expenses exceed the limitations provided by NASAA Guideline IVC.1. During the period for which reimbursement is made up to an amount not exceeding the aggregate compensation received by the General Partner, including direct or indirect participations in commodity brokerage commissions charged to the Partnership. In addition, if reimbursement is required or ordinary expenses are incurred, the General Partner shall include in the Partnership's next regular report to the auditors a discussion of the circumstances or events which resulted in the reimbursement or extraordinary expenses;

(b) the term NET UNIT VALUE shall mean the Net Asset Value divided, from time to time, by the total number of Units outstanding;

(c) the term OFFERING PERIOD means the period of time established by the General Partner after the Partnership begins to offer to sell Units at the Net Unit Value ; and,

(d) the term SYNDICATION COSTS shall mean the promotion and syndication costs of the Partnership and the costs of the offering of Units, and to establish the initial business relationships on behalf of the Partnership, including all legal and printing costs to prepare the Disclosure Documents, registrations and filing fees, contract negotiation, and travel incurred which are deemed necessary or desirable by the General Partner to form the Partnership, be ready to engage in business, and to sell the Units.

1.4 The terms DISCLOSURE DOCUMENT, MEMORANDUM, OFFERING CIRCULAR, PROSPECTUS and REGISTRATION STATEMENT shall mean the document or documents, together with the exhibits and any subsequent continuations thereof, which describes this Partnership to persons selected by the General Partner including, but not limited to, potential purchasers of Units, or the Partners or to any government or self regulatory agency or to persons selected by the General Partner to participate in the affairs or provide services to the Partnership.

1.5  When referring to this Agreement and the Partners of the Partnership:

(a) the term ACT shall refer to the partnership act of Delaware.

(b) the term AGREEMENT refers to this Partnership agreement;

(c) the term GENERAL PARTNER shall refer to both Belmont Capital Management, Incorporated, c/o Corporate Systems, Inc., 101 North Fairfield Drive, Dover, DE 19901 (302) 697-2139 ("Belmont") and Shira Del Pacult, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737 (219) 833-1306 ("Ms. Pacult");

(d) the term LIMITED PARTNER shall refer to any party listed on the Schedule of Limited Partners attached to this Agreement as Attachment I, as amended, from time to time, pursuant to Article VI hereof;

(e) the term MAJORITY IN INTEREST shall refer to that number of Partners who collectively hold over 50% of all of the outstanding Units held by all Partners in the Partnership; provided, however, the Units held by the General Partner cannot be considered to determine a MAJORITY IN
INTEREST or otherwise vote or consent regarding the question of removal of the General Partner or other matters specifically expressed in
Article V, Section 5.3. In addition, see the rights and duties of the General Partner in Article IV and of the Limited Partners in Articles V;

(f) the term OTHER GENERAL PARTNER refers to any General Partner other than Belmont Capital Management, Incorporated and Shira Del Pacult; and

(g) the term PARTNERS refers to the General Partner, any Other General Partner, and the Limited Partners, collectively.

1.6  RISK DISCLOSURE STATEMENT.

  YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT
FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS
GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE
POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

  FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE PARTNERSHIP'S DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 5 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

  THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.
THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS AGREEMENT AS WELL AS THE PARTNERSHIP'S DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

  YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO
THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY
AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                  ARTICLE II
                     Partnership Organization and Purpose

2.1 PARTNERSHIP NAME AND LOCATION OF BOOKS AND RECORDS. The name of the Partnership, as filed with the state of Delaware, shall be Bromwell Financial Fund, Limited Partnership. The address where the books and records of the Partnership will be maintained for inspection by the Partners is c/o Corporate Systems, Inc., 101 North Fairfield Drive, Dover, DE 19901 (302) 697-2139 or such other address as the General Partner shall, from time to time, determine.

2.2  PARTNERSHIP AFFILIATES.

(a) POOL OPERATOR NAME AND PRINCIPALS. The General Partner shall serve as the commodity pool operator for the Partnership. In addition to being one of the general partners, Shira Del Pacult is the sole principal, shareholder, director and officer of Belmont Capital Management, Inc., the other general partner and is solely responsible for the business decisions of the Partnership, including, but not limited to, selection of the Commodity Trading Advisors (the "CTAs"). The signature of either Ms. Pacult or Belmont may bind the Partnership.

THIS POOL HAS NOT BEGUN TRADING AND DOES NOT HAVE ANY PERFORMANCE
HISTORY.

THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PROSPECTUS MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

The General Partner has limited experience in the management of commodity pools; however, Ms. Pacult, has been supervising individual managed commodity accounts for over 18 years and serves as the principal of the corporate general partner for three other funds and as an individual general partner for one of those funds. See "Performance of Fremont Fund, Limited Partnership" in the Partnership's Prospectus.

(b) COMMODITY TRADING ADVISOR NAMES AND PRINCIPALS. The General Partner has initially selected one independent CTA to trade the assets of the Partnership, Ansbacher Investment Management, Inc. The CTA's performance record and business background are disclosed in the Partnership's Prospectus under "Trading Management". The CTA will have no ownership in the Partnership and its compensation is described in 4.6(f). The CTA will enter trades on behalf of the Partnership directly with the FCM without the prior knowledge or approval of the General
Partner of the methods used by the CTA to select the trades, the number of contracts, or the margin required. From 5% to 40% of the Net Asset
Value on deposit with the FCM is expected to be committed to margin to hold positions taken by the CTA for the account of the Partnership.

(c) INTRODUCING BROKER AND FUTURES COMMISSION MERCHANT NAMES AND PRINCIPALS. Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN
46737 (219) 833-1306 will server as the Introducing Broker ("IB") for the Partnership and will be paid a fixed amount for brokerage commissions of eleven percent (11%) per year, payable monthly by the Partnership, for introducing trades through Vision Limited Partnership, the futures commission merchant (the "FCM"). The IB will pay the round-turn brokerage commissions, pit brokerage and other clearing expenses to the FCM, which will act in the normal capacity as a futures commission merchant and will hold the equity assigned by the General Partner for trading and will clear the trades entered by the CTA pursuant to the power of attorney granted by the General Partner to the CTA to trade on behalf of the Partnership.

2.3 CHARACTER OF THE BUSINESS. The Partnership's business purpose is to increase Capital through the speculative and hedge trading of futures and options on futures. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith including, but not limited to:

(a) trade, buy, sell or otherwise acquire, hold or dispose of all forms of investments (including tangibles and intangibles, foreign currencies, mortgage-backed securities, money market instruments, stock and futures options, and any other securities or items which are now, or may hereafter be, the subject of barter or stock or futures trading), commodity futures, and forward contracts and any rights pertaining thereto. The Partnership shall carry on the foregoing activities through the exercise of judgment by its General Partner and/or the Investment and/or Commodity Trading Advisors and consultants and brokers selected by the General Partner. The General Partner may serve as an investment or trading advisor to the Partnership for management fees, incentive fee, reimbursement of costs and other remuneration at the same rates charged either by independent third parties for similar services to other partnerships or by the General Partner to others for the same service.

(b) invest and trade, on margin or otherwise, in capital stocks, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, gold, silver, cattle, corn, wheat, soybeans, or any other asset for which a trading market is maintained or otherwise paid for by cash or otherwise including, but not limited to, the right to sell short and to cover such short sales.

(c) possess, sell, exchange, discount, transfer, mortgage, pledge, deal in, maintain multiple accounts for, and to exercise all rights, powers, privileges and other rights, incidental to ownership of the assets held by the Partnership.

(d) borrow or raise monies and, from time to time without limit as to amount, to issue, accept, endorse and execute promissory notes, draft bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge of otherwise dispose of such instruments issued by the Partnership for its purposes; form and own one or more corporations to engage in such businesses as the General Partner shall deem advisable.

(e) lend any of its properties or funds, either with or without security in furtherance of the objects and purposes of the Partnership as the General Partner shall deem advisable and consent.

(f) rent or own and maintain one or more offices staffed as the General Partner shall determine and to do such other acts attendant thereto as may be necessary or desirable.

(g) waive the sales commission to acquire investment Capital as the General Partner, in its sole discretion, may determine.

(h) enter, make and perform all contracts, surety and guarantees as may be necessary or advisable or incidental to the carrying out of the foregoing objects and purposes.

2.4 ADDRESS OF PARTNERS. The General Partner's address is listed in paragraph 1.5(a) hereof and the Limited Partners' addresses are on record at the office of the General Partner to the Partnership.

2.5 TERM OF PARTNERSHIP. The term of the Partnership shall commence on the date of this Agreement and shall continue until dissolved or terminated pursuant to Article IX.

2.6 REGISTRATION. The General Partner, on behalf of the Partnership, shall have the authority, but not the obligation, to cause a Registration statement to be filed, and such amendments thereto as the General Partner deems advisable, with the appropriate Federal and state regulatory agencies, including the United States Securities and Exchange Commission and the commission of securities for registration under the securities laws of the various states and any other jurisdiction desirable or proper to the sale of Units to qualify for public offerings. Each of the Limited
Partners hereby confirm and ratify all action taken and things done by the General Partner with respect to such filings and public offerings. The General Partner may make such other arrangements for the sale of Units, including the private placement of Units, as it deems appropriate.

                                  ARTICLE III
          Capital Contributions and Allocation of Profits and Losses

3.1  CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS.

(a) Each Limited Partner has delivered to the Partnership an executed Subscription which has been accepted by the General Partner on behalf of the Partnership, an Amended Certificate of Limited Partnership, and a
check for his subscription amount.   The Partnership shall use the funds
thus contributed to pay, sales commissions, if any, Expenses, Organization Costs, other expenses of the Partnership, and to provide capital to engage in trading and to pay the management fees, if any, and, from profits, the incentive fees and distributions to Partners Capital Accounts.

(b) Until such time as the General Partner elects to qualify the Partnership Units for public sale, the General Partner will establish, from time to time, the minimum amount which each Limited Partner will be required to contribute to Capital of the Partnership. Upon receipt of notice from the General Partner of such minimum (which will be equally applicable to all Limited Partners), each Limited Partner will be required to contribute sufficient Capital to equal or exceed such minimum or will withdraw and have his Units redeemed as a Limited Partner pursuant to
Article IX, Section 9.4. The failure to contribute such Capital within ten days after receipt of said notice from the General Partner shall be a request for redemption by the Limited Partner. Upon election by the General Partner and qualification of the Partnership Units for public sale, there will be no further right of the General Partner to give notice of an increase in the minimum amount which all Limited Partners will be required to contribute to Capital of the Partnership other than as provided in Article VIII. Except for the increase in the minimum amount which all Limited Partners, in the sole discretion of the General Partner, shall be required to contribute to Capital or suffer redemption and amendments required by Article VIII, there will be no required contribution or assessments of the Limited Partners.

3.2  CAPITAL CONTRIBUTIONS OF GENERAL PARTNER.

(a) The General Partner has not made and shall not be required to make any capital contribution to the Partnership except for purchases which are required by law. Currently, the General Partner is required by the applicable securities and tax laws to purchase (i) one percent (1%) or
(ii) $25,000 of the total Capital paid in by the Limited Partners, which ever is greater.

(b) The General Partner and the initial Limited Partner have contributed in excess of $1,000 to the Partnership. Immediately prior to the time the Partnership commences trading and as may be required, thereafter, as the result of the admission of additional Limited Partners, the General
Partner shall make such additional contribution to its capital or to the Partnership so as to be certain that the General Partner has sufficient Capital at risk to prevent the Partnership from loss of that element of the Partnership test imposed by the Federal Internal Revenue Code and the Regulations promulgated thereunder to permit the Partnership to be taxed as a partnership and not as a corporation. The General Partner shall not reduce its Capital nor shall it make any assignment or transfer of its interest or withdrawal of its contribution while it is the General Partner which would reduce its percentage interest in the Partnership to less than its percentage interest at the time the Partnership commences trading. The General Partner may withdraw any excess above the required percentage without notice to the Limited Partners.

(c) Partnership interests shall be evidenced by Units. The General Partner, on behalf of the Partnership, may, in accordance with applicable law and the Offering Memorandum of the Partnership, issue Units to persons desiring to become Limited Partners. For each Unit purchased during the initial Offering Period, a Partner shall contribute one thousand dollars ($1,000), less the sales commission, if any, to the Capital of the Partnership. After the initial Offering Period and commencement of trading, a Partner shall contribute an amount equal to the Net Asset
Value of a Unit, plus the sales commission, if any, on the valuation
date following receipt of the subscription agreements.    The General
Partner and Affiliates of the General Partner may purchase Limited Partnership Units with the same rights as other Limited Partners.

(d) All subscriptions for Units made pursuant to the offering of the Units must be on the form provided with the Prospectus. No more than 7,000 Units (the "Maximum") will be sold and a minimum number of Units must be sold as follows:

(i) If subscriptions for at least 700 Units at an initial Net Unit Value of $1,000 have been accepted (the "Minimum") by the General Partner within the initial Offering Period of up to one year from the commencement of the offering of sale of Units, including the Units subscribed for by the General Partner, the General Partner may, pursuant to Paragraph 12, execute, acknowledge, swear to, file and record on behalf of the Partnership and each Limited Partner an amended Limited Partnership Agreement, cause such subscriptions to be transferred from the escrow agent, Star Financial Bank, 2004 N.
Wayne St., Angola, IN 46703, to the Partnership's trading account and cause the Partnership to pay its organization costs pursuant to the agreements negotiated by the General Partner and, thereafter, the aggregate of all contributions to the Partnership shall be available to the Partnership to carry on its business; or

(ii) If the General Partner has not received and accepted subscriptions for the Minimum Units prior to the close of the Minimum Units
Offering Period, the offering of the Units shall terminate and all amounts paid by subscribers for Units shall be returned in the manner provided in the Prospectus. All Units subscribed for shall be issued to the collection of good funds, and any Units issued to a Subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) shall be canceled.

3.3  ALLOCATION OF PROFITS AND LOSSES

(a) A distribution account shall be established for each Partner which shall include, as the initial balance thereof, each Partners' initial contribution to the Partnership expressed in total dollars and Units purchased. As of the close of business each month, allocations shall be made as follows:

(i) The Incentive Fee. The incentive fee upon New Net Profit at the rate of twenty percent (20%), or such other rate as may be established pursuant to 1.2(h), shall be paid quarterly to the CTA but allocated to the Partners monthly.

(ii) The Profit (Loss) Attributable to Units shall be added to (subtracted from) the distribution accounts of the Partners. Items of income, gain or loss, accrued and paid Expenses shall be added to (subtracted from) the distribution account of each Partner in accordance with the ratio that such distribution account bears to the sum of all of the Partners' distribution accounts.

(iii) The amount of any cash distributions to a Partner during such month and any amount paid upon Redemption of Units as of the end of such month shall be subtracted from the distribution account of such Partner.

(iv) The distribution account of any Unit which was redeemed shall be reduced by the Redemption Charge per Unit multiplied by the number of Units which were redeemed by the Partner represented by such distribution account. The Redemption Charge, if any, shall be first used to defray expenses and any excess treated as interest earned by the Fund.

                                  ARTICLE IV
                 Rights and Obligations of the General Partner

4.1 GENERAL. The General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership set forth in Article II. In connection therewith, it shall have all powers of a general partner under the Act, including, without limitation, the power to:

(a) enter, execute and maintain contracts, agreements and any or all other instruments, and to do and perform all such things, as may be required or desirable in furtherance of Partnership purposes or necessary or appropriate to the conduct of Partnership activities including, but not limited to, contracts with third parties for:

(i) brokerage services on behalf of the Partnership (which brokerage services may be performed by the General Partner or an Affiliate of the General Partner), specifically, Futures Investment Company, or any successor to its business, an Affiliated introducing broker of the General Partner may clear the trades and pay trailing commissions to its associated persons, including Affiliates of the General Partner and the General Partner, in consideration of the payment of nine percent (9%) of the total equity placed with the Commodity Trading Advisor or advisors it selects, will cause and pay for the trades to be cleared through one or more futures commission merchants selected by the General Partner;

(ii) trading advisory services relating to the purchase and sale of all stocks, options, commodity futures contracts, commodity options and contracts for forward delivery of foreign currencies on behalf of the Partnership (which advisory services may be performed by the General Partner or an Affiliate of the General Partner); and

(iii) rent, salaries, computer, accounting, legal and other services attendant to the maintenance of the Fund.

(b) open and maintain bank accounts on behalf of the Partnership with banks and money market funds.

(c) deposit, withdraw, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement.

(d) supervise the preparation and filing of all documentation required by law including, but not limited to, Registration Statements to be filed with Federal and state agencies.

(e) pay or authorize the payment of distributions to the Partners and pay Expenses of the Partnership.

(f) invest or direct the investment of funds of the Partnership not involving the purchases or sale of stocks, futures contracts, options, and contracts for forward delivery of foreign currencies.

(g) purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's proprieties and business.

(h) borrow money from banks and other lenders for Partnership purposes, and may pledge any or all of the Partnership's assets for such loans. No bank or other lender to which application is made for a loan by the lender to which application is made for a loan by the General Partner shall be required to inquire as to the purposes for which such loan is sought and, as between the Partnership and such bank or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement.

(i) confess judgment for and against the Partnership and control any matters affecting the rights and obligations of the Partnership, including the employment of attorneys, in the conduct of litigation and otherwise incur legal expenses and costs of consultation, settlement of claims, and litigation against or on behalf of the Partnership.

4.2 LOANS BY GENERAL PARTNER. The General Partner or its Affiliates will be not be required to advance or loan funds to the Partnership. In the event the General Partner makes any advance or loan to the Partnership, the General Partner will not receive interest in excess of its interest costs, nor will the General Partner receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges or fees regardless of the amount.

4.3 TRANSACTION WITH PARTNERSHIP. Notwithstanding anything to the contrary which may be contained herein, the General Partner shall not:

(a) sell, or otherwise dispose of, any of the Partnership's assets to the General Partner or its Affiliates.

(b) subject to the provisions regarding and without diminishment of the right of the General Partner or any Affiliate to compensation for services provided to the Partnership as set forth in this Agreement, cause or permit the Partnership to enter any agreement with the General Partner or an Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the General Partner's fiduciary obligations to the Partnership or pursuant to which the General Partner or any Affiliate;

(i) would provide or sell any services, equipment, or supplies at other than rates charged to others; or

(ii) would receive from the Partnership, Units of Partnership interest in consideration for services rendered.

4.4 OBLIGATIONS OF GENERAL PARTNER. In addition to the obligations provided by law or this Agreement, the General Partner shall:

(a) Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners.

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation , qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions including, but not limited to, the compliance, at its expense, with all laws related to its qualification to serve as the commodity pool operator of the Fund.

(c) Retain independent public accountants to audit the accounts of the Partnership.

(d) Employ attorneys to represent the Partnership.

(e) Use its best efforts to maintain the status of the Partnership as a partnership for United States Federal income tax purposes.

(f) Employ only independent CTAs which are registered pursuant to the Commodity Exchange Act to conduct trading and to otherwise establish and monitor the trading policies of the Partnership; and the activities of the partnership's trading advisor(s) in carrying out those policies.

(g) Review, not less often than annually, the brokerage commission rates charged to comparable funds to determine that the commission rates paid by the Partnership are comparable with such other rates.

(h) Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control, and the General Partner will not employ or permit others to employ such funds or assets in any manner except for the benefit of the Partnership.

(i) Agree that if it becomes the sole General Partner of the Partnership, it will use its best efforts to maintain the Partnership as a limited partnership as required by all applicable laws including, but not limited to the requirement of the United States Department of the Treasury, Internal Revenue Service, for a sole corporate general partner of a limited partnership to maintain its "Net Worth" (as defined below) to establish the sufficient assets test for a sole corporate general partner to be liable for the debts of the Partnership. Ms. Pacult intends to resign as a general partner once Belmont has sufficient net assets to meet the NASAA Guidelines to continue to offer Units in the Partnership. Although there can be no assurance that Belmont, as the sole corporate General Partner, will satisfy the IRS "safe harbor" test to permit the Partnership to continue to be taxed as a partnership, before Ms. Pacult resigns, Belmont will secure an opinion of counsel to the effect that sufficient other IRS elements exist to permit the Partnership to continue to be taxed as a partnership and not as a corporation. Belmont, as the sole corporate general partner may reach the safe harbor for one of those tests with a Net Worth of an amount equal to no less than (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable,) for which it shall act as general partner and which are capitalized at less than $2,500,000, and (ii) 10% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable) for which it shall act as general partner and which are capitalized at greater than or equal to $2,500,000 by use of promissory notes (valued at their fair market value) issued to the General Partner by one or more of its principals.
For the purposes of this subparagraph, "Net Worth" shall be calculated in accordance with generally accepted accounting principles, consistently applied, provided that all current assets shall be based on the lower of cost or the then current market value. The Units owned by either general partner in the Partnership and in other partnerships in which they act as a general partner shall not be included in calculating their Net Worth. A letter of credit may be included. The requirements of this subparagraph (i) may be modified if the General Partner obtains an opinion of counsel for the Partnership to effect that a proposed modification will not (1) adversely affect the classification of the Partnership as a partnership for Federal income tax purposes; (2) will not adversely affect the status of the Limited Partners as limited partners under the Act; (3) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines or statements of policy promulgated or applied thereunder including, but not limited to, the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. as are in effect on the date of such proposed modification. (4) or otherwise adversely affect the Limited Partners.

(j) Maintain a current list of the name, address, and number of Units owned by each Limited Partner at the General Partner's principal office. Such list shall be disclosed to any Partner or their representative at reasonable times, upon request, either in person or by mail, upon payment, in advance, of the reasonable cost of reproduction and mailing. The Partners and their representatives shall be permitted access to all other records of the Partnership, after adequate notice, at any reasonable time, at the offices of the Partnership. The General
Partner shall maintain and preserve such records for a period of not less than six (6)years.

4.5  GENERAL PROHIBITIONS.  The Partnership shall not:

(a) borrow from or loan to any person, except that the foregoing is not intended to prohibit the incurring of any indebtedness to a Partner or an Affiliate with respect to the offering of Units for sale, Registration, or initiation and maintenance of the Partnership's trading positions.

(b) commingle its assets with those of any other person, except to the extent permitted under the Securities and Exchange Act or the Commodity Exchange Act and the regulations promulgated under each.

(c) permit rebates or give-ups to be received by the General Partner or any Affiliate of the General Partner, or permit the General Partner or any Affiliate of the General Partner to engage in reciprocal business arrangements which would circumvent the foregoing prohibition; provided, however, that an Affiliate or the General Partner may provide goods or services, including brokerage, at a competitive cost to the Partnership.

(d) engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional positions in the same or a related stock or commodity); provided, however, that there may be taken into account the Partnership's open trade equity on existing positions in determining whether to acquire additional unrelated stock or commodity positions.

(e) margins of all open positions in all stocks and commodities combined would exceed 250% of the partnership's Net Asset Value at the time such position would otherwise be initiated.

(f) permit churning of the Partnership's trading account for the purpose of generating brokerage commissions to any person.

(g) directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential limited partner for independent investment advice as an inducement to such advisor to advise the potential limited partner to purchase Units in the Partnership without the knowledge of such potential limited partner.

(h) No Partnership funds will be held outside the United States. The Partnership funds committed to trading will be on deposit with and under the control of a futures commission merchant regulated pursuant to the Commodity Exchange Act, as may be amended, from time to time. The funds not committed to trading will be in investments which are properly registered under the United States securities or other financial institution regulations.

4.6  FEES AND EXPENSES.

(a) The Partnership shall pay all Organization Costs and offering Expenses incurred in the creation of the Partnership and sale of Units. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the General Partner or an Affiliate of the General Partner. Notwithstanding the foregoing, in no event will reimbursement by the Partnership to the General Partner for Organization Costs and offering Expenses charged to the Partnership exceed an amount equal to 15% of the gross proceeds from the sale of Units. Organization Costs and Offering Expenses shall mean those Expenses incurred in connection with the formation, qualification and Registration of the Partnership and in distributing and processing the Units under applicable Federal and state law, sales commissions, if any, and any other expenses such as: (i) registration fees, filing fees and taxes;
(ii) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Registration Statement and Prospectus; (iii) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of the Units; (iv) salaries of officers and employees of the General Partner and any Affiliate of the General Partner while directly engaged in distributing and processing the Units and establishing records therefor;
(v) rent, travel, remuneration of personnel, telegraph, telephone and other expenses in connection with the offering of the Units; (vi) accounting, auditing, and legal fees incurred in connection therewith;
and (vii) any extraordinary expenses related thereto. Organization Costs and Offering Expenses do not include salaries, rent, travel, expenses and other items of General Partner overhead.

(b) All operating expenses of the Partnership shall be billed directly to and paid by the Partnership.

(c) The General Partner or any Affiliate of the General Partner may be reimbursed for the actual costs of any Expense including, but not limited to, legal, accounting and auditing services used for or by the Partnership, as well as printing and filing fees and extraordinary expenses incurred for or by the Partnership; provided, however, the limitations of contained in Article X - Exoneration and Indemnification contained in this Agreement will apply to restrict the purchase of certain insurance coverage and the assumption of the defense of certain claims.

(d) The General Partner may establish compensation to be paid to it or any of its Affiliates, from time to time; provided, however, such charges shall be no more than:

(i) A sales commission of up to six percent (6%) to be established, from time to time, by the General Partner, for sales of Units;

(ii) A management fee of one half of one percent (1/2 of 1%) per month (6% per year) of the Net Asset Value of the Partnership, computed and paid to the General Partner and/or non-affiliated independent investment or trading advisor on the close of business on the last day of each month;

(iii) An incentive fee, paid quarterly, of up to fifteen percent (15%) of the first one hundred percent (100%) of New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year. The incentive fee may be increased up to 30%, provided that the management fee is correspondingly reduced to 0%. Each trading subaccount established by the General Partner shall be considered separately for purposes of incentive fee. The incentive fee will be non-refundable; i.e., in the event that the Partnership earns substantial New Net Profit during the first month of any year and, thereafter, suffers losses, the General Partner will not refund any of the profit incentive fee paid for the prior month or months. However, the Partnership will not pay or accrue to the General Partner any further incentive fee during that year until such time as the New Net Profit, when added to Net Asset Value, after additions, deductions of Redemptions and distributions, exceeds the highest Net Asset Value, computed for that year; i.e., incentive fees will only be earned and paid or accrued upon New Net Profit for that year; and

(iv) A share of the brokerage commissions paid for trades made by the Partnership. Such commissions shall not be more than the average published fixed rate per month or per round-turn charged, from time to time, to public commodity pools by national brokerage firms for similar trading size, frequency, and style.

(e) The General Partner is hereby authorized to employ brokers, attorneys, accountants, consultants, and administrative personnel, who may be Affiliated with the General partner, to perform Partnership business at the expense of the Partnership. Belmont has advanced the initial offering and organizational expenses, estimated to be $47,000 and $5,000, respectively. The offering expenses will be reimbursed by the Partnership immediately upon the Initial Closing and the organizational expenses will be repaid monthly over the first sixty months of operation by the Partnership at the rate of $1000 per year, until paid in full. After the first year, the Partnership will be subject to yearly legal and accounting fees of $18,000 and $5,000, respectively.

(f) The General Partner is hereby authorized, individually or through an Affiliate, to employ non-affiliated independent investment and trading advisors to trade the assets of all or a portion of the Fund to be paid
(i) an annual management fee not to exceed six percent (6%) of the assigned trading equity when combined with the General Partner's management fee as described in 1.2(g); and, (ii) an incentive fee of up to fifteen percent (15%) on New Net Profit earned by such advisor, which may be increased or decreased as described in 1.2(h). All incentive fees may be prorated and paid quarterly.

4.7  ACTIVITIES OF PARTNERS.

(a) The General Partner and its Affiliates shall devote to the Partnership only such time as shall be reasonably required to fulfill their responsibilities hereunder.

(b) Any Partner may, notwithstanding the existence of this Agreement, engage in whatever other activities they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation or conflict of interest in such activities with the Partnership or to any party hereto. The Partners are specifically authorized to deal with other partnerships and to acquire interests in positions and trading without having to offer participation therein to the Partnership or the other Partners. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Partner, including the General Partner and its Affiliates and their officers, directors and employees, from engaging in the trading contemplated by this Partnership individually, jointly with others, or as a part of any other association to which any of them are or may become parties, in the same trades as the Partnership, or require any of them to permit the Partnership, the General Partner or any other Partner to participate in any of the foregoing. As a material part of the consideration for each party's execution hereof, each Partner hereby waives, relinquishes and renounces any such right or claim of conflict of interest and participation from any other Partner.

(c) Belmont is a corporation which was formed on January 12, 1999, and it does not have any prior experience in the management of a partnership which trades commodity futures or options, or any other securities; however, Ms. Pacult, has been engaged in supervision of individual managed commodity accounts for over 18 years and serves as the principal of a corporate general partner for three other funds and as an individual general partner for one of those funds. The past and future results of trading by Ms. Pacult or any future principal of Belmont, will be confidential and not disclosed to the other Partners. Such positions taken may be the same as or different from any positions taken by the Partnership or any advisor to the Fund. Nothing in this Section, or elsewhere in the Partnership Agreement, shall permit the General Partner to violate its fiduciary or legal obligations to the Partnership.

4.8 CONFLICTS OF INTEREST. Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading and elsewhere in the Partnership's Prospectus and the Exhibits attached thereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in this Agreement and the Prospectus and its Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the CTA, any Principal of the CTA, the Partnership's FCM, or any principal of the FCM, the Partnership's IB or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. Specifically, the Selling Agent is Affiliated with Ms. Pacult and, therefore, no independent due diligence of the Partnership or the General Partner will be made by a National Association of Securities Dealers, Inc. member.

4.9 LIMITATION OF POWERS. Without concurrence of a Majority in Interest, the General Partner may not:

(a) Amend this Agreement except for those amendments which do not adversely affect the rights of the Limited Partners.

(b) Voluntarily withdraw as a General Partner.

(c) Appoint a new General Partner or additional general partners; provided, however, additional general partners may be appointed without obtaining the consent of a Majority in Interest if the addition of such person is necessary to preserve the tax status of the Partnership as a partnership and not as a corporation; and such additional general partner has no authority to manage or control the Partnership and the admission of such additional general partner does not materially adversely affect the Limited Partners.

(d) Sell all or substantially all of the Partnership assets other than in the ordinary course of business.

(e) Cause the merger or other reorganization of the Partnership.

(f) Dissolve the Partnership other than because of an event, which by law, requires such dissolution.

                                   ARTICLE V
                  Rights and Obligations of Limited Partners

5.1 LIMITATION OF LIABILITY. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof. However, the amount committed by him to the Capital of the Partnership and his interest in Partnership assets shall be subject to liability for Partnership debts and obligations. Limited Partners may be liable to repay any wrongful distribution of profits to them and may be liable for distributions (with interest thereon) considered to be a return of Capital if necessary to satisfy creditors of the Partnership.

5.2 NO MANAGEMENT RIGHTS. No Limited Partner shall take part in the management of the business of the Partnership or transact any business for the Partnership. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership.

5.3 CERTAIN RIGHTS. Provided the following, does not either (i) subject the Limited Partners to unlimited liability or (ii) subject the Partnership to be taxable as a Corporation for purposes of Federal Income tax laws, the Partners, by a vote of a Majority in Interest, without the necessity for concurrence by the General Partner, shall have the following rights in addition to those granted elsewhere in this Agreement:

(a) Amend the Partnership Agreement; provided, however, any amendment which modifies the compensation or distributions to the General Partner or which affects the duties of the General Partner requires the consent of the General Partner.

(b) The General Partner may be removed and a new General Partner elected in accordance with the terms of this Agreement.

(c) Cancel any contract for services with the General Partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the General Partner and the Partnership is one year; and, provided further, should any amendment to this Partnership Agreement attempt to modify the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner, such amendment will become effective only upon the consent of the General Partner.

(d) The right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Partnership.

(e) Dissolve the Partnership.

(f) Any material changes in the Partnership's basic investment policies identified in Article III including, but not limited to, the speculation and trade in commodity futures, forward futures contracts, and options upon those contracts both within and without the United States or the structure of the Partnership as a limited partnership requires prior written notification of a meetings which identifies the purpose of the meeting and the approval by a vote of the Majority in Interest of the Partners.

5.4  GENERAL PARTNER ACTION WITHOUT LIMITED PARTNER APPROVAL.
Notwithstanding anything in this Agreement, particularly section 5.3, to the contrary, the General Partner may amend this Agreement without any vote, consent, approval, authorization or other action of any other Partner and without notice to any other Partner to:

(a) add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates in this Agreement for the benefit of the Limited Partners;

(b) cure any ambiguity, correct or supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the intent of this Agreement;

(c) delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, or by a state securities law administrator or similar such official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partner or does not have a material adverse effect on the Limited Partners generally or the Partnership;

(d) reflect the withdrawal, expulsion, addition or substitution of Partners;

(e) reflect the proposal, promulgation or amendment of Regulations under Code section 704, or otherwise, to preserve the uniformity of interest in the Partnership issued or sold from time to time, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(f) elect for the Partnership to be bound by any successor statute to the Act, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(g) conform this Agreement to changes in the Act or interpretations thereof which, in the exclusive desecration of the General Partner, it believe appropriate, necessary or desirable, if, in the General
Partner's reasonable opinion, such amendment does not have a materially adverse effect on the Limited Partners generally or the Partnership;

(h) change the name of the Partnership;

(i) conform the provisions of this Agreement to any applicable requirements of Federal of state law which, in the exclusive discretion of the General Partner, it believes appropriate, necessary or desirable, if, in the General Partner's reasonable opinion, such amendment does not have a material adverse effect on the Limited
Partners generally or the Partnership; and

(j) make any change which, in the exclusive discretion of the General Partner, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable, in the exclusive discretion of the General Partner, so that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes.

5.5 EXPULSION OF LIMITED PARTNERS. Anything herein to the contrary notwithstanding,

(a) no Partner, including any corporation, partnership, trust or other entity may, at any time, have an ownership percentage of ten percent or more of the aggregate ownership percentages of the Limited
Partners. If, at any time, the General Partner determines that any Limited Partner has an ownership percentage of ten percent or more, the Partnership may, in the General Partner's exclusive discretion, cause a Redemption by that Limited Partner of the number of Units necessary or advisable to reduce that Limited Partner's ownership percentage to less than ten percent. The Redemption shall be effective as of the next Redemption date or such other Redemption date, at the discretion of the General Partner.

(b) the General Partner has the right, in its sole discretion, to raise or lower the minimum investment in the Partnership required for the admission or retention of Units in the Partnership by a Partner. In the event the General Partner does raise the minimum investment in the Partnership to an amount in excess of any Partners Capital account, the Partnership shall provide notice to the Partner of such event and allow the Partner 30 days to raise the Capital account for that Partner to such raised amount, or more. In the event the Partner does not so raise his Capital account to such minimum amount, the Partner shall be deemed to have elected to withdraw from the Partnership and all of his Units shall be redeemed at the next redemption date as provided in this Agreement.

5.6 NOTIFICATION. Notice shall be sent to each Partner within seven business days from the date of:

(a) any decline in the Net Unit Value to less than 50% of the Net Asset Value on the last Valuation Date;

(b) any material change in contracts with the FCM or CTA including, but not limited to, any change in CTAs or any modification in connection with the method of calculating the incentive fee;

(c) any other material change affecting the compensation of the General Partner, FCM, CTA or any Affiliated party;

5.7  NOTIFICATION CONTENTS.

(a) a material change related to brokerage commissions shall not be made until notice is given and the Partners, after such notice, have the opportunity to Redeem pursuant to Article IX;

(b) in addition, in regard to all other changes, the required notification shall describe the change in detail, include a description of the Partners' Redemption rights pursuant to Article IX and voting rights pursuant to this Article V and a description of any material effect such changes may have on the interests of the Partners.

5.8 EXERCISE OF RIGHTS. Upon receipt of a written request, executed by the holders of Units aggregating ten percent (10%) or more of the Units, for a vote upon and to take action with respect to any rights of the Partners under this Agreement, together with a check for the costs to distribute the request to all of the Partners, the General Partner shall call a meeting of all Partners of the Partnership in the time and manner as provided in
Section 8.7 hereof.

5.9 EXAMINATION OF BOOKS AND RECORDS. A Limited Partner shall have the right to examine the books and records of the Partnership at all reasonable times, including the right to have such examination conducted at his sole expense by any reasonable number of representatives. Notwithstanding the foregoing, the General Partner may keep and withhold the names of the other Partners, specific trading and other designed information confidential from the Partners.

                                  ARTICLE VI
                   Assignment of Limited Partnership Units;
                         Admission of Limited Partners

6.1 RESTRICTION ON ASSIGNMENT. A Partner may not assign or transfer some or all of his Units in the Partnership without the written consent of the General Partner; provided, however, that in no event may an assignment be made or permitted until after two years from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, will retain more than five Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The General Partner shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership.

6.2 QUALIFIED PLAN RESTRICTIONS. In no event shall a Partner be entitled to transfer all or part of a Partnership interest if, under applicable
United States Department of Labor regulations, such transfer would result in Partnership interests, excluding the interests of the General Partner, valued at or in excess of twenty-five percent of the value of all outstanding Partnership interests, excluding the interests of the General Partner, being held by the following persons or entities:

(a) employee benefit plans (as defined in section 3(3) of the Federal Employee Treatment Income Security Act of 1974, as amended ("ERISA"), whether or not such plans are subject to the provisions of Title I of ERISA,

(b) plans described in section 4975 (e)(1) of the Code, and

(c) entities (such as a common or collective trust funds of a bank) whose underlying assets include plan assets by reason of a plan's investment in the entity.

6.3 DOCUMENTATION OF ASSIGNMENT. The General Partner shall furnish to the assigning Limited partner a proper form to duly effect such assignment.
The General Partner shall not be required to recognize any assignment and shall not be liable to the assignee for any distributions made to the assigning Limited Partner until the General Partner has received such form of assignment, properly executed with signature guaranteed, together with the Certificate of Ownership originally issued to the Limited Partner (or an indemnity bond in lieu therefor) and such evidence of authority as the General Partner may reasonably request and the General Partner shall have accepted such assignment.

                                  ARTICLE VII
                 Accounting Records, Reports and Distributions

7.1 DISTRIBUTIONS. Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The
Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the General Partner.

7.2 BOOKS OF ACCOUNT. Proper books of account shall be kept and there shall be entered therein all transactions, matters and things relating to the Partnership's business as required by applicable law and the regulations promulgated thereunder and as are usually entered into books of account kept by persons engaged in business of like character. The books of account shall be kept at the principal office of the General Partner and each Limited Partner (or any duly constituted agent of a Limited Partner) shall have, at all times during reasonable business hours, free access, subject to rules of confidentiality established by the General Partner, the right to inspect and copy the same. Such books of account shall be kept on an accrual basis. A Capital account shall be established and maintained from each Partner, as set forth above.

(a) Each Partner shall be furnished as of the end of each Fiscal Year with
(1) annual financial statements, audited by a certified public accountant, within 90 days from the end of such year; together with such other reports (in such detail) as are required to be given to Partners by applicable law, specifically, annual and periodic reports will be supplied by the General Partner to the other Partners in conformance with the provisions of CFTC regulations for Reporting to Pool Participants, 17 C.F.R. Section 4.22, as amended, from time to time, and, (2) any other reports or information which the General
Partner, in its sole discretion, determines to be necessary or appropriate.

(b) Appropriate tax information (adequate to enable each Partner to complete and file his Federal tax return) shall be delivered to such Partner no later than January 31 following the end of each Calendar Year.

7.3 CALCULATION OF NET ASSET VALUE. Net Asset Value shall be calculated daily and reports delivered to Partners as of the last day of each month by the 20th of the following month. Upon request, the General Partner shall make available to any Partner the Net Unit Value.

7.4 MAINTENANCE OF RECORDS. The General Partner shall maintain all records as required by law including, but not limited to, (1) all books of account required by paragraph 7.1 of this Article VII; and, (2) a record of the information obtained to indicate that a Partner meets the applicable investor suitability standards.

7.5 TAX RETURNS The General Partner shall cause tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

7.6 TAX ELECTIONS The General Partner shall from time to time, make such tax elections or allocations deemed necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement. Belmont shall be authorized to perform all duties imposed by Sections 6221 through 6232 of the Internal Revenue Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following:
(i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for a review of a final Partnership administrative adjustment; and, (iv) a power of attorney on behalf of each Limited Partner having less than a 1% interest in the Partnership to enter a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners unless any said Limited Partner shall have notified the Internal Revenue Service and the General Partner, within 30 days of service of the notice of claim up said Limited Partner, that the General Partner may not act on such Limited Partner's behalf.

                                 ARTICLE VIII
                      Amendments of Partnership Agreement

8.1 RESTRICTION ON AMENDMENTS. No amendment to this Agreement shall be effective or binding upon the partners unless the same shall have been approved by a Majority in Interest of the Partners; provided, however, the General Partner may adopt amendments without such approval which are, in the sole judgment of the General Partner, deemed necessary or desirable to maintain the business or limited partnership or other favorable tax status of the Partnership, or permit a Public Offering of the Units, or to maintain the Partnership and the General Partner and its principals in compliance with the laws which govern the business, including the requirements of any self regulatory organization, or to substitute or add persons as Limited Partners.

8.2 ADMISSION OF ADDITIONAL PARTNERS. At any time, the General Partner may, in its sole discretion and subject to applicable law, admit additional Partners. Each newly admitted Partner shall contribute cash equal to the Net Unit Value of the Partnership for each Unit to be acquired. The terms of any additional offering may be different from the terms of the initial offering. All expenses of any such additional offering shall be borne by the either the Partnership or the subscribers thereto, as determined in the sole discretion of the General Partner. Pursuant to Article VI, the General Partner may consent to and admit any assignee of Units as a substituted Partner. There is no maximum aggregate amount of Units which may be offered and sold by the Partnership or on the amount of contributions which may be received by the Partnership.

8.3 TERMINATION OF OFFERINGS; ADDITIONAL OFFERINGS. Notwithstanding anything stated herein to the contrary, the General Partner may from time to time, in its sole discretion, limit the number of Units to be offered, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners.

8.4 NOTICE OF RESTRICTED TRANSFER. Each certificate of Limited Partnership, if any are issued, shall be subject to and contain the following notice:

THE LIMITED PARTNER MUST DETERMINE IF THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT MAY BE TRANSFERRED IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND REFERENCE MUST BE MADE TO THE OFFERING DOCUMENTATION AND
LEGAL COUNSEL CHOSEN BY THE INVESTOR TO DETERMINE THE RIGHT OF THE INVESTOR TO RESELL THE UNITS EVIDENCED HEREBY. THESE LIMITED PARTNERSHIP INTERESTS SHALL NOT BE TRANSFERABLE BY THE REGISTERED HOLDER EXCEPT BY CONSENT OF THE GENERAL PARTNER AND AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT AND UPON THE ISSUANCE OF A FAVORABLE OPINION OF COUNSEL FOR THE LIMITED PARTNERSHIP, AND/OR SUBMISSION TO THE LIMITED PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE LIMITED PARTNERSHIP, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS.

8.5 MEETINGS OF PARTNERS. Upon receipt of a written request, together with the costs to distribute such request to all Partners, executed by Partners holding ten percent (10%) or more of the Units, for the calling of a meeting of the Partners or should the General Partner desire a meeting for any purpose, the General Partner shall, within fifteen (15) days thereafter, provide written notice, either in person or by certified mail, after the date of receipt of said notice. Such written notice shall state the purpose of the meeting, specify a reasonable time, place, and date, which shall be not less than thirty (30) or more than sixty (60) days thereafter. An Amendment shall be adopted and binding upon all parties hereto if a Majority in Interest of the Partners vote for the adoption of such amendment. Partners may vote in person or by written proxy delivered to any such meeting. Meetings of Partners may also be held by conference telephone where all Partners can hear one another.

8.6 RIGHT OF GENERAL PARTNER TO RESIGN. The individual General Partner, Ms. Pacult, may resign upon 30 days notice to all other Partners. The corporate General Partner, Belmont, may resign or assign any portion of its interest in the Partnership at anytime to a third party and become a Limited Partner with respect to the balance of its interest in the Partnership, if any, if it provides one hundred twenty (120) days prior written notice to all other Partners of its intention to resign and states in such notice the name of the intended assignee who is to become substitute corporate General Partner and the information reasonably appropriate to enable the Partners to decide whether or not to approve the substitution or, in the alternative, provide that the partners must elect a successor general partner. In the event of the voluntary withdrawal by the corporate General Partner, the corporate General Partner shall pay the legal fees, recording fees and all other expenses incurred as a result of its withdrawal. Upon resignation, the corporate General Partner shall be paid the items identified in Section 8.7 below.

8.7 AMENDMENT INVOLVING SUCCESSOR CORPORATE GENERAL PARTNER. Should a resignation or an amendment to the Agreement provide for a change in the general partner upon the conditions provided in this Agreement, the election and admission of a person or persons as a successor or successors to the corporate General Partner, shall require the following conditions: the General Partner shall retire and withdraw as General Partner and the Partnership business shall be continued by the successor general partner or general partners, and such amendment shall expressly provide that on or before the effective date of removal.

(a) The corporate General Partner shall be permitted to Redeem 100% of its Units ten (10) days prior to the effective date of its removal in cash equal to the Net Asset Value of such corporate General Partner's interest in the Partnership.

(b) The Partnership shall pay to the removed corporate General Partner an amount equal to the Appraised Value of such General Partner's assets to be transferred to the successor General Partner to enable the successor to continue the business of the Partnership. The Appraised Value of the withdrawing corporate General Partner's interest in the Partnership shall equal such General Partner's interest in the sum of (1) the Expenses advanced by the corporate General Partner to the Partnership,
(2) all cash items, (3) all prepaid expenses and accounts receivable less a reasonable discount for doubtful accounts, and (4) the net book value of all other assets, unless the withdrawing General Partner of the successor corporate General Partner believes that the net book value of an asset does not fairly represent its fair market value in which event such corporate General Partner shall cause, at the expense of the Partnership, an independent appraisal to be made by a person selected by the General Partner with approval of a Majority in Interest of the Partners to determine its value.

(c) The successor General Partner or Partners shall indemnify the former General Partner for all future activities of the Fund.

                                  ARTICLE IX
                    Dissolution, Liquidation and Redemption

9.1 DISSOLUTION. The Partnership shall be dissolved, and shall terminate and wind-up its affairs, upon the first to occur of the following:

(a) the affirmative vote of a Majority in Interest of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership;

(b) the sale, exchange, forfeiture or other disposition of all or substantially all the properties of the Partnership out of the ordinary course of business;

(c) the resignation of the General Partner after one hundred twenty days notice to the Partners, of the bankruptcy, insolvency or dissolution, or failure of the General Partner to maintain sufficient Net Worth to qualify the Partnership as a partnership for Federal Income Tax purposes or as required by the NASAA Guidelines in effect at the time the Units were sold, without a successor, promptly after any such event, but in no event beyond one hundred twenty (120) days after the effective date of such event;

(d) at 11:59 p.m. on the day which is twenty-one (21) years from the date of this Agreement; or

(e) any event which legally dissolves the Partnership.

9.2 EFFECT OF LIMITED PARTNER STATUS. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph
9.3. Each Limited Partner (any assignee thereof) expressly agrees that the provisions of the Act, as amended, titled "Powers of Legal Representative or Successor of Deceased, Incompetent, Dissolved or Terminated Partner", shall not apply to his interest in the Partnership and expressly waives any rights and benefits thereunder. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, that he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets and any right to an audit or examination of the books of the Partnership. The General Partner may assign, sell, or otherwise dispose of all or any portion of its shares of common stock without any legal effect upon the operation of the Partnership and no Limited Partner may object to any such transfer.

9.3 LIQUIDATION. Upon the termination and dissolution of the Partnership, the General Partner (or in the event the dissolution is caused by the dissolution or the cessation to exist as a legal entity of the General Partner, voluntary withdrawal, bankruptcy or insolvency, such person as the Majority in Interest of the Partners may select) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order: (i) to the expenses of liquidation and termination and to creditors, including the General Partner, in order or priority as provided by law, and (ii) to the Partners pro rata in accordance with his or its Capital account, less any amount owed by such Partner to the Partnership.

9.4 RETURN OF CAPITAL CONTRIBUTION SOLELY OUT OF ASSETS. A Partner shall look solely to the properties and assets of the Partnership for the return of his Capital Contribution, and if the properties and assets of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his Capital Contribution, he shall have no recourse against the General Partner or any other Limited Partner for that purpose.

9.5 REDEMPTION. A Partner (including any approved assignee who becomes a Limited Partner) may withdraw any part or all of his Capital Contribution and undistributed profits, if any, by requiring the Partnership to redeem any or all of his Units at the Net Asset Value thereof (such withdrawal being herein referred to as "Redemption"). Redemption shall be effective as of the last day of the period established, from time to time, by the General Partner for Redemptions. Such Redemptions shall be no less often than quarterly; provided, however, Redemption may be deferred until after the lapse of six months from the date of purchase of the Units.

9.6 REDEMPTION PROCEDURES. Redemption shall be after all liabilities, contingent, accrued, reserved in amounts determined by the General Partner have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value as defined in Paragraph 1.3(b). As used herein, "request for Redemption: shall mean a letter mailed or delivered by a Partner and received by the General Partner at least 10 days in advance of the effective date for which Redemption is requested. Upon Redemption, a Partner shall receive, on or before the last day of the following month, an amount equal to the Net Unit Value redeemed as of the date for which the request for Redemption was received, less accrued expenses and any amount owed by such Partner to the Partnership. Redemption is subject to a Redemption fee to be paid by the Partners as provided below; provided, however, no Partner other than the initial Limited Partner, may redeem any Units until the last day of the sixth month after the commencement of
trading.   All Redemption requests shall be subject to the following:

(a) Under special circumstances including, but not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons, the Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default.

(b) The General Partner in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner.

(c) Redemption of Units shall be charged a redemption fee, payable to the Partnership, to be applied first to pay organization costs and, thereafter, to the benefit of the other Partners in proportion to their Capital accounts, equal to four percent (4%) for all Redemptions effective during the first six (6) months after commencement of trading. Thereafter, there will be a reduction of one percent (1%) for each six
(6) months the investment in the Units remained invested in the Fund after the initial six months; i.e., 7-12 months a Redemption fee of 3%, 12-18 months 2%, 18-24 months 1%, and, thereafter, no redemption fee.
The initial Limited Partner may withdraw from the Partnership at the time the Minimum number of Units are sold without payment of a Redemption fee.

9.7 SPECIAL REDEMPTION. In the event the Net Unit Value falls to less than fifty percent (50%) of the Net Asset Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the General Partner shall immediately suspend all trading, provide immediate notice, in accordance with the terms of this Agreement, to all Partners of the reduction in Net Asset Value, and afford all Partners the opportunity for fifteen (15) days after the date of such notice to Redeem their Units in accordance with the provisions of Section 9.5 and 9.6, above. No trading shall commence until after such fifteen day period.

                                   ARTICLE X
                  Nature of Partner's Liabilities for Claims

10.1 PROSECUTION OF CLAIMS. The General Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity or with any self regulatory organizations at the expense of the Partnership as such may be necessary or desirable to enforce, protect, or maintain Partnership interests.

10.2 SATISFACTION OF CLAIMS. The General Partner shall satisfy any claims against, errors asserted, or other liability of the Partnership and any judgment, decree, decision or settlement, first out of any insurance proceeds available therefor, next, out of Partnership assets and income, and finally out of the assets and income of the General Partner.

10.3 GENERAL PARTNER DECISION. The decisions made by the General Partner in regard to the prosecution or settlement of claims, errors, and other liabilities, will be final and binding without right of appeal or other legal action by the other Partners or the Partnership.

10.4 EXONERATION, INDEMNIFICATION, AND NO ANTICIPATION OF PAYMENTS. The General Partner shall not be liable to the Partnership or the Partners for any failure to comply with its obligations hereunder except for breach of fiduciary obligation owed to the partnership or negligence on its part in the management of Partnership affairs or violation of Federal and state securities laws in connection with the offering of Units for sale. In addition:

(a) The General Partner will be indemnified for liabilities and expenses arising from any threatened, pending or completed action or suit in which it or any affiliate is a party or is threatened to be made a party by reason of the fact that it is or was the General Partner of the Partnership (other than an action by the Partnership or a Partner against the General Partner which is finally resolved in favor of the Partnership or Partner). The Partnership will indemnify the General Partner and its affiliates against expenses, including attorney's fees, judgments and amounts paid in settlement of an action, suit or proceeding if it has acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Partnership, and provided that its conduct did not constitute negligence, willful or wanton misconduct or a breach of fiduciary obligations in the performance of its duty to the Partnership or a violation of the securities laws. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the General Partner or any affiliate did not act in good faith and not in the best interest of the Partnership; provided, however, any advance of funds to the General Partner to pay such costs and expenses must be preceded by all of the following: (i) a determination by the General Partner that, in good faith, the course of conduct which caused the loss or liability was in the best interests of the Partnership; and, (ii) the General Partner was acting on behalf of or performing services for the Partnership; and,
(iii) such asserted claim or liability or loss to the claimant was not the result of negligence or misconduct by the General Partner; and, (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Partners.

In any threatened, pending or completed action or suit by or in the right of the Partnership, to which the General Partner or an Affiliate was or is a party or is threatened to be made a party, involving an alleged cause of action by a Partner for damages arising from the activities of the General Partner in the performance of the sale of Units or management of the internal affairs of the partnership as proscribed by this Agreement or by Federal or the State of Delaware or any other state laws, the Partnership shall indemnify such General Partner against expenses, including attorneys' fees and costs, actually and reasonably incurred by such General Partner or Affiliate in connection with the defense or settlement of such action or suit if it acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, except that no indemnification shall be made in respect of any claim, issue or matter as to which the General Partner shall have been adjudged to be liable for intentional misconduct, or breach of fiduciary obligations or violation of securities laws in the performance of its duty to the Partnership unless and only to the extent that the court or administrative proceeding in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability, in view of all circumstances of the case, the General Partner or Affiliate is reasonably entitled to indemnification for such expenses as such court shall deem proper; provided, however, notwithstanding any other provisions of this Agreement, the Partnership shall advance or pay the General Partner or any of its Affiliates for legal expenses and other costs incurred as a result of any legal action which alleges a breach of the Federal or state securities laws only if the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and an independent arbitration panel, administrative law judge, or court of competent jurisdiction specifically approves such advancement; and, (iii) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases which such party is not entitled to indemnification under NASAA Guideline II.F.

To the extent that a General Partner or an Affiliate has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or other matter related to the Partnership or any other Partner or person who applied to be a Partner, the Partnership shall indemnify such General Partner against the expenses, including attorneys' fees and costs, actually and reasonably incurred by it in connection therewith.

(a) The indemnification of a General Partner shall be limited to and recoverable only out of the assets of the Partnership. Notwithstanding the foregoing, the Partnership's indemnification of the General Partner shall be limited to the amount of such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Partnership.

(b) Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not advance the expenses or pay for any insurance to pay for the costs of the defense or any liability which is prohibited from being indemnified pursuant to NASAA Guideline II.F. Specifically, no indemnification which is the result of negligence or misconduct by the General Partner or for any allegation of a violation of the Federal or state securities laws by or against the General Partner, any broker/dealer or any other party unless there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the General Partner or broker/dealer or such other party; or a court of competent jurisdiction approves a settlement of the claims against the General Partner or any broker/dealer or any other party and finds, specifically, that the indemnification of the settlement and related costs should be made after the court of law has been made aware that the Securities and Exchange Commission opposes such indemnification and the position of any applicable state securities regulatory authority where the Partnership Interests were offered or sold without the compliance with specific conditions upon such indemnification and the action covered satisfies the provisions of
Section 10.4 (a) of this Agreement. Any change in the requirements imposed by the Securities and Exchange Commission and the state securities administrators in regard to indemnification shall cause a corresponding change in the right of the General Partner to indemnification.

(b) The indemnification of the General Partner provided in this Article shall extend to any employee, agent, attorney, certified public accountant, or Affiliate of the Partnership and the General Partner.

(c) The Partnership shall indemnify, to the extent of the Partnership assets, each Partner against any claims of liability asserted against a Partner solely because he is a Partner in the Partnership.

(d) In the event the Partnership or any Partner is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense, as a result of or in connection with any Partner's activities unrelated to the Partnership business or as a result of an unfounded claim against the Partnership or any other Partner brought as a result of alleged actions by said Partner, the Partner which was responsible for the allegations which caused such loss or expense shall indemnify and reimburse the Partnership and all other Partners for all loss and expense incurred, including attorneys' fees and costs.

(e) No creditor of a Partner shall have a right to vote Units. Nor may any Partner or creditor of a Partner anticipate any principal or income from the Fund prior to the approval of a Redemption Request or the payment of a distribution from the Fund.

                                  ARTICLE XI
                               Power of Attorney

11.1 POWER OF ATTORNEY EXECUTED CONCURRENTLY. Concurrent with the written acceptance and adoption of the provisions of this Agreement, each Partner shall execute and deliver to the General Partner, a Power of Attorney (paragraph 5 of the Subscription Agreement). Said Power of Attorney irrevocably constitutes and appoints the General Partner as a true and lawful attorney-in-fact and agent for such Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment and filing of documents, which will include, but shall not be limited to, the following:

(a) Any certificates and other instruments, including but not limited to, a Certificate of Limited partnership and amendments thereto and a certificate of doing business under an assumed name, which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(b) Any other instrument which may be required to be filed by the Partnership under Federal or any state laws or by any governmental agency or which the General Partner deems advisable to file; and

(c) Any documents required to effect the continuation of the Partnership, the admission of the signer of the Power as a Limited Partner or of others as additional or substituted Partners or Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution or termination is pursuant to the terms of this Agreement.

11.2 EFFECT OF POWER OF ATTORNEY. The Power of Attorney concurrently granted by each Partner to the General Partner is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Partner; and may be exercised by the General
Partner for each Partner by a facsimile signature of one of its officers or by listing all of the Partners executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest in the Partnership; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file an instrument necessary to effect such substitution.

11.3 FURTHER ASSURANCES. Upon request, each Limited Partner agrees to execute and deliver to the Partnership, within thirty (30) days after receipt of a written request from the General Partner, a separate form of power of attorney granting the same powers described above; and such other further statements of interest, holdings, designations, powers of attorney and other instruments as the General Partner deems necessary or desirable.

                                  ARTICLE XII
                           Miscellaneous Provisions

12.1 NOTICES. Notices, requests, reports, payments or other communications required to be given or made hereunder shall be in writing and shall be deemed to be delivered when properly addressed and posted by United States registered or certified mail or delivered by independent courier which provides an record of receipt, postage or delivery fees prepaid, properly addressed to the party being given such notice at its last known address. Addresses shown on the Schedule of Limited Partners records of the Partnership shall be considered the last known address of each said party unless the General Partner is otherwise notified in writing.

12.2 NATURE OF INTEREST OF PARTNERS. The interest of each Partner in the Partnership is personal property. No Partner may anticipate the distribution or redemption of principal or income from the Partnership and no assignment to secure the position of a lender to a Partner shall be valid without the express written consent of the General Partner.

12.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware. All
Partners agree to consent to the jurisdiction and to bring all actions for claims related to the Partnership and the sale of the Units in the State and County of the principal office of the Partnership as it is established, from time to time, by the General Partner. Currently, the principal office of the Partnership is located in Kent County, Delaware.

12.4 SUCCESSORS IN INTEREST. This Agreement shall be binding on and inure to the benefit of he parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

12.5 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of such parties in connection herewith. Any amendment or supplement made hereto must be in writing.

12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts. In such event, each counterpart shall constitute an original and all such counterparts shall constitute one agreement. The addition of Limited Partners pursuant to the power of attorney granted to the General Partner shall not be deemed amendments to alter the rights of the other Partners under this Agreement.

12.7 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any respect in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability. The remaining provisions hereof in such jurisdiction shall be and remain effective. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way effect the validity, legality or enforceability of such provision or the remainder of this Agreement in any other jurisdiction.

12.8 WAIVERS. The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

12.9 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.10 RIGHTS AND REMEDIES CUMULATIVE. This rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

12.11 WAIVER OF RIGHT TO PARTITION. Each of the Partners irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

12.12 INTEREST OF CERTAIN SECURED CREDITORS. No creditor who makes nonrecourse loan to the Partnership shall have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, Capital, or property of the Partnership other than as a secured creditor.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Corporate General Partner:

BELMONT CAPITAL MANAGEMENT, INCORPORATED



By:  /s/ Shira Del Pacult
     Shira Del Pacult
     President

Individual General Partner:



By:  /s/ Shira Del Pacult
     Shira Del Pacult

Initial Limited Partner:



By:  /s/ Shira Del Pacult
     Shira Del Pacult

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           EXHIBIT B TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT


                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                            REQUEST FOR REDEMPTION

To:   Belmont Capital Management, Inc.
      General Partner                           ____________________________
      5916 N. 300 West                          Our Social Security Number or
      P. O. Drawer C                            Taxpayer ID Number
      Fremont, IN 46737

Dear General Partner:

      The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of limited partnership interests (the "Units") in Bromwell Financial Fund, Limited Partnership, (the "Fund"), of _______________Units (insert the number of Units to be Redeemed). This Redemption request, once approved and accepted by you as General Partner, will be at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the current month following such approval.

      The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request relates with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered.

United States Taxable Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non United States Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward redemption funds by mail to the undersigned at:

___________________________________________________________________________
Name                  Street                 City, State and Zip Code

Entity Limited Partner                    Individual Limited Partners(s)

__________________________________        _________________________________
(Name of Entity)                          (Signature of Limited Partner)


By: _______________________________       _________________________________
    (Authorized corporate officer,        (Signature of Limited Partner)
    partner, custodian or trustee)

    _______________________________
    (Title)

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           EXHIBIT C TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT


                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                           SUBSCRIPTION REQUIREMENTS

      By executing the Subscription Agreement and Power of Attorney for Bromwell Financial Fund Limited Partnership (the "Fund"), each purchaser ("Purchaser") of Limited Partnership Interests (the "Units") in the Partnership irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Partnership's Offering Circular dated August
23, 1999, (the "Prospectus"). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the General Partner; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Star Financial Bank-Escrow Agent for Bromwell Financial Fund, LP". Purchaser is also delivering to the Selling Agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the Prospectus). Upon acceptance of Purchaser's Subscription Agreement and Power of Attorney and subject to the termination of the Escrow, if it is in effect at the time of the Escrow, Purchaser agrees to contribute Purchaser's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Partnership and Belmont Capital Management, Incorporated (the "General Partner") for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Limited Partnership Agreement.

      As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement, prior to subscribing for Units.

(b) All information that Purchaser has heretofore furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

*******************************************************************************
           EXHIBIT D TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST

                           SUBSCRIPTION INSTRUCTIONS

      Any person considering subscribing for Units should carefully read and review the Prospectus.

      The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership.

      A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

      FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

      Item 1      -     Enter the dollar amount (no cents) of the purchase.

      Items 2     -     Enter the Social Security Number or Taxpayer ID
Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

      The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

      Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

      Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number.

      Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

      Item 8      -     The investor(s) must execute the Subscription
Agreement and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

      Item 9      -     Registered Representative must complete.

The Selling Agent's copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Branch Office.

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934
                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

Belmont Capital Management, Inc.
General Partner                           ________________________________
5916 N. 300 West					Social Security Number or
P. O. Drawer C                            Taxpayer ID Number
Fremont, IN 46737

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Bromwell Financial Fund, Limited Partnership (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at $1000 per Unit as set forth in the Prospectus (the "Prospectus") of the Partnership dated August 23, 1999. I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Exhibit "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Star Financial Bank-Escrow Agent for Bromwell Financial Fund, LP" to be delivered by the Sales Agent to the Escrow Agent within 24 hours after receipt for deposit to the Escrow Account. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in escrow. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from escrow, if any. All subscriptions once submitted are irrevocable.

2. Representations and Warranties of Subscriber. I have received a copy of the Prospectus no less than five days prior to the effective date of my purchase. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements" contained in the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income.

3. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney have been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

5. Suitability and Acceptance of Risks. In addition to the suitability requirements set forth in Exhibit C, I represent and warrant to the General Partner and Selling Agent that (i) I have the capacity of understanding the fundamental aspects of the Partnership (or, if I do not have such fundamental understanding, I have so advised the Selling Agent of such fact); and, (ii) I understand the fundamental risks and possible financial hazards of an investment in the Partnership (disclosed in the Prospectus under "Risk Factors" identified on the face page, in the Summary, and described in the Prospectus at page 3), including, but not limited to, the lack of liquidity of my investment in the Partnership, the management and control by the General Partner, and the tax consequences of the investment.

                BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP

                   Units of Limited Partnership Interests

                Subscription Agreement and Power of Attorney

                              Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Bromwell Financial Fund, Limited Partnership (the "Partnership"), and by enclosing a check payable to "Star Financial State Bank-Escrow Agent for Bromwell Financial Fund, LP", hereby subscribes for the purchase of Units, at $1,000 per Unit.

The named investor further, by signature below, acknowledges receipt of the Prospectus of the Partnership dated August 23, 1999 no less than five (5) days prior to the acceptance of the subscription by the General Partner or the purchase of Units in the Partnership and that such Prospectus includes the Partnership's Limited Partnership Agreement, and the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1) Total $ Amount __________________ (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)

2)  Social Security Number  _____-___-_____
    Taxpayer ID #           _____-___-_____

Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust

Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP

3) Investor's Name _________________________________________________________

4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)

5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code

6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code

7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street (P.O. Box not acceptable)    City      State    Zip Code

SIGNATURE(S) - DO NOT SIGN WITHOUT FAMILIARIZING YOURSELF WITH THE INFORMATION IN THE PROSPECTUS, INCLUDING: (I) THE FUNDAMENTAL
RISKS AND FINANCIAL HAZARDS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING YOUR ENTIRE INVESTMENT; (II) THAT THE PARTNERSHIP IS THE FIRST CLIENT ACCOUNT TO TRADE IN THE BROMWELL FINANCIAL FUND PORTFOLIO; (III) THE PARTNERSHIP'S SUBSTANTIAL CHARGES; (IV) THE PARTNERSHIP'S HIGHLY LEVERAGED TRADING ACTIVITIES; (V) THE LACK OF LIQUIDITY OF THE UNITS; (VI) THE EXISTENCE OF ACTUAL AND POTENTIAL CONFLICTS OF INTEREST IN THE STRUCTURE AND OPERATION OF THE PARTNERSHIP; (VII) THAT UNITHOLDERS MAY NOT TAKE PART IN THE MANAGEMENT OF THE PARTNERSHIP; AND (VIII) THE TAX CONSEQUENCES OF THE PARTNERSHIP.

8)                          INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: __.

Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: __.

9)                    REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus and Amendment. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the NASD's Rules of Fair Practice.


   X__________________________________________________________
   Registered Representative Signature             Date

   X__________________________________________________________
   Office Manager Signature                        Date
   (if required by Selling Agent procedures)

10) REGISTERED REPRESENTATIVE
    Name:  Shira Del Pacult
    Address:  5916 N. 300 West
              Fremont, IN  46737
    Tel. Number:  (219) 833-1306

11) SELLING AGENT
    Name:  Futures Investment Company
    Address:  5916 N. 300 West
              Fremont, IN  46737
    Tel. Number:  (219) 833-1306

*******************************************************************************
           EXHIBIT F TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                     ANSBACHER INVESTMENT MANAGEMENT, INC.

      THIS AGREEMENT is made and entered as of this ____ day of ______________, 1999 between Bromwell Financial Fund, Limited Partnership, (the "Fund") and Ansbacher Investment Management, Inc., a New York corporation, (the "CTA").

                                  WITNESSETH:

      In consideration of the deposit by the Fund of equity to Vision
Limited Partnership (the "FCM") account number _________ (the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account, the parties hereto agree as follows:

1.     The Fund shall initially deposit in the Account with the FCM, U.S.
funds in the amount of _____________________ dollars ($_______).   Subsequent
deposits and accumulation of profits in the Account, less withdrawals and
losses, shall be subject to this Agreement.   At its sole discretion, the Fund
may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in
the Account.   CTA will have the sole authority to issue all necessary
instructions to effect trading with the FCM for the Account. All such transactions shall be for the account and risk of the Fund. During the term of this agreement, the Fund agrees that they will not place orders in the Account without prior written consent of the Adviser.

3. The CTA's services are not rendered exclusively for the Fund and CTA shall be free to render similar services to others. The General Partner may change the FCM for the account assigned to the CTA at anytime upon written direction to the FCM and the CTA and CTA agrees to effect the transfer and sign the forms necessary to complete such change.

4. The IB shall charge the Fund a fixed commission of 11% of the Net Equity in the account assigned to the CTA payable at the rate of 11/12% per month. This payment to the IB will be for all round turns, pit brokerage, exchange, NFA fees and other clearing expenses arising from the trades placed by the CTA in the account for domestic trades. This does not include delivery or other exchange for physicals or trades made on foreign exchanges or forward markets. Those costs will be at rates to be negotiated by the General Partner with the IB or other party, as the facts determine, and charged to the Fund.

5.     CTA will use its best efforts to obtain an equity run from the FCM
before the opening of business the next trading day.   Unless authorized in
writing by the General Partner, the CTA will use only the equity in the Account or Accounts assigned to the CTA by the General Partner for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The General Partner, upon written instruction to the FCM may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM. In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the General Partner to the FCM.

6. Fund agrees to execute, from time to time, the Acknowledgment of Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands the most recent copy of the CTA's Risk Disclosure Document.

7. The Fund agrees to execute the Advisers Managed Account Compensation Agreement authorizing the CTA to be paid its management fee from the Account. The CTA will be paid an annual management fee of one percent (1%) of the equity on deposit in the Account payable on the first of each month computed upon the equity on deposit on the last day of the preceding month. In addition, the CTA will be paid an incentive fee of twenty percent (20%), of the New Net Profit earned each quarter, which shall not be deducted from the Account, but will be paid upon submission of an invoice by the CTA to the General Partner of the Fund.

8. Fund and CTA agree that they have properly executed all the necessary account forms for opening the Account with the FCM; provided, however, any disputes will be submitted to arbitration only upon written agreement of the parties at the time such dispute arises and the terms of this Agreement will supersede any terms contained in any other agreement between the parties hereto and, in the event of any conflicts, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute will be resolved by a court of competent jurisdiction located in Chicago, Illinois.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Bromwell Financial Fund, Limited          Ansbacher Investment Management,
Partnership                               Inc.

By:  Belmont Capital Management, Inc.


_________________________________         _________________________________
Ms. Shira Del Pacult                      Max G. Ansbacher
President                                 President

*******************************************************************************
                                   FORM S-1

                                               Registration No. ____________

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(b) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus and this Amendment are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Article X, Section 10.4 (b) and (e).

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling Agreement or the Clearing Agreement.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

(a)   Exhibits.

Exhibit
Number   Description of Document

(1) - 01 Selling Agreement dated August 1, 1999 among the Partnership, the General Partner, and Futures Investment Company, the Selling Agent
(2)      None
(3) - 01 Articles of Incorporation of the General Partner
(3) - 02 By-Laws of the General Partner
(3) - 03 Board Resolution of General Partner to authorize formation of Delaware Limited Partnership
(3) - 04 Agreement of Limited Partnership of the Registrant dated
         August 1, 1999 (included as Exhibit A to the Prospectus)
(3) - 05 Certificate of Limited Partnership, Designation of Registered Agent, Certificate of Initial Capital filed with the Delaware Secretary of State, and Delaware Secretary of State acknowledgment of filing of Certificate of Limited Partnership
(4) - 01 Agreement of Limited Partnership of the Registrant dated
         August 1, 1999 (included as Exhibit A to the Prospectus)
(5) - 01 Opinion of The Scott Law Firm, P.A. relating to the legality of the Partnership Units.
(6)      Not Applicable
(7)      Not Applicable
(8) - 01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences.
(9)      None
(10) - 01 Form of Advisory Agreement between the Partnership and the Commodity Trading Advisor (included as Exhibit F to the Prospectus)
(10) - 02 Form of New Account Agreement between the Partnership and the Futures Commission Merchant
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).
(10) - 04 Escrow Agreement among Escrow Agent, Underwriter, and the Partnership. (included as Exhibit E to the Prospectus).
(10) - 05 Introducing Broker Clearing Agreement by and between Vision Limited Partnership as Futures Commission Merchant and Futures Investment Company as Introducing Broker
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants
(23) - 02 Consent of James Hepner, Certified Public Accountant
(23) - 03 Consent of The Scott Law Firm, P.A.
(23) - 04 Consent of Ansbacher Investment Management, Inc., Commodity Trading Advisor
(23) - 05 Consent of Futures Investment Company, as Selling Agent
(23) - 06 Consent of Futures Investment Company, as Introducing Broker
(23) - 07 Consent of Star Financial Bank, Angola, Indiana, Escrow Agent
(23) - 08 Consent of Vision Limited Partnership, Futures Commission Merchant
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital
(99) - 02 Representative's Agreement between Futures Investment Company and Shira Del Pacult

(b)   Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)   (1)   The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The General Partner has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*******************************************************************************
                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 23rd day of August, 1999, Ms. Shira Pacult, the individual general partner of the Registrant, signed this Registration Statement; and Belmont Capital Management, Inc., the corporate general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BELMONT CAPITAL MANAGEMENT, INC.      BROMWELL FINANCIAL FUND, L.P.
                                      BY BELMONT CAPITAL MANAGEMENT, INC.
                                      GENERAL PARTNER



By: /s/ Shira Del Pacult              By: /s/ Shira Del Pacult
    MS. SHIRA PACULT                  MS. SHIRA PACULT
    PRESIDENT                         PRESIDENT

                                      BROMWELL FINANCIAL FUND, L.P.
                                      BY MS. SHIRA PACULT
                                      GENERAL PARTNER



By: /s/ Shira Del Pacult              By: /s/ Shira Del Pacult
    MS. SHIRA PACULT                  MS. SHIRA PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of Belmont Capital Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.




/s/ Shira Del Pacult
MS. SHIRA PACULT
PRESIDENT

Date:  August 23, 1999


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Belmont Capital Management, Inc., General Partner of the Partnership)

*******************************************************************************